UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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HNI CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HNI CORPORATION
408 EAST SECOND STREET
MUSCATINE, IOWA 52761
563/272-7400

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2010 Annual Meeting of Shareholders (the "Meeting") of HNI Corporation (the "Corporation") will be held at the Holiday Inn, 2915 North Highway 61, Muscatine, Iowa, on Tuesday, May 11, 2010, beginning at 10:30 a.m. (Central Daylight Time), for the following purposes:

1.	To elect four Directors for terms of three years each or until their successors are elected and qualify;

2.	To approve the HNI Corporation 2007 Stock-Based Compensation Plan, as amended and restated;

3.	To approve the HNI Corporation Annual Incentive Plan (f/k/a HNI Corporation Executive Bonus Plan), as amended and restated;

4.	To approve the HNI Corporation Long-Term Performance Plan, as amended and restated;

5.	To ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Corporation's independent registered public accountant for the fiscal year ending January 1, 2011; and

6.	To transact any other business that may properly be brought before the Meeting or any adjournment or postponement of the meeting.

The holders of record of the Corporation's Common Stock, par value $1.00 per share, as of the close of business on March 12, 2010, are entitled to vote at the Meeting.

You are encouraged to attend the Meeting.

By Order of the Board of Directors,
Steven M. Bradford
Vice President, General Counsel and Secretary
March 26, 2010

YOUR VOTE IS VERY IMPORTANT.  PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

INFORMATION ABOUT VOTING	1
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 11, 2010	4
INFORMATION ABOUT PROPOSALS	4
PROPOSAL NO. 1 – ELECTION OF DIRECTORS	5
INFORMATION REGARDING THE BOARD	8
PROPOSAL NO. 2 – APPROVAL OF HNI CORPORATION 2007 STOCK-BASED COMPENSATION PLAN, AS AMENDED AND RESTATED	13
PROPOSAL NO. 3 – APPROVAL OF HNI CORPORATION ANNUAL INCENTIVE PLAN (f/k/a HNI CORPORATION EXECUTIVE BONUS PLAN), AS AMENDED AND RESTATED	18
PROPOSAL NO. 4 – APPROVAL OF HNI CORPORATION LONG-TERM PERFORMANCE PLAN, AS AMENDED AND RESTATED	20
PROPOSAL NO. 5 – RATIFICATION OF AUDIT COMMITTEE'S SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR FISCAL 2010	23
AUDIT COMMITTEE REPORT	23
FEES INCURRED FOR PRICEWATERHOUSECOOPERS LLP	24
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS	25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	26
CODE OF BUSINESS CONDUCT AND ETHICS	26
CORPORATE GOVERNANCE GUIDELINES	26
EXECUTIVE COMPENSATION	26
Compensation Discussion and Analysis	26
Compensation Committee Report	42
Summary Compensation Table for Fiscal 2009, Fiscal 2008 and Fiscal 2007	43
Grants of Plan-Based Awards for Fiscal 2009	44
Outstanding Equity Awards at Fiscal Year-End 2009	45
Option Exercises and Stock Vested for Fiscal 2009	47
Nonqualified Deferred Compensation for Fiscal 2009	47
Potential Payments Upon Termination or Change in Control	48
DIRECTOR COMPENSATION	50
SECURITY OWNERSHIP	52
EQUITY COMPENSATION PLAN INFORMATION	53
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	54
DEADLINE FOR SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS	54
OTHER MATTERS	55
Appendix A - HNI Corporation 2007 Stock-Based Compensation Plan, as amended and restated
Appendix B - HNI Corporation Annual Incentive Compensation Plan, as amended and restated
Appendix C - HNI Corporation Long-Term Performance Plan, as amended and restated

i

HNI Corporation
408 East Second Street
Muscatine, Iowa 52761

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 11, 2010

HNI Corporation (the "Corporation," "we," "our" or "us") is mailing this Proxy Statement, with the accompanying proxy card, to you on or about March 26, 2010 in connection with the solicitation of proxies by and on behalf of the Corporation's Board of Directors (the "Board" or "Directors") for the 2010 annual meeting of shareholders and any adjournment or postponement of that meeting (the "Meeting").  The Meeting will be held on Tuesday, May 11, 2010, beginning at 10:30 a.m., Central Daylight Time, at the Holiday Inn, 2915 North Highway 61, Muscatine, Iowa.

INFORMATION ABOUT VOTING

Who can attend and vote at the Meeting?

Shareholders of record as of the close of business on March 12, 2010 (the "Record Date") are entitled to attend and vote at the Meeting.  Each share of the Corporation's common stock, par value $1.00 per share ("Common Stock"), is entitled to one vote on all matters to be voted on at the Meeting and can be voted only if the shareholder of record is present to vote or is represented by proxy.  The proxy card provided with this Proxy Statement indicates the number of shares of Common Stock you own and are entitled to vote at the Meeting.

What constitutes a quorum at the Meeting?

The presence at the Meeting, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock ("Outstanding Shares") on the Record Date will constitute a quorum for purposes of the Meeting.  On the Record Date, there were 45,191,076 Outstanding Shares.  For purposes of determining whether a quorum exists, proxies received but marked "abstain" and so-called "broker non-votes" (described on the following page) will be counted as present.

How do I vote by proxy?

If you properly complete your proxy card and the Corporation's transfer agent, Wells Fargo Bank, N.A. ("Wells Fargo"), receives it in time to vote at the Meeting, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed.  No postage is required if your proxy card is mailed in the United States in the return envelope enclosed with this Proxy Statement.

If you sign, date and return the proxy card but do not specify how your shares are to be voted, then your proxy will vote your shares as follows:

•	"FOR" the election of the four nominees for Director named on page 5 of this Proxy Statement under "Proposal No. 1 – Election of Directors."
•
"FOR" the approval of the HNI Corporation 2007 Stock-Based Compensation Plan, as amended and restated, as described on page 13 of this Proxy Statement under "Proposal No. 2 – Approval of HNI Corporation 2007 Stock-Based Compensation Plan, as Amended and Restated."

•
"FOR" the approval of the HNI Corporation Annual Incentive (f/k/a HNI Corporation Executive Bonus Plan), as amended and restated, as described on page 18 of this Proxy Statement under "Proposal No. 3 – Approval of HNI Corporation Annual Incentive Plan (f/k/a HNI Corporation Executive Bonus Plan), as Amended and Restated."

•
"FOR" the approval of the HNI Corporation Long-Term Performance Plan, as amended and restated, as described on page 20 of this Proxy Statement under "Proposal No. 4 – Approval of HNI Corporation Long-Term Performance Plan, as Amended and Restated."

•
"FOR" the ratification of the Audit Committee's selection of PricewaterhouseCoopers LLP as the Corporation's independent registered public accountant for the fiscal year ending January 1, 2011, as described on page 23 of this Proxy Statement under "Proposal No. 5 – Ratification of Audit Committee's Selection of PricewaterhouseCoopers LLP as the Corporation's Independent Registered Public Accountant for Fiscal 2010."

•	In your proxy's discretion as to any other business which may properly come before the Meeting or any adjournment or postponement of the Meeting.

How do I vote if my shares of Common Stock are held through a broker, trustee or other nominee?

If your shares of Common Stock are held for you as the beneficial owner through a broker, trustee or other nominee (such as a bank) in "street name," rather than held directly in your name, you will need to instruct your broker, trustee or other nominee how to vote your shares.  Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Meeting unless you obtain a "legal proxy" from the broker, trustee or other nominee that holds your shares, giving you the right to vote the shares at the Meeting.  Your broker, trustee or other nominee has enclosed with this Proxy Statement, or will provide upon request, voting instructions for you to use in directing the broker, trustee or other nominee how to vote your shares.

What discretion does my broker, trustee or other nominee have to vote my shares of Common Stock held in "street name"?

A broker, trustee or other nominee holding your shares of Common Stock in "street name" must vote those shares according to specific instructions it receives from you.  New York Stock Exchange ("NYSE") rules determine the proposals ("Non-Routine Proposals") on which brokers may not vote without specific instructions from you.  If a Non-Routine Proposal comes to a vote at the Meeting, your shares will not be voted on that Non-Routine Proposal, giving rise to what is called a "broker non-vote."  Shares represented by broker non-votes will be counted for purposes of determining the existence of a quorum.

At the Meeting, your broker, trustee or other nominee may vote your shares in its discretion only with respect to Proposal No. 5.  Proposals No. 1, 2, 3 and 4 are Non-Routine Proposals for which your broker, trustee or other nominee may not vote your shares in its discretion and requires your instruction.

Can I change or revoke my vote after I return my proxy card?

Yes.  You may change your vote at any time before your proxy is voted at the Meeting.  To change your vote, you may:

•	Deliver to the Corporation's Corporate Secretary a written notice revoking your earlier vote;
•	Deliver to the Corporation's transfer agent, if you are the shareholder of record, a properly completed and signed proxy card with a later date;
•	Deliver to your broker, trustee or other nominee, if your shares are held in "street name," a properly completed and signed proxy card with a later date; or
•	Vote in person at the Meeting.

Your attendance alone at the Meeting will not revoke a previously delivered proxy.  If you choose any of the above methods to change your vote, you must take the described action no later than the beginning of the Meeting.  Once voting is completed at the Meeting, you will not be able to revoke your proxy or change your vote.  Unless your proxy is so revoked or changed, the shares of Common Stock represented by your proxy received by the Corporation's transfer agent will be voted at the Meeting and at any adjournment or postponement of the Meeting.

How do I vote my shares in the Corporation's retirement plan?

If you participate in the Corporation's retirement plan, the proxy card you receive will also include Common Stock allocated to your account.  Properly completed and signed proxy cards will serve to instruct the plan trustee on how to vote any shares allocated to your account and a portion of all shares as to which no instructions have been received (the "undirected shares") from plan participants.  The proportion of the undirected shares to which your instructions will apply will be equal to the proportion of the shares to which the trustee receives instructions represented by your shares.

How is the Corporation soliciting proxies?

The Corporation bears the cost of preparing, assembling and mailing the proxy material related to the solicitation of proxies by and on behalf of the Board for the Meeting.  In addition to the use of the mails, certain of the Corporation's officers may, without additional compensation, solicit proxies in person, by telephone or through other means of communication.  The Corporation has retained Georgeson Inc. to assist in the solicitation of proxies for a fee of approximately $13,000, plus reimbursement of expenses.  This assistance will include requesting brokerage houses, custodians, nominees and fiduciaries to forward proxy solicitation materials to those persons for whom they hold shares.  The Corporation will bear the cost of this solicitation.

How will my vote get counted?

Wells Fargo, the Corporation's transfer agent, will use an automated system to tabulate the votes and will serve as the Inspector of Election.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within the Corporation or to third parties, except:  (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate a successful proxy solicitation.  Occasionally, shareholders provide written comments on their proxy cards, which are then forwarded to the Corporation's management.

How do I get to the Meeting location?

The Meeting is being held at the Holiday Inn, 2915 North Highway 61, Muscatine, Iowa.  If driving to the Meeting from the Quad City International Airport, from the main exit traffic light go straight onto I-74 to I-280, turn right (cloverleaf) onto I-280 West, drive approximately 10-12 miles crossing the Mississippi River Bridge, take the second exit in Iowa (Exit 6 – Muscatine), at the traffic light turn left (west) onto Highway 61 South, continue approximately 22 miles to Muscatine, Holiday Inn is on the right.  If driving to the Meeting on I-80, take Exit 271 (Highway 38 South), drive approximately 12 miles to Highway 61, turn left (east) at the traffic light, Holiday Inn is one block on the left.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards.  For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares in "street name."  If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card.  Please complete, sign, date and return each proxy card and voting instruction card you receive.

The Securities and Exchange Commission (the "SEC") has adopted rules that allow us to deliver a single annual report and/or proxy statement to any household at which two or more shareholders reside, whom the Corporation believes to be members of the same family.  If you wish to participate in this program and receive only one copy of future annual reports and/or proxy statements, please write to the Corporation's transfer agent at Wells Fargo Bank, N.A., Attention:  Wells Fargo Shareowner Services, 160 N. Concord Exchange, South St.

Paul, Minnesota 55075-1139.  If a broker, trustee or other nominee holds your shares of Common Stock in "street name" and you wish to participate in the program, please write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.  Your consent to receive only one copy of the annual report and/or proxy statement will remain in effect until the Corporation's transfer agent or Broadridge receives a written revocation notice from you, in which case the Corporation will begin sending individual copies within thirty days thereof.  The Corporation will continue to separately mail a proxy card for each registered shareholder account.  The Corporation will promptly deliver separate copies of its annual report and/or proxy statement upon request.  Shareholders may request such separate copies by writing to the Corporate Secretary at HNI Corporation, 408 East Second Street, Muscatine, Iowa 52761 or calling the Corporation's Assistant Corporate Secretary at 563/272-7590.

Did the Corporation utilize the SEC's notice and access proxy rules for delivery of the voting materials this year?

No.  The Corporation delivered its voting materials in the same manner as it has in the past.  However, many shareholders have previously consented to receive electronic delivery of the proxy statement and annual report and therefore did not receive hard copies of these materials.

Where can I find the voting results of the Meeting?

The Corporation intends to announce preliminary voting results at the Meeting and will publish final results on a Current Report on Form 8-K, which will be filed with the SEC within four business days after the Meeting and available on our website.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 11, 2010

The 2010 Proxy Statement and annual report to security holders are available at www.hnicorp.com.

The Corporation provides its annual reports, notices to shareholders of the annual meetings and proxy statements over the Internet.  If you wish to give your consent to access such documents in the future over the Internet, please check the box in the CONSENT section on your proxy card.  These documents will be available on or about March 26, 2010, on the Corporation's website at www.hnicorp.com, under "Investor Information—Annual & Quarterly Reports" and "Investor Information—Proxy Report."  Once you give your consent, it will remain in effect until you notify the Corporation you wish to resume mail delivery of the annual reports and proxy statements.  Even though you give your consent, you still have the right at any time to request copies of these documents at no charge by writing to the Corporate Secretary at HNI Corporation, 408 East Second Street, Muscatine, Iowa 52761 or calling the Corporation's Assistant Corporate Secretary at 563/272-7590.

INFORMATION ABOUT PROPOSALS

Why is the Corporation asking shareholders to approve the HNI Corporation 2007 Stock-Based Compensation Plan, HNI Corporation Annual Incentive Plan and HNI Corporation Long-Term Performance Plan, each as amended and restated?

The Corporation recently reviewed all of its compensation plans including the HNI Corporation 2007 Stock-Based Compensation Plan (the "2007 Compensation Plan"), HNI Corporation Annual Incentive Plan (the "Incentive Plan") and HNI Corporation Long-Term Performance Plan (the "Performance Plan") (collectively, the "Plans").  The purpose of the review was to update the plans to enhance compliance with current regulations, add consistency by and among the plans, increase plan flexibility and facilitate administration of the plans by management, the Board and the Human Resources and Compensation Committee of the Board (the "Compensation Committee").  As a part of this review, the Corporation made several changes to the Plans including revising performance measures, changing annual award limitations and changing the number of shares reserved for full-value awards (e.g., restricted stock, restricted stock units, deferred share units, performance share awards, stock grant awards (i.e., bonus stock) and dividend equivalent awards).  A few of these changes, including the ones noted above, specifically require shareholder approval.  Rather than asking shareholders to specifically approve only those changes requiring shareholder approval, the Board believes it is better corporate governance and more efficient to simply ask shareholders to approve each of the Plans, as amended and restated.

In addition, the Corporation seeks to maximize the tax deductibility of all components of executive compensation.  With respect to the Incentive Plan and the Performance Plan,

shareholders must approve the material terms of the performance measures set forth in these plans at least every five years to comply with the "performance-based" compensation exception to Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code").  Section 162(m) limits the ability of public companies to deduct compensation in excess of $1,000,000 paid annually to the chief executive officer and the three other most highly compensated executive officers, not including the chief financial officer (the "162(m) Employees"), unless such compensation is "performance-based."  One of the principal qualifications of performance-based compensation is shareholder approval of the material terms of the performance measures used to establish such compensation.  With shareholder approval of the material terms of these performance measures every five years, the portion of any award under the Incentive Plan linked to financial performance of the Corporation or any operating unit and any award under the Performance Plan meet Section 162(m)'s definition of "performance-based" compensation and are not considered in determining the $1,000,000 limit.  Shareholders last approved the material terms of the performance measures in the Incentive Plan and the Performance Plan in 2005.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

The By-laws of HNI Corporation (the "By-laws") provide for twelve Directors and the Board currently consists of twelve Directors.  Eleven of the twelve Directors are independent Directors as further discussed on page 8 of this Proxy Statement under "Information Regarding the Board – Director Independence."  Stan A. Askren, Chairman, President and Chief Executive Officer, is the only Director currently employed by the Corporation and is not independent under the NYSE listing standards pertaining to director independence or the Corporation's categorical independence standards for Directors (the "Categorical Standards").

The Board is divided into three classes.  One class is elected each year for a term of three years.  Four directors will be elected at the Meeting to serve for a three-year term expiring at the Corporation's 2013 annual meeting of shareholders.

Director Nominations

The Board has adopted guidelines for identifying and evaluating candidates for Director.  Under those guidelines, the Public Policy and Corporate Governance Committee (the "Governance Committee") takes into account a number of factors when identifying potential nominees, including:  possession of the desired skills, experience and abilities identified by the Governance Committee; ability to communicate ideas and contribute to Board deliberations; independence from management; diversity; judgment, skill, integrity and reputation; existing commitments to other businesses; potential conflicts of interest with other pursuits; and legal restraints.  Although the Corporation has no specific policy on diversity, the guidelines broadly define diversity to include factors such as age, race, gender, education, ethnicity, career experience and personality; understanding of and experiences in manufacturing, technology, finance and marketing; and international experience and culture.  The Governance Committee reviews these factors and others considered useful by the Governance Committee, in context of an assessment of the perceived needs of the Board from time to time.  The Governance Committee may use a variety of means to identify potential nominees, including recommendations from the Chairman, Directors or others associated with the Corporation.  The Governance Committee may also retain third-party search firms to identify potential nominees based on the Corporation's established criteria for director candidates discussed above.  The Governance Committee screens the potential candidates and eventually recommends suitable candidates to the Board for nomination.

The Governance Committee will consider candidates for Director recommended by shareholders by applying the criteria for candidates described above and considering the following additional information.  Shareholders wishing to recommend a candidate for nomination as Director for inclusion in the Corporation's proxy statement for the 2011 annual meeting should write to the Corporation's Corporate Secretary before October 1, 2010, and include the following information:  a statement the writer is a shareholder and is recommending a candidate for Director; the name of and contact information for the candidate; a statement of the candidate's business and educational experience; information about each of the factors listed above, sufficient to enable the Governance Committee to evaluate the candidate; a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Corporation; detailed information about any relationship or understanding between the writer or any other shareholder and the candidate; a statement whether such person, if elected, intends to tender, promptly following such person's election or re-election, an irrevocable resignation effective 90 days after the date of certification of election results if the person fails to receive the required vote for re-election at the next meeting at which such person would face re-election; and a statement the candidate is willing to be considered and will serve as a Director if nominated and elected.

The Corporation does not have any minimum qualifications for Directors; however, Directors should possess the highest personal and professional integrity and ethics and be willing and able to devote the required time to the Corporation.  The Board believes it should be comprised of Directors with varied and complimentary backgrounds, which together build the overall strength of the Board.

Nominees for Election

The Board is nominating for election at the Meeting Mary H. Bell, James R. Jenkins, Dennis J. Martin and Abbie J. Smith, each for a term of three years (collectively, the "Nominees").  The Nominees elected as Directors at the Meeting will hold office for the three-year term or until their respective successors are elected and qualify, subject to their prior death, resignation or removal.

Ms. Bell, Ms. Smith and Messrs. Jenkins and Martin were most recently elected as Directors at the 2007 annual meeting of shareholders.  Below is biographical information about each of the Nominees as well as the particular experience, qualifications, attributes and/or skills of each Nominee which led the Board to conclude the Nominee should serve as a Director in light of the Corporation's business and structure.  In addition, each Nominee must possess the highest personal and professional integrity and ethics and a willingness and ability to devote the required time to the Corporation.  For a detailed description of the Corporation's business and structure, please see Item 1 of Part I of the Corporation's 2009 Annual Report on Form 10-K filed with the SEC on February 26, 2010.

Mary H. Bell, age 49, has been a Director of the Corporation since 2006.  Ms. Bell has been Vice President, Building Construction Products Division of Caterpillar Inc., the world's leading manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines, since 2007.  Previously, from 2004 to 2007, she was a Vice President of Caterpillar Inc. and Chairman and President of Caterpillar Logistics Services, Inc., a wholly owned subsidiary of Caterpillar Inc.  Ms. Bell brings to the Board considerable logistics, manufacturing and dealer channel expertise and general management experience.

James R. Jenkins, age 64, has been a Director of the Corporation since 2005.  Mr. Jenkins has been the Senior Vice President and General Counsel of Deere & Company (John Deere), the world's leading manufacturer of agricultural and forestry equipment and a major manufacturer of equipment for use in construction and lawn and turf care, since 2000.  Mr. Jenkins brings to the Board significant legal and board governance expertise and experience.  He also serves as a director of various non-profit organizations.

Dennis J. Martin, age 59, has been a Director of the Corporation since 2000.  Mr. Martin has been an independent business consultant since 2005.  Previously, from 2001 to 2005, he was the Chairman, President and Chief Executive Officer of General Binding Corporation, a manufacturer and marketer of binding and laminating office equipment.  Mr. Martin is a director of Coleman Cable, Inc. and Federal Signal Corporation.  From 2004 to 2005, he served as a director of A. O. Smith Corporation.  Mr. Martin brings to the Board chief executive officer experience, considerable sales, marketing and operations expertise in office products and diversified industrial manufacturing companies and is considered a lean business expert.  Mr. Martin serves on public company audit, compensation and finance committees.

Abbie J. Smith, age 56, has been a Director of the Corporation since 2000.  Ms. Smith has been a Chaired Professor of The University of Chicago Booth School of Business, a national leader in higher education and research, since 1999.  She is a director of DFA Investment Dimensions Group, Inc., Dimensional Investment Group Inc. and Ryder System, Inc.  Ms. Smith is also a trustee of The UBS Funds (Chicago), UBS Relations Trust and UBS SMA Relationship Trust.  Ms. Smith brings to the Board extensive financial expertise.  Although she doesn't currently serve on the Corporation's Audit Committee, she qualifies as an "audit committee financial expert."  Ms. Smith has served on public company and mutual fund complex audit, performance, finance and nominating committees.

We have no reason to believe any of the Nominees listed above will be unavailable to serve if elected.  However, if any one of them becomes unavailable, the persons named as proxies in the accompanying proxy card have discretionary authority to vote for a substitute chosen by the Board.  Any vacancies not filled at the Meeting may be filled by the Board.

Incumbent Directors

Below is biographical information about each of the incumbent Directors as well as the particular experience, qualifications, attributes and/or skills of each Director which led the Board to conclude the Director should serve as a Director in light of the Corporation's business and structure.  In addition, each Director must possess the highest personal and professional integrity and ethics and a willingness and ability to devote the required time to the Corporation.  For a detailed description of the Corporation's business and structure, please see Item 1 of Part I of the Corporation's 2009 Annual Report on Form 10-K filed with the SEC on February 26, 2010.

Ms. Francis and Messrs. Calado, Porcellato and Stern comprise a class of Directors whose terms will expire at the Corporation's 2011 annual meeting of shareholders.

Miguel M. Calado, age 54, has been a Director of the Corporation since 2004.  Mr. Calado has been a Director and the Chief Financial Officer of Hovione SA, an international fine chemicals company with manufacturing facilities and offices in the United States, Europe and Asia, since 2006.  He has also been an advising partner of The Trion Group, a strategic management consulting group based in Dallas, Texas, since 2006 and President of GAMCAL, LLC, an investment company, since 2006.  Previously, from 1998 to 2005, Mr. Calado was the Executive Vice President and President, International of Dean Foods Company, a processor and distributor of dairy, soy and specialty foods.  He also serves as a member of the Advisory Board for the Business School of Catholic University of Portugal.  Mr. Calado brings to the Board extensive international, general management and financial expertise in several large, packaged and consumer goods public companies.  He also qualifies as an "audit committee financial expert."

Cheryl A. Francis, age 56, has been a Director of the Corporation since 1999.  Ms. Francis has been an independent business and financial advisor since 2000 and the Co-Chairman of the Corporate Leadership Center, a not-for-profit organization focused on developing tomorrow's business leaders since 2008.  Previously, from 2002 to 2008, she was the Vice Chairman of the Corporate Leadership Center.  Ms. Francis is a director of Hewitt Associates Inc. and Morningstar, Inc.  Ms. Francis brings to the Board chief financial officer experience at a public company and substantial financial and board governance expertise.  Ms. Francis serves on public company audit, compensation, finance and governance committees.  Although she doesn't currently serve on the Corporation's Audit Committee, she qualifies as an "audit committee financial expert."

Larry B. Porcellato, age 51, has been a Director of the Corporation since 2004.  Mr. Porcellato has been the Chief Executive Officer of The Homax Group, Inc., a leading specialty application consumer products supplier to the home care and repair markets, since January 2009.  Previously, from February 2007 to December 2008, he was an independent business consultant and, from 2002 to January 2007, he was the Chief Executive Officer of ICI Paints North America, a manufacturer and distributor of decorative coatings and a subsidiary of Imperial Chemical Industries PLC.  Mr. Porcellato is a director of OMNOVA Solutions, Inc. and serves on its audit committee.  Mr. Porcellato brings to the Board significant experience in finance and as a chief executive officer in the building products industry.

Brian E. Stern, age 62, has been a Director of the Corporation since 1998 and the Lead Director of the Board since May 2008.  Mr. Stern has been a director of Starboard Capital Partners, LLC, a financial sponsor that initiates, finances and partners with management and private equity investors in the acquisition of companies, since July 2007.  Previously, from 2004 to June 2007, he was the Senior Vice President, Xerox, Fuji Xerox Operations of Xerox Corporation, a developer, marketer, manufacturer, financier and servicer of document processing products and services.  Mr. Stern brings to the Board significant knowledge of the office products and office supplies industry and expertise in product development, sales and marketing.  He also has substantial experience with international operations, manufacturing, channels of distribution and general management.  Mr. Stern has served on other public companies' governance committees.

Messrs. Askren, Christensen and Waters comprise a class of Directors whose terms will expire at the Corporation's 2012 annual meeting of shareholders.

Stan A. Askren, age 49, has been a Director of the Corporation since 2003.  Mr. Askren has also been the Chairman and Chief Executive Officer of the Corporation since 2004 and the President of the Corporation since 2003.  He is a director of Armstrong World Industries, Inc. and serves on its audit committee.  Mr. Askren brings to the Board extensive experience and knowledge of the Corporation's business, operations and culture and experience on another public company board.  He has worked for the Corporation for 18 years.  Mr. Askren was vice president of marketing, an executive vice president and president of the Corporation's hearth products operating segment.  He also worked in the Corporation's office furniture operating segment as a group vice president of The HON Company and president of Allsteel Inc., two of the Corporation's office furniture subsidiaries.  Mr. Askren has served as the vice president of human resources and an executive vice president of the Corporation.

Gary M. Christensen, age 66, has been a Director of the Corporation since 2000.  Mr. Christensen served as the Lead Director of the Board from 2005 to May 2008.  He has been active with Wind Point Partners in private equity investment since 2002.  From 2005 to 2009, Mr. Christensen served as a director of United Subcontractors Inc. Building Products.  Mr.

Christensen brings to the Board chief executive officer experience and significant knowledge of the building products industry.  He also has substantial sales, marketing and manufacturing experience at several large public companies and is considered a lean business expert.  Mr. Christensen has served on public companies' audit and compensation committees.

Ronald V. Waters, III, age 58, has been a Director of the Corporation since 2002.  Mr. Waters has been a Director and the President and Chief Executive Officer of LoJack Corporation, a premier worldwide marketer of wireless tracking and recovery systems for valuable mobile assets and a leader in global stolen vehicle recovery, since 2009 and, from 2007 to 2008, he was a Director and the President and Chief Operating Officer of LoJack Corporation.  Previously, from 2004 to 2006, Mr. Waters was the Chief Operating Officer of Wm. Wrigley Jr. Company, a leader in the confectionery industry and the world's largest manufacturer and marketer of gum.  He is a director of Fortune Brands, Inc. and serves on its audit and corporate responsibilities committees.  From 2006 to 2007, Mr. Waters served as a director of Sabre Holdings Corporation.  Mr. Waters brings to the Board chief executive officer experience and significant international, finance, law and information technology expertise at several large public companies.  He previously served as partner of a large public accounting firm, has extensive outside audit experience and qualifies as an "audit committee financial expert."  Mr. Waters has served on public companies' audit and corporate responsibilities committees.

Departing Director

John A. Halbrook is not standing for re-election.  His term as a Director will expire after the Board meeting on May 11, 2010.  The Board intends to amend the By-laws to reduce the number of Directors from 12 to 11 effective after the May 11, 2010 Board meeting.

Required Vote

Election of the Nominees as Directors requires the affirmative vote of the holders of a majority of the Outstanding Shares voted at the Meeting.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES AS DIRECTORS.

INFORMATION REGARDING THE BOARD

Director Independence

In addition to complying with NYSE listing standards pertaining to director independence, the Corporation adopted the Categorical Standards, which are attached as Exhibit A to the HNI Corporation Corporate Governance Guidelines (the "Governance Guidelines") and available on the Corporation's website at www.hnicorp.com, under "Corporate Governance – Governance Guidelines."  Under the Categorical Standards, the following relationships will not, in and of themselves, be considered material relationships, unless otherwise expressly provided for with respect to a particular interest or relationship, under the NYSE listing standards:  (1) contributions or payments (including the provision of goods and services) by the Corporation to a charitable organization (including a foundation), a university or other not-for-profit organization in which a Director or a Director's immediate family member is a director, trustee, officer or employee, unless the contribution or payment (excluding matching gifts) was:  (A) made to an entity for which the Director or the Director's spouse currently serves as a director, trustee or officer and he or she served in such position at the time of the contribution or payment; (B) made within the three fiscal years preceding the date of any determination; and (C) in an amount exceeding the greater of $1,000,000 or two percent of the charitable organization's aggregate annual charitable receipts during the organization's last completed fiscal year prior to the date of the contribution or payment; and (2) other business relationships between a Director or a Director's immediate family member and the Corporation, such as a purchase by the Corporation of products or services, including consulting, legal or financial advisory services, unless:  (A) the Director or the Director's spouse is a partner, officer or 10 percent owner of a company or firm providing such products or services, and he or she held such position at any time within the 12 months preceding the date of any determination; (B) the products or services were provided within the three fiscal years preceding the date of any determination; and (C) the products or services provided during any 12-month period were in an aggregate amount exceeding the greater of $1,000,000 or one percent of such company's or firm's consolidated gross revenues for its last completed fiscal year.  The Categorical Standards in clause (2) above do not include business relationships with the Corporation's internal or external auditors that are covered by the criteria set forth above and the NYSE listing standards.

Under the Governance Guidelines, at least three-fourths of the Directors must meet the NYSE listing standards pertaining to director independence and the Categorical Standards.  The Board has determined (1) each of the current non-management Directors, including Miguel M. Calado, Gary M. Christensen, Cheryl A. Francis, John A. Halbrook, Larry B. Porcellato, Brian E. Stern and Ronald V. Waters, III (each of whom are current members of the Board), Mary H. Bell, James R. Jenkins, Dennis J. Martin and Abbie J. Smith (each of whom are current members of the Board standing for re-election), Joseph E. Scalzo (former member of the Board who resigned in November 2009) and (2) each of the current members of the Audit Committee, the Compensation Committee and the Governance Committee, has no material relationship with the Corporation (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Corporation) and is independent under the NYSE listing standards and the Categorical Standards.

Mr. Askren does not meet such independence standards because he is the Chairman, President and Chief Executive Officer of the Corporation.

Board Committees

The Board has three standing committees, the Audit Committee, the Compensation Committee and the Governance Committee.  The Governance Committee fulfills the role of a nominating committee.  Each committee operates under a written charter, which has been approved by the Board.  The Board reviews each committee charter at least annually.  Current copies of the committees' charters can be found on the Corporation's website at www.hnicorp.com, under "Corporate Governance – Committee Charters."  Shareholders may request a paper copy of the Board's committees' charters by writing to the Corporate Secretary at HNI Corporation, 408 East Second Street, Muscatine, Iowa 52761.  During the Corporation's fiscal year ended January 2, 2010 ("Fiscal 2009"), each Director attended all of the meetings for the committees on which such Director served, except Mr. Scalzo did not attend three committee meetings.

Audit Committee.  The Audit Committee consists of three independent Directors:  Miguel M. Calado, Chairperson, James R. Jenkins and Ronald V. Waters, III.  The Board has determined each Audit Committee member is "independent" as independence for audit committee members is defined by the NYSE listing standards pertaining to director independence, in applicable SEC rules and under the Categorical Standards.  The Board has determined all members of the Audit Committee are financially literate pursuant to the NYSE listing standards.  The Board has also determined Messrs. Calado and Waters are each an "audit committee financial expert," as defined by Item 407(d)(5) of Regulation S-K.  In accordance with the Audit Committee Charter, none of the Audit Committee members serve simultaneously on audit committees of more than three public companies.  The Audit Committee met eight times during Fiscal 2009.  The Audit Committee appoints the Corporation's independent registered public accountant and reviews the independent registered public accountant's performance, independence, fees and audit plans.  The Audit Committee also reviews the annual and quarterly financial statements; internal audit staffing, plans and reports; nonaudit services provided by the independent registered public accountant; the Corporation's insurance coverage; and any other financial matters as directed by the Board.

Human Resources and Compensation Committee.  The Compensation Committee is comprised of Abbie J. Smith, Chairperson, Cheryl A. Francis, John A. Halbrook and Brian E. Stern.  Each member of the Compensation Committee is an independent director as that term is defined by the NYSE listing standards pertaining to director independence and under the Categorical Standards.  In addition, each member qualifies as (1) an "outside director" for purposes of Section 162(m) and (2) a"non-employee director" for purposes of SEC Rule 16b-3.  The Compensation Committee met five times during Fiscal 2009.  The Compensation Committee reviews executive compensation, executive succession planning, benefit programs for all members (i.e., employees), management's recommendations on election of officers and human resources development and oversees evaluation of the Chief Executive Officer (the "CEO") by the Board.

Public Policy and Corporate Governance Committee.  The Governance Committee consists of Dennis J. Martin, Chairperson, Mary H. Bell, Gary M. Christensen and Larry B. Porcellato.  Each member of the Governance Committee is an independent director as that term is defined by the NYSE listing standards pertaining to director independence and under the Categorical Standards.  The Governance Committee met five times during Fiscal 2009.  The Governance Committee serves as the nominating committee and identifies individuals qualified to serve as Directors of the Corporation consistent with criteria approved by the Board; recommends director nominees to the Board for the next annual meeting of shareholders; develops and recommends to the Board corporate governance principles applicable to the Corporation; and oversees the Corporation's finance policy, capital structure and evaluation of the Board and the Corporation by the Directors.

Processes and Procedures for the Consideration and Determination of Director Compensation by Governance Committee

The Governance Committee is responsible for annually reviewing the compensation paid to Directors for service on the Board and for recommending changes to such compensation to the Board, if appropriate.  The Board is responsible for approving Director compensation annually based on recommendations of the Governance Committee.  Neither the Governance Committee nor the Board delegates its authority with respect to setting Director compensation to any other person or group.  However, the Corporation's management may, at the request of the Governance Committee, assist the Governance Committee in its annual review of Director compensation, which may include recommending changes to such compensation.  Although it has not done so recently, the Governance Committee has authority to retain and terminate any consultant to assist in the evaluation of the compensation and benefits for Directors and to approve the consultant's fees and other retention terms.

Processes and Procedures for the Consideration and Determination of Executive Compensation by Compensation Committee

The Compensation Committee is responsible for developing and implementing the Corporation's compensation policies and programs for the Chairman and CEO and other senior executives as further discussed throughout the Compensation Discussion and Analysis (the "CD&A") which begins on page 26 of this Proxy Statement.  With regard to senior executives, other than the Chairman and CEO, the Compensation Committee reviews and considers management's recommendation, assesses the compensation of such senior executives and approves compensation and benefit levels (1) consistent with the Corporation's compensation philosophy and (2) necessary to attract and retain senior executives.  This includes determining the following, without the need for approval or ratification by the Board:

•	Total compensation, including base salaries, and benefit levels for senior executives who report to the Chairman, President and CEO;
•	Annual Incentive Plan and Performance Plan participants, targets and aggregate award levels; and
•	Participants and awards under the HNI Corporation Supplemental Income Plan (f/k/a HNI Corporation ERISA Supplemental Retirement Plan) (the "SIP"), other than the CEO.

For all senior executives, including the Chairman and CEO, the Compensation Committee recommends stock option or other equity compensation awards under the 2007 Compensation Plan to the Board for approval.  The Compensation Committee also reviews and approves the base salaries for other executive officers of the Corporation who are subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") and who do not report directly to the Chairman, President and CEO.

With regard to the Chairman and CEO, at least annually the Compensation Committee:

•
Reviews and recommends to the Board (1) corporate goals and objectives relevant to Chairman and CEO compensation and (2) compensation and benefits for the Chairman and CEO, including Incentive Plan, Performance Plan and SIP awards and stock option or other equity compensation awards under the 2007 Compensation Plan;

•
Evaluates the Chairman and CEO's performance in light of such goals and objectives and, together with other independent Directors, approves the Chairman and CEO's compensation and benefits based on this evaluation and the Compensation Committee's recommendation;

•	Reviews the Chairman and CEO's performance evaluation form;
•	Issues the Chairman and CEO performance evaluation form to all independent Directors;
•	Compiles and reviews the Chairman and CEO performance evaluation results;
•	Reviews the Chairman and CEO performance evaluation results with the Board for additional comment; and
•	Chairperson of Compensation Committee reviews the Board's evaluation results of the CEO's performance with the Chairman and CEO.

In determining the long-term incentive component of Chairman and CEO compensation, the Compensation Committee, together with the other independent Directors, considers the Corporation's performance and relative shareholder return, the value of similar incentive awards granted to chairmen and chief executive officers at comparable companies and the awards granted to the Corporation's Chairman and CEO in past years.  Until February 2010, the Compensation Committee used the Compensation Analysis (as described under "Annual Incentive Compensation" on page 29 of this Proxy Statement) to evaluate the competitiveness of the long-term incentive component of the Chairman and CEO's compensation.  Beginning in February 2010, the Compensation Committee used an analysis prepared by Frederic W. Cook & Co., Inc., ("Frederic W. Cook"), a national compensation consulting firm, in connection with the Compensation Committee's and the Board's review of the Chairman and CEO's compensation as further described below under "Role of Compensation Consultants."

Neither the Compensation Committee nor the Board delegates its authority with respect to determining executive compensation to any other person or group.  However, the Corporation's management does assist the Compensation Committee in its review and determination of executive compensation, which may include recommending changes to such compensation.

Role of Compensation Consultants.  The Compensation Committee's Charter provides the Compensation Committee shall have sole authority to (1) retain any outside compensation consultants who offer advice on compensation levels and benefits for the Chairman and CEO or other senior executives and (2) approve the consultant's fees and other retention terms.  Any other consulting services by such compensation consultants must be approved in advance by the Compensation Committee Chairperson.

In the fourth quarter of the Corporation's fiscal year ended January 3, 2009 ("Fiscal 2008"), and the first quarter of Fiscal 2009, the Compensation Committee retained Semler Brossy Consulting Group, LLC ("Semler"), a national compensation consulting firm, for an executive compensation project involving executive retention.  Semler noted potential issues with the Corporation's executive retention policies and practices for consideration by the Compensation Committee.  Based in part on the issues identified by Semler, the Compensation Committee recommended to the Board for approval (1) time-based restricted stock unit, or RSU, awards under the 2007 Compensation Plan instead of Performance Plan awards and (2) a greater proportion of the long-term incentive compensation awards in the form of RSUs as opposed to stock options.  For additional information regarding the decision by the Compensation Committee to recommend and the Board to grant RSU awards instead of Performance Plan awards, see "Long-Term Incentive Compensation" on page 34 of this Proxy Statement.  Semler did not provide any additional services to the Corporation or its affiliates in Fiscal 2008 or Fiscal 2009.

In the fourth quarter of Fiscal 2009 and the first quarter of the Corporation's fiscal year ending January 1, 2011 ("Fiscal 2010"), the Compensation Committee retained Frederic W. Cook in connection with an overall review of the compensation of the Corporation's Chairman and CEO.  As a part of the review, Frederic W. Cook collected and analyzed market information on several elements of total compensation for chairmen and chief executive officers, including base salary, annual incentive compensation and long-term incentive compensation.  Based in part on the findings and analysis of Frederic W. Cook, the Compensation Committee recommended to the Board for approval a change to annual base salary and long-term incentive compensation award target for the Corporation's Chairman and CEO.  For additional information regarding the decision by the Compensation Committee to recommend and the Board to change the Chairman and CEO's (1) annual base salary, see "Base Salary – Recent Salary Freezes/Reductions" on page 28 of this Proxy Statement and (2) long-term incentive compensation award target, see "Long-Term Incentive Compensation" on page 34 of this Proxy Statement.  Frederic W. Cook did not provide any additional services to the Corporation or its affiliates in Fiscal 2009 or Fiscal 2010 through the date of this Proxy Statement.

For additional details regarding the process and procedures followed by the Compensation Committee in establishing the Corporation's compensation policies and programs for the Chairman and CEO and other senior executives, see the Compensation Committee's Charter, which is posted on the Corporation's website at www.hnicorp.com, under "Corporate Governance – Committee Charters."

Board Leadership Structure

The Corporation's current board leadership structure consists of a combined chairman and chief executive officer position and eleven independent Directors, one of which has been designated as the Lead Director.

While certain of the conventional functions for the Chairman have been shared by all Directors, the Chairman position has traditionally been held by the Corporation's CEO.  The Board believes the combined role of Chairman and CEO promotes unified leadership and direction for the Corporation, which allows for a single, clear focus for management to execute the Corporation's strategy and business plans.  The Board believes this leadership structure has contributed to the long-term growth and financial success of the Corporation.

The Corporation has strong governance structures and processes in place to ensure the independence of its Board, eliminate conflicts of interest and prevent dominance of the Board by management.  All Directors, with the exception of the Chairman, are independent as defined under NYSE listing standards pertaining to director independence and the Categorical Standards, and all committees of the Board are made up entirely of independent Directors.  In addition, the Board and the Governance Committee have assembled a board comprised of strong and sophisticated Directors who are currently or have recently been leaders of major companies or institutions, are independent thinkers and have a wide range of expertise and skills.

In February 2005, the Board adopted Lead Director Guidelines and appointed a Lead Director at its May 2005 meeting from the ranks of the independent Directors.  The Lead Director's duties and responsibilities include:  (1) presiding at all meetings of the independent Directors; (2) communicating to the Chairman and CEO the substance of the discussions and consensus reached at the meetings of independent Directors; (3) encouraging the independent Directors and the Chairman and CEO to communicate with each other at any time and to act as principal liaison between the independent Directors and the Chairman and CEO on sensitive matters; (4) providing input to the Chairman and CEO on preparation of agendas for Board and committee meetings; (5) presiding at Board meetings when the Chairman and CEO is not in attendance; (6) acting as spokesperson for the Corporation in the event the Chairman and CEO is unable to act due to conflict of interest or incapacity; and (7) receiving and responding to communications from interested parties to the independent Directors.  Brian Stern has been the Lead Director since May 2008.  From May 2005 until May 2008, Gary Christensen served as the Corporation's Lead Director.

The Board regularly meets in executive session without the presence of management.  The Lead Director presides at these meetings and provides the Board's guidance and feedback to the Chairman and CEO and the Corporation's management team.  Further, the Board has complete access to the Corporation's management team.  At each Board and/or committee meeting, Directors receive valuable information and insight from management on matters impacting the Corporation as well as current and future issues.

Given the strong leadership of the Corporation's Chairman and CEO, the counterbalancing role of the Lead Director and a Board comprised of strong and independent Directors, the Board believes it is in the best long-term interests of the Corporation and its shareholders to maintain a combined role of Chairman and CEO.

Board's Role in Risk Oversight

The Board administers its risk oversight role primarily through its committee structure and the committees' regular reports to the Board at each quarterly Board meeting.  The Audit Committee meets frequently during the year (eight times in Fiscal 2009) and discusses with management, the Corporation's Vice President, Internal Audit, and the Corporation's independent registered public accountant:  (1) current business trends affecting the Corporation; (2) major risks facing the Corporation; (3) steps management has taken to monitor and control such risks; and (4) adequacy of internal controls that could significantly affect the Corporation's financial statements.  The Audit Committee also reviews the Corporation's enterprise risk management process for identification of and response to major risks.  The Audit Committee Chairperson provides the Board with a report concerning its risk oversight activities at each quarterly Board meeting.  In addition, the Compensation Committee conducted its first annual assessment of the Corporation's compensation programs in February 2010 to ensure the programs do not encourage excessive risk taking by members which could result in a material adverse impact on the Corporation.  The Compensation Committee Chairperson provides the Board with a report on compensation, including risk, annually.

Board Meetings

The Board held four regular meetings and no special meetings during Fiscal 2009.  All Directors attended 100 percent of the total number of meetings of the Board.

In accordance with the NYSE listing standards regarding corporate governance, the Corporation's non-management Directors meet at regularly scheduled executive sessions without management present.  Mr. Stern, Lead Director, presides at these executive sessions.  The Corporation's non-management Directors met four times during Fiscal 2009.

Director Attendance at Annual Meetings of Shareholders

All Directors are encouraged to attend annual meetings of shareholders when possible.  Directors may attend either in person or by telephone.  Last year each Director attended the 2009 annual meeting of shareholders in person.

Shareholder Communications with the Board

Shareholders and interested parties may communicate with the Lead Director, the Chairperson of the Governance Committee and the Vice President, General Counsel and Secretary, or with the Corporation's non-management Directors as a group, by sending an email to "BoardOfDirectors@hnicorp.com" or by writing to Lead Director, Chairperson of the Governance Committee, Vice President, General Counsel and Secretary or Non-Management Directors at HNI Corporation, 408 East Second Street, Muscatine, Iowa 52761, Attention:  Corporate Secretary.  All communications received will be opened by the office of the Corporate Secretary for the sole purpose of determining whether the contents are a message to the Directors.  Any communications not in the nature of advertising or promotions of a product or service will be promptly forwarded to the appropriate party.

PROPOSAL NO. 2 –APPROVAL OF HNI CORPORATION 2007 STOCK-BASED
COMPENSATION PLAN, AS AMENDED AND RESTATED

General

On February 17, 2010, the Board approved the amendment and restatement of the 2007 Compensation Plan.  The 2007 Compensation Plan was previously approved by shareholders on May 8, 2007.  The 2007 Compensation Plan is designed to promote the long-term financial success of the Corporation and to increase shareholder value by enabling the Corporation to recruit and retain quality members and to further align the interests of members with the interests of the Corporation's shareholders.  The amendment and restatement of the 2007 Compensation Plan is subject to the approval of the Corporation's shareholders, which requires the affirmative vote of the holders of a majority of the Outstanding Shares voted at the Meeting.

The 2007 Compensation Plan permits the Corporation to issue to its members, and to members of its subsidiaries, including executive officers, stock-based compensation awards in the form of non-statutory stock options, stock appreciation rights, restricted stock, RSUs, deferred share units, performance share awards, stock grant awards (i.e., bonus stock) and dividend equivalent awards.

Summary of the 2007 Compensation Plan

The following is a summary of the 2007 Compensation Plan which is qualified in its entirety by reference to the full text of the 2007 Compensation Plan, as amended and restated.  A copy of the full text of the 2007 Compensation Plan, as amended and restated, is included as Appendix A to the Proxy Statement filed electronically with the SEC on March 26, 2010, a copy of which is available on the Corporation's website at www.hnicorp.com, under "Investor Information—Proxy Report."

Purpose. The 2007 Compensation Plan aids the Corporation in recruiting and retaining members capable of assuring the future success of the Corporation.  Awards under the 2007 Compensation Plan and opportunities for stock ownership in the Corporation provide incentives to participants to exert their best efforts for the success of the Corporation, thereby aligning their interests with those of the Corporation's shareholders.

Administration.  A committee (the "Committee") consisting of two or more non-employee Directors, designated by the Board, administers the 2007 Compensation Plan.  Subject to the terms of the 2007 Compensation Plan, the Committee has the power to determine, among other things, eligibility, the types and sizes of awards, the price and timing of awards, the terms and conditions of awards, any applicable vesting requirements or restrictions and the acceleration or waiver of any such vesting requirements or restrictions.  The Committee also has the authority to interpret the 2007 Compensation Plan and to prescribe, interpret and revoke rules and regulations relating to the 2007 Compensation Plan.

Eligibility.  The Committee determines which members of the Corporation or its subsidiaries are eligible to participate in the 2007 Compensation Plan.  Currently, 74 persons, including 162(m) Employees, are eligible to participate in the 2007 Compensation Plan.

Shares Authorized. The Board has reserved 5,000,000 shares of Common Stock for issuance under the 2007 Compensation Plan.  Shares that are subject to awards that terminate, lapse or are cancelled or forfeited will be available again for grant under the 2007 Compensation Plan.

Certain Limitations.  No more than 2,000,000 shares of Common Stock are available under the 2007 Compensation Plan for issuance as full-value awards (e.g., restricted stock, restricted stock units, deferred share units, performance share awards, stock grant awards and dividend equivalent awards).  The current version of the 2007 Compensation Plan (prior to amendment and restatement) reserves 1,000,000 shares for issuance as full-value awards.  As the Corporation has issued 933,580 shares as full-value awards through the date of this Proxy Statement, after shareholder approval of the 2007 Compensation Plan, as amended and restated, there will be a total of 1,066,420 shares available for full-value awards.  Shares subject to any such awards that terminate, lapse or are cancelled or forfeited will again be available for issuance as full-value awards.  In addition, no participant may be granted awards under the 2007 Compensation Plan for more than 500,000 shares of Common Stock in the aggregate in any calendar year.

Types of Awards.  The 2007 Compensation Plan authorizes the following types of awards:

•
Stock Options.  The 2007 Compensation Plan authorizes grants of stock options to purchase shares of Common Stock.  All stock options granted under the 2007 Compensation Plan are "non-statutory stock options," meaning they are not intended to qualify as "incentive stock options" under the Code.  The stock options provide for the right to purchase shares of Common Stock at a specified price and become exercisable after the grant date pursuant to the terms established by the Committee.  The per share option exercise price may not be less than 100 percent of the fair market value of a share of Common Stock on the grant date.

•
Stock Appreciation Rights.  Under the 2007 Compensation Plan, the Committee may grant stock appreciation rights ("SARs").  SARs confer on the holder a right to receive upon exercise the excess of the fair market value of one share of Common Stock on the date of exercise, over the grant price of the SAR, which may not be less than 100 percent of the fair market value of a share of Common Stock on the grant date.

•
Restricted Stock and Restricted Stock Units.  The 2007 Compensation Plan authorizes awards of restricted stock and RSUs, to be subject to any restrictions the Committee may impose, such as satisfaction of performance measures or a performance period, or restrictions on the right to vote or receive dividends.  The minimum vesting period of such awards subject solely to satisfaction of a performance measure is one year from the grant date.  The minimum vesting period of such awards subject solely to satisfaction of a performance period is three years from the grant date.

•
Deferred Share Units.  The Committee may grant awards of deferred share units, subject to a deferral period of not less than one year.  The deferred share units also may be subject to such restrictions as the Committee may impose, such as satisfaction of performance measures or a performance period.  The minimum vesting period of deferred share units subject solely to satisfaction of a performance measure is one year from the grant date.  The minimum vesting period of deferred share units subject solely to satisfaction of a performance period is three years from the grant date.  No shares of Common Stock are issued at the time deferred share units are granted.  Rather, the shares are issued and delivered upon expiration of the applicable deferral period.

•
Performance Share Awards.  Pursuant to the 2007 Compensation Plan, the Committee may grant performance share awards.  Each performance share constitutes a right, contingent upon the attainment of certain performance measures within a performance period, to receive a share of Common Stock or the fair market value of such performance share in cash.  Prior to the settlement of a performance share award, the holder of such award has no rights as a shareholder with respect to the shares of Common Stock subject to the award.  Performance shares are generally subject to forfeiture if the specified performance measures are not attained.  The minimum performance period for any performance share award is one year from the date of grant.

•	Stock Grant Awards. The 2007 Compensation Plan also authorizes grants of unrestricted shares of Common Stock. Such awards may be subject to any terms and conditions the Committee may determine.

•
Dividend Equivalent Awards.  The Committee may grant dividend equivalent awards on previously granted awards of restricted stock, RSUs, performance share awards, deferred share units or stock grant awards.  Such dividend equivalent awards entitle the recipient to receive payment in cash, shares of Common Stock or other property as determined by the Committee based on the amount of any cash dividends paid by the Corporation to holders of shares of Common Stock.

All awards are subject to the terms of the 2007 Compensation Plan and any other terms and conditions as the Committee may deem appropriate.

Non-transferability.  In general, awards under the 2007 Compensation Plan may not be transferred except upon death, by will or the laws of descent and distribution or pursuant to a transfer to a family member expressly permitted by the Committee.

Adjustment for Certain Corporate Changes. In the event of a stock split, stock dividend, recapitalization, reorganization, merger or other similar event, which affects shares such that an adjustment is required to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2007 Compensation Plan, the Committee shall, in such manner as it may deem equitable, make appropriate adjustments to the number of shares of Common Stock available for grant, the number of shares of Common Stock covered by outstanding awards or other terms as the Committee deems necessary or appropriate.

Change in Control.  The 2007 Compensation Plan provides, in the event of a change in control involving the Corporation, all awards granted under the 2007 Compensation Plan will become vested and exercisable in full.   Alternatively, the Committee may require each award to be surrendered and redeemed for its cash equivalent.

Amendment.  The Board may amend the 2007 Compensation Plan at any time, except the Board may not amend the 2007 Compensation Plan to increase materially the benefits to participants under the 2007 Compensation Plan without shareholder approval.  In addition, the Board may not make any amendment impairing an outstanding award under the 2007 Compensation Plan.

Term.  The term of the 2007 Compensation Plan commenced on May 8, 2007, when the shareholders originally approved it, and expires on May 7, 2017, unless earlier terminated by the Board.

Effect of Termination of Employment.  The 2007 Compensation Plan authorizes the Committee to determine, at the time of the grant of any award, all terms relating to the exercise, cancellation, forfeiture or other disposition of such award upon a participant's termination of employment.  However, in the event of a termination of employment by reason of death or disability, each award granted under the 2007 Compensation Plan will become fully exercisable and vested.  In addition, in the event of termination of employment due to retirement, each grant of stock options and SARs under the 2007 Compensation Plan will become fully exercisable and vested.

Plan Benefits.  Although the Corporation anticipates awards will be made to members following shareholder approval during the remaining term of the 2007 Compensation Plan, no specific determinations have been made regarding the timing, size or terms of individual awards at this time.  All members of the Corporation and its subsidiaries, including executive officers, may be eligible for awards under the 2007 Compensation Plan as determined by the Committee.  The timing, size, terms and recipients of such awards are determined from time to time by the Board in its discretion.

The dollar value and number of stock options and RSUs granted in Fiscal 2009 under the 2007 Compensation Plan to each of the Corporation's Chairman, President and CEO, Vice President and Chief Financial Officer (the "CFO") and three other most highly compensated executives (collectively, the "Named Executive Officers") are reflected in the table titled "Grants of Plan-Based Awards for Fiscal 2009" on page 44 of this Proxy Statement.  In addition, each of the Named Executive Officers, in Fiscal 2009, received benefits under the SIP, which are distributed as stock grant awards under the 2007 Compensation Plan.  The value of each stock grant award, including the number of underlying shares, for each of the Named Executive Officers for Fiscal 2009 is set forth in the table below.

Name and Position	Dollar Value ($)	Number of Units (#)
Stan A. Askren Chairman, President and Chief Executive Officer, HNI Corporation	147,177	11,365
Kurt A. Tjaden Vice President and Chief Financial Officer, HNI Corporation	0	0
Bradley D. Determan Executive Vice President, HNI Corporation President, Hearth & Home Technologies Inc.	14,180	1,095
Jerald K. Dittmer Executive Vice President, HNI Corporation President, The HON Company	48,368	3,735
Marco V. Molinari Executive Vice President, HNI Corporation President, HNI International Inc.	47,021	3,631

The tables below set forth the aggregate dollar value of and number of units comprising all awards in Fiscal 2009 under the 2007 Compensation Plan for the groups identified.  As noted above for the Named Executive Officers, the stock grant awards are issued as payment of benefits due under the SIP.  The executive group consists of all current executive officers, including the Named Executive Officers.  The non-executive officer employee group consists of all members who received awards under the 2007 Compensation Plan in Fiscal 2009, but are not executive officers.

Executive Group
Type of Award	Dollar Value ($)	Number of Units (#)
Stock Options	827,353	327,017
RSUs	2,669,244	340,465
Stock Grant Award	299,273	23,110
Total	3,795,870	690,592

Non-Executive Officer Employee Group
Type of Award	Dollar Value ($)	Number of Units (#)
Stock Options	431,914	170,717
RSUs	2,808,092	358,175
Stock Grant Award	154,001	11,892
Total	3,394,007	540,784

Non-employee Directors are not eligible to participate in the 2007 Compensation Plan.

Summary of Key Changes to the 2007 Compensation Plan

Key changes to the 2007 Compensation Plan, which are reflected in the summary above, include:

•
increase in the number of shares reserved for full-value awards from 1,000,000 to 2,000,000 (after shareholder approval, there will be a total of 1,066,420 shares available for full-value awards as the Corporation previously issued 933,580 such shares);

•	increase the annual share award limit per participant from 250,000 to 500,000 shares;
•	addition of automatic vesting of stock options and SARs in the event of retirement;
•	provision of discretion to the CEO to waive the vesting requirements with respect to any award, except for awards to the CEO for which the Committee has discretion to waive the vesting requirements;
•	clarification that the Committee may base the vesting of any award on the financial performance of the Corporation or one of the Corporation's subsidiaries or operating units;
•
addition of minimum vesting periods for awards of restricted stock, RSUs and deferred share units depending on whether such awards are subject to satisfaction of a performance measure or a performance period;

•	addition of a minimum performance period for all performance share awards;
•	addition of a provision specifying a dividend equivalent award on a performance share award shall only be settled or paid when the underlying performance share award is settled or paid; and
•	addition of a provision addressing the establishment of performance measures for 162(m) Employees.

Federal Income Tax Consequences

The following is a brief overview of the U.S. federal income tax consequences generally arising with respect to awards under the 2007 Compensation Plan.  This summary is not intended to be exhaustive, is subject to change and does not describe state or local tax consequences or consequences of other applicable tax laws.

Tax Consequences to Participants.  The tax consequences to the participants depend on the type of award granted under the 2007 Compensation Plan.

•
Stock Options.  In general:  (1) no income will be recognized by the participant at the time a stock option is granted; (2) at the time of exercise of a stock option, ordinary income will be recognized by the participant in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are unrestricted on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

•
Stock Appreciation Rights.  No income will be recognized by a participant in connection with the grant of SARs.  When the SAR is exercised, the participant normally will be required to include as ordinary income in the year of exercise an amount equal to the amount of cash and the fair market value of any unrestricted shares received pursuant to the exercise.

•       Restricted Stock and Restricted Stock Units.  A participant receiving restricted stock or RSUs will not recognize ordinary income at the time of grant unless the participant makes an election to be taxed at such time.  If such election is not made, the participant will recognize ordinary income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the stock at such time over the amount, if any, paid for the stock or units.  In addition, a participant receiving dividends with respect to restricted stock or RSUs for which the above-described election has not been made and prior to the time the restrictions lapse will recognize ordinary income, rather than dividend income, in an amount equal to the dividends paid.  To date, the Corporation has not issued any dividend equivalent awards with respect to restricted stock and RSUs.  Upon disposition of such stock, any appreciation (or depreciation) in the value of the stock after the date the restrictions lapse will be taxed as either short-term or long-term capital gain (or loss) depending on the holding period.  If a participant properly makes an election to be taxed at the time the restricted stock or RSU is granted, the participant will recognize ordinary income on the date of grant equal to the excess of the fair market value of the stock or RSU at such time over the amount, if any, paid for such stock.  The participant will not recognize any income at the time the restrictions lapse.  Upon disposition of such stock, any appreciation (or depreciation) in the value of the stock after the date the restricted stock or RSU was granted will be taxed as either short-term or long-term capital gain (or loss) depending on the holding period.

•
Deferred Share Units.  A participant receiving a deferred share unit will recognize ordinary income in the year the participant receives shares in an amount equal to the value of the deferred shares at that time less any consideration paid by the participant.  Upon disposition of such shares, any appreciation (or depreciation) in the value of the shares after the date of the delivery of the deferred shares will be taxed as either short-term or long-term capital gain (or loss) depending on the holding period.

•
Performance Share Awards.  A participant receiving a performance share award will not recognize taxable income upon the grant of such award.  Upon the settlement of the award, the participant will recognize ordinary income in an amount equal to the fair market value of any shares delivered and any cash paid by the Corporation.  Upon disposition of such shares, any appreciation (or depreciation) in the value of the shares after the date of the settlement of the award will be taxed as either short-term or long-term capital gain (or loss) depending on the holding period.

•
Stock Grant Awards.  A participant receiving a stock grant award will recognize taxable income at the time the stock is awarded in an amount equal to the then fair market value of such stock less the amount, if any, paid for such shares.  Upon disposition of such stock, any appreciation (or depreciation) in the value of the stock after the date the participant received the stock will be taxed as either short-term or long-term capital gain (or loss) depending on the holding period.

•	Dividend Equivalent Awards. If an award also includes a dividend equivalent award, a participant will recognize ordinary income when the participant receives payment of the dividend equivalents.

Tax Consequences to the Corporation. To the extent a participant recognizes ordinary income in the circumstances described above, the Corporation or the subsidiary for which the member performs services will be entitled to a corresponding deduction if, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by Section 162(m).

Required Vote

Approval of the 2007 Compensation Plan as amended and restated requires the affirmative vote of the holders of a majority of the Outstanding Shares voted at the Meeting.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF HNI CORPORATION 2007 STOCK-BASED COMPENSATION PLAN, AS AMENDED AND RESTATED.

PROPOSAL NO. 3 –APPROVAL OF HNI CORPORATION ANNUAL INCENTIVE PLAN
(f/k/a HNI CORPORATION EXECUTIVE BONUS PLAN), AS AMENDED AND RESTATED

General

On February 17, 2010, the Board approved the amendment and restatement of the Incentive Plan.  Portions of the Incentive Plan were previously approved by shareholders on May 3, 2005.  The Incentive Plan provides for performance-based compensation payable in cash and/or Common Stock.  The Incentive Plan is designed to promote the long-term financial success of the Corporation and to increase shareholder value by enabling the Corporation to recruit and retain quality members and to further align the interests of members with the interests of the Corporation's shareholders.  The amendment and restatement of the Incentive Plan is subject to the approval of the Corporation's shareholders, which requires the affirmative vote of the holders of a majority of the Outstanding Shares voted at the Meeting.

As noted above, shareholder approval of the Incentive Plan is necessary for the Corporation to meet the requirements for tax deductibility under Section 162(m).  Section 162(m) limits the annual federal tax deduction for 162(m) Employees to $1,000,000.  Certain performance-based compensation is excluded from this limitation.  The Incentive Plan has been designed to comply with requirements of Section 162(m) with respect to 162(m) Employees.  The Incentive Plan also benefits members who are not 162(m) Employees.

Summary of the Incentive Plan

The following is a summary of the Incentive Plan which is qualified in its entirety by reference to the full text of the Incentive Plan, as amended and restated.  A copy of the full text of the Incentive Plan, as amended and restated, is included as Appendix B to the Proxy Statement filed electronically with the SEC on March 26, 2010, a copy of which is available on the Corporation's website at www.hnicorp.com, under "Investor Information—Proxy Report."

Purpose.  The Incentive Plan aids the Corporation in recruiting and retaining members capable of assuring the future success of the Corporation.  The purpose of the Incentive Plan is to encourage a consistently high standard of excellence and continued employment by certain designated key executives and members of the Corporation and its subsidiaries.

Administration.  The Incentive Plan is administered by the Board, which may from time to time delegate all or any part of its authority under the Incentive Plan to the Committee or management.  All decisions with respect to 162(m) Employees are made by the Committee.  In particular, the Committee has the exclusive authority to:  (1) establish performance measures for all 162(m) Employees; (2) determine and certify the achievement of the performance measures for all 162(m) Employees; and (3) make any other discretionary decisions affecting 162(m) Employees.

Eligibility.  Participation in the Incentive Plan is limited to members of the Corporation and its subsidiaries who are designated by the Board to receive benefits under the Incentive Plan.  Currently, 99 persons, including 162(m) Employees, are eligible to participate in the Incentive Plan.

Target Performance Awards. Each participant is granted a target performance award at the beginning of a performance period, as determined by the Board or the Committee.  The target performance award is expressed as a percentage of the participant's base pay at the time the award is granted.  The actual award payable to a participant at the end of a performance period (i.e., the earned performance award) is determined by multiplying the percentage achievement of the applicable performance measure by the target performance award.  In no event will a participant's award for a performance period exceed $3,000,000.

Performance Measures.  Performance measures are goals established for a performance period.  Performance measures are based on the level of performance for the operating unit, division or other business unit of an operating unit or individual performance for a participant for a performance period.  A performance period is one fiscal year of the Corporation or such other period as may be determined by the Board or the Committee.

In the case of a participant who is a 162(m) Employee, all performance measures must be pre-established by the Committee, be objective and state, in terms of an objective formula or standard, the method for computing the amount of compensation payable if the performance measure is attained.

Performance measures may take into account such criteria as the Board determines to be appropriate.  In the case of a 162(m) Employee, the performance measure shall be based exclusively on one or more of the following financial measures:  (1) pre-tax profit or after-tax gross profit; (2) operating income; (3) operating profit; (4) earnings before interest, taxes, depreciation and amortization; (5) income before taxes; (6) net income; (7) revenue; (8) cash flow; (9) return on invested capital; (10) return on net assets; (11) pre-tax or after-tax profit margin;  (12) pre-tax or after-tax profit growth; (13) revenue growth; (14) stock price; and (15) economic profit.

In addition, performance goals may be established for participants on an individual basis to take into account such criteria as the Board determines to be appropriate.  In the case of a 162(m) Employee, the individual performance measure shall be based exclusively on one or more of the following:  (1) increasing customer or member satisfaction; (2) reducing member turnover; (3) improving safety record; (4) integrating and/or managing acquisitions; (5) increasing inventory turns; (6) increasing productivity of members, materials, manufacturing and/or logistics; (7) strengthening market position (market share); (8) enhancing culture and capabilities; (9) reducing operating costs; (10) building a best-cost lean enterprise; (11) improving cash flow and/or cash management; (12) developing a succession plan for key positions; (13) improving collaboration among corporate functions and operating units; (14) developing new products and product extensions; (15) improving the customer buying experience; (16) expanding distribution; (17) enhancing brand and image; (18) developing new market opportunities; (19) managing risk; and (20) enhancing corporate compliance.

Payment of Awards.  Participants will be paid on or before the first day of the Corporation's March fiscal month following the end of the performance period.  Payment of the earned performance award shall be in cash.  However, the Board or the Committee may require an award (or portion thereof) be paid in the form of shares as a stock grant award under the 2007 Compensation Plan:  (1) at the participant’s request, in the amount indicated by the participant, subject to the Board (or the Committee's) approval; or (2) in the amount of up to 50 percent of the award in the event the Board (or the Committee) determines, in its sole discretion, the participant's respective stock ownership level under the Corporation’s Executive Stock Ownership Guideline does not reflect appropriate progress toward such participant's five-year goal thereunder.

In general, a participant must be employed on the last day of a performance period in order to receive the value of such participant's earned performance award for that performance period.  There is an exception to this rule for participants who terminate employment during a performance period due to death, disability or retirement.  Under these circumstances, the participant is entitled to a prorated payment.

The Board may reduce the amount of, or completely eliminate, an amount otherwise payable to a participant for a performance period if the Board determines due to the participant's performance or behavior during or immediately following such performance period the participant should not be entitled to the payment.  Further, all amounts payable to the Corporation's CEO and CFO are subject to forfeiture as provided in Section 304 of the Sarbanes-Oxley Act of 2002.

Change in Control.  In the event of a change in control of the Corporation, prior to the effective date of such change in control, the Board will determine the value of each target performance award.  Each participant's target performance award will then become payable without proration prior to the effective date of the change in control.  If there is a change in control of a subsidiary or the sale of all or substantially all of the assets of an operating unit that is not a subsidiary, the value of each award to participants employed by such subsidiary or operating unit will be determined by the Board as of the date of the change in control or sale based on (1) the percentage of the performance measure completed as of the date of the change in control or sale, (2) the number of months of the performance period completed as of the date of the change in control or sale, (3) the actual purchase price of the subsidiary or operating unit and (4) such other factors as the Board deems relevant in light of the circumstances of the sale.

Amendment or Termination of the Incentive Plan.  The Board has the authority to interpret the Incentive Plan and to adopt, amend and rescind rules and regulations for implementing and administering the Incentive Plan.  The interpretation and construction by the Board of any provision of the Incentive Plan or any agreement are final and conclusive.  Shareholder approval of amendments to the Incentive Plan will be required to the extent required by applicable law or national securities exchange regulations, including the NYSE's listing standards.  If the Incentive Plan is terminated before the last day of the performance period, the earned performance award otherwise payable for such performance period will be prorated.

Plan Benefits.  Awards under the Incentive Plan will be based on the Corporation's future performance and are not presently determinable.  However, the dollar value of awards paid under the Incentive Plan for Fiscal 2009 to each of the Named Executive Officers are reflected in the Non-Equity Incentive Plan Compensation column and note 6 of the "Summary Compensation Table for Fiscal 2009, Fiscal 2008 and Fiscal 2007" on page 43 of this Proxy Statement.  The aggregate dollar value of awards paid under the Incentive Plan for Fiscal 2009 to all of the Corporation's current executive officers (including the Named Executive Officers) as a group was $3,091,521.  The aggregate dollar value of awards paid under the Incentive Plan for Fiscal 2009 to all of the Corporation's members as a group who received awards under the Incentive Plan, but are not executive officers, was $6,252,675.  Non-employee Directors are not eligible to participate in the Incentive Plan.

Summary of Key Changes

Key changes to the Performance Plan, which are reflected in the summary above, include:

•	change in the name of the Incentive Plan from the "HNI Corporation Executive Bonus Plan" to the "HNI Corporation Annual Incentive Plan;"
•
clarification that CEO discretion to waive the service requirement included in the definition of retirement for any award does not apply for awards to the CEO for which only the Committee has discretion to waive the service requirement;

•	increase in the annual award limit per participant from $2,000,000 to $3,000,000;
•	change from the average of the high/low price of a share of Common Stock to the closing price of a share of the Common Stock for any portion of an award paid in Common Stock;
•	clarification that the Committee may base the vesting of any award on the financial performance of the Corporation or one of the Corporation's subsidiaries or operating units;
•	clarification of the Board's ability to delegate authority under the Incentive Plan to the Committee and certain officers;
•	triggering of a partial payment in the event of a sale or change in control of a subsidiary or operating unit;
•	revision of the format of the Incentive Plan and the addition of a table of contents and definitions section;
•	change of the award payment date from February 15 to the first day of the Corporation's March fiscal month following the end of the performance period; and
•	revision of the definition of performance measure (f/k/a "Profit Achievement Factors" and "Personal Objective Achievement Factors").

Federal Income Tax Consequences

All awards under the Performance Plan will be considered compensation income to the participants, subject to federal income tax in the year they are paid, and deductible to the Corporation for federal income tax purposes to the extent they are considered reasonable compensation.

Required Vote

Approval of the Annual Incentive Plan as amended and restated requires the affirmative vote of the holders of a majority of the Outstanding Shares voted at the Meeting.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF HNI CORPORATION ANNUAL INCENTIVE PLAN (f/k/a HNI CORPORATION EXECUTIVE BONUS PLAN), AS AMENDED AND RESTATED.

PROPOSAL NO. 4 – APPROVAL OF HNI CORPORATION LONG-TERM PERFORMANCE PLAN,
AS AMENDED AND RESTATED

General

On February 17, 2010, the Board approved the amendment and restatement of the Performance Plan.  The Performance Plan was previously approved by shareholders on May 3, 2005.  The Performance Plan provides for performance-based compensation payable in cash and/or Common Stock.  The Performance Plan is designed to promote the long-term financial success of the Corporation and to increase shareholder value by enabling the Corporation to recruit and retain quality members and to further align the interests of members with the interests of the Corporation's shareholders.  The amendment and restatement of the Performance Plan is subject to the approval of the Corporation's shareholders, which requires the affirmative vote of the holders of a majority of the Outstanding Shares voted at the Meeting.

As noted above, shareholder approval of the Performance Plan is necessary for the Corporation to meet the requirements for tax deductibility under Section 162(m).  Section 162(m) limits the annual federal tax deduction for 162(m) Employees to $1,000,000.  Certain performance-based compensation is excluded from this limitation.  The Performance Plan has been designed to comply with requirements of Section 162(m) with respect to 162(m) Employees.  The Performance Plan also benefits members who are not 162(m) Employees.

Summary of the Performance Plan

The following is a summary of the Performance Plan which is qualified in its entirety by reference to the full text of the Performance Plan, as amended and restated.  A copy of the full text of the Performance Plan, as amended and restated, is included as Appendix C to the Proxy Statement filed electronically with the SEC on March 26, 2010, a copy of which is available on the Corporation's website at www.hnicorp.com, under "Investor Information—Proxy Report."

Purpose.  The Performance Plan aids the Corporation in recruiting and retaining members capable of assuring the future success of the Corporation.  The purpose of the Performance Plan is to promote the attainment of the Corporation's performance goals by providing incentive compensation for certain designated key executives and members of the Corporation and its subsidiaries.

Administration.  The Performance Plan is administered by the Board, which may from time to time delegate all or any part of its authority under the Performance Plan to the Committee or management.  All decisions with respect to 162(m) Employees are made by the Committee.  In particular, the Committee has the exclusive authority to:  (1) establish performance measures for all 162(m) Employees; (2) determine and certify the achievement of the performance measures for all 162(m) Employees; and (3) make any other discretionary decisions affecting 162(m) Employees.

Eligibility.  Participation in the Performance Plan is limited to members of the Corporation and its subsidiaries who are designated by the Board to receive benefits under the Performance Plan.  Currently, 74 persons, including 162(m) Employees, are eligible to participate in the Performance Plan.

Target Performance Awards. Each participant is granted a target performance award at the beginning of a performance period, as determined by the Board or the Committee.  The target performance award is expressed as a percentage of the participant's base pay at the time the award is granted.  The actual award payable to a participant at the end of a performance period (i.e., the earned performance award) is determined by multiplying the percentage achievement of the applicable performance measure by the target performance award.  In no event will a participant's award for a performance period exceed $5,000,000.

Other Awards.  The Committee may from time to time in its discretion grant awards under the Performance Plan conditioned on satisfaction of criteria other than a performance measure, such as remaining employed by the Corporation on a continuous basis through the end of a performance period.  Such awards would not meet the requirements for tax deductibility under Section 162(m) however.

Performance Measures.  Performance measures are goals established for a performance period.  Performance measures are based on the level of performance for the operating unit, division or other business unit of an operating unit for a performance period.  A performance period is a period of at least two consecutive fiscal years of the Corporation.

In the case of a participant who is a 162(m) Employee, all performance measures must be pre-established by the Committee, be objective and state, in terms of an objective formula or standard, the method for computing the amount of compensation payable if the performance measure is attained.

Performance measures may take into account such criteria as the Board determines to be appropriate.  In the case of a 162(m) Employee, the performance measure shall be based exclusively on one or more of the following financial measures:  (1) pre-tax profit or after-tax gross profit; (2) operating income; (3) operating profit; (4) earnings before interest, taxes, depreciation and amortization; (5) income before taxes; (6) net income; (7) revenue; (8) cash flow; (9) return on invested capital; (10) return on net assets; (11) pre-tax or after-tax profit margin;  (12) pre-tax or after-tax profit growth; (13) revenue growth; (14) stock price; and (15) economic profit.

Payment of Awards.  Participants will be paid on or before the first day of the Corporation's March fiscal month following the end of the performance period.  Payment of the earned performance award shall be in cash or as a stock grant award under the 2007 Compensation Plan, or some combination, as determined by the Board in its discretion.

In general, a participant must be employed on the last day of a performance period in order to receive the value of such participant's earned performance award for that performance period.  There is an exception to this rule for participants who terminate employment during a performance period due to death, disability or retirement.  Under these circumstances, the participant is entitled to a prorated payment.

The Board may reduce the amount of, or completely eliminate, an amount otherwise payable to a participant for a performance period if the Board determines due to the participant's performance or behavior during or immediately following such performance period the participant should not be entitled to the payment.  Further, all amounts payable to the Corporation's CEO and CFO are subject to forfeiture as provided in Section 304 of the Sarbanes-Oxley Act of 2002.

Change in Control.  In the event of a change in control of the Corporation, prior to the effective date of such change in control, the Board will determine the value of each target performance award.  Each participant's target performance award will then become payable without proration prior to the effective date of the change in control.  If there is a change in control of a subsidiary or the sale of all or substantially all of the assets of an operating unit that is not a subsidiary, the value of each award to participants employed by such subsidiary or operating unit will be determined by the Board as of the date of the change in control or sale based on (1) the percentage of the performance measure completed as of the date of the change in control or sale, (2) the number of months of the performance period completed as of the date of the change in control or sale, (3) the actual purchase price of the subsidiary or operating unit and (4) such other factors as the Board deems relevant in light of the circumstances of the sale.

Amendment or Termination of the Performance Plan.  The Board has the authority to interpret the Performance Plan and to adopt, amend and rescind rules and regulations for implementing and administering the Performance Plan.  The interpretation and construction by the Board of any provision of the Performance Plan or any agreement are final and conclusive.  Shareholder approval of amendments to the Performance Plan will be required to the extent required by applicable law or national securities exchange regulations, including the NYSE's listing standards.  If the Performance Plan is terminated before the last day of the performance period, the earned performance award otherwise payable for such performance period will be prorated.

Plan Benefits.  It is not presently possible to determine the amount of any awards that may be made in the future under the Performance Plan.  Although the Corporation anticipates awards will be made to members at some point in the future under the Performance Plan, no specific determinations have been made regarding the timing, size or terms of individual awards at this time.  The Corporation did not make any awards under the Performance Plan in 2009.

Summary of Key Changes

Key changes to the Performance Plan, which are reflected in the summary above, include:

•	increase in the annual award limit per participant from $3,000,000 to $5,000,000;
•
provision of discretion to the Board and the Committee regarding the form of payment of awards (all cash, all Common Stock or some combination) and the length of the performance period (minimum of 2 years);

•	provision of discretion to the Board and the Committee to grant time-based (e.g., awards cliff-vest three years from date of grant) as opposed to performance-based awards;
•	change from the average of the high/low price of a share of Common Stock to the closing price of a share of the Common Stock for any portion of an award paid in Common Stock;
•
clarification that participants receive the prorated portion of the earned performance award as opposed to the target performance award in the event of termination of employment during the performance period due to death, disability or retirement;

•
clarification that CEO discretion to waive the service requirement included in the definition of retirement for any award does not apply for awards to the CEO for which only the Committee has discretion to waive the service requirement;

•	deletion of language limiting the ability of the Board to amend the Performance Plan no later than March 15 each year;
•	change of the award payment date from February 15 to the first day of the Corporation's March fiscal month following the end of the performance period; and
•	revision of the definition of performance measure.

Federal Income Tax Consequences

All awards under the Performance Plan will be considered compensation income to the participants, subject to federal income tax in the year they are paid, and deductible to the Corporation for federal income tax purposes to the extent they are considered reasonable compensation.

Required Vote

Approval of the Performance Plan as amended and restated requires the affirmative vote of the holders of a majority of the Outstanding Shares voted at the Meeting.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF HNI CORPORATION LONG-TERM PERFORMANCE PLAN, AS AMENDED AND RESTATED.

PROPOSAL NO. 5 –– RATIFICATION OF AUDIT COMMITTEE'S SELECTION OF
PRICEWATERHOUSECOOPERS LLP AS THE CORPORATION'S
INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR FISCAL 2010

The Audit Committee has selected PricewaterhouseCoopers LLP as the Corporation's independent registered public accountant for Fiscal 2010.

The Board proposes the shareholders ratify the selection by the Audit Committee of PricewaterhouseCoopers LLP to serve as the Corporation's independent registered public accountant for Fiscal 2010.  The Audit Committee is directly responsible for the appointment of the independent registered public accountant.  Although shareholder ratification of the Audit Committee's selection of the independent registered public accountant is not required by the By-laws or otherwise, the Corporation is submitting the selection of PricewaterhouseCoopers LLP to its shareholders for ratification to permit shareholders to participate in this important decision.  If the shareholders fail to ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Corporation's independent registered public accountant for Fiscal 2010 at the Meeting, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent registered public accountant.  Representatives of PricewaterhouseCoopers LLP will be present at the Meeting, have an opportunity to make a statement if they so desire and be available to respond to appropriate questions.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF AUDIT COMMITTEE'S SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR FISCAL 2010.

AUDIT COMMITTEE REPORT

The Board has adopted a written charter for the Corporation's Audit Committee.  A current copy of the charter is available on the Corporation's website at www.hnicorp.com, under "Corporate Governance – Committee Charters."  The primary functions of the Audit Committee are set forth in its charter and on page 9 of this Proxy Statement under "Board Committees."

All members of the Audit Committee are independent as defined in Section 303A.02 of the NYSE Listed Company Manual, Exchange Act Rule 10A-3(b)(1) and the Categorical Standards.

Management has represented to the Audit Committee the Corporation's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP, the Corporation's independent registered public accountant.  Management has also represented it has assessed the effectiveness of the Corporation's internal control over financial reporting as of January 2, 2010, and has determined, as of that date, the Corporation maintained effective internal control over financial reporting.  The Audit Committee has reviewed and discussed with management and the Corporation's independent registered public accountant this assessment of internal control over financial reporting.  The Audit Committee has also discussed with the Corporation's independent registered public accountant its evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed any items required to be communicated to it by the Corporation's independent registered public accountant in accordance with regulations promulgated by the SEC and the Public Company Accounting Oversight Board, or PCAOB, including, without limitation, the matters required to be discussed by the statement on Auditing Standards, No. 61, as amended (AICPA, Professional Standards, Vol. 1., AU section 380), as adopted by the PCAOB in Rule 3200T.

The Audit Committee received and reviewed the written disclosures and the letter from the Corporation's independent registered public accountant required by applicable requirements of the PCAOB, regarding the Corporation's independent registered public accountant's communications with the Audit Committee concerning independence, and discussed with the Corporation's independent registered public accountant its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board the consolidated  financial statements referred to above be included in the Corporation's Annual Report on Form 10-K for the year ended January 2, 2010, for filing with the SEC.

AUDIT COMMITTEE
Miguel M. Calado, Chairperson
James R. Jenkins
Ronald V. Waters, III

FEES INCURRED FOR PRICEWATERHOUSECOOPERS LLP

The following table sets forth the aggregate fees billed to the Corporation for the audit and other services provided by PricewaterhouseCoopers LLP for Fiscal 2009 and for Fiscal 2008:

	Fiscal 2009	Fiscal 2008
Audit Fees (1)	$1,165,305	$1,148,504
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$1,165,305	$1,148,504

(1)
Audit fees represent fees for professional services provided in connection with the audit of the annual financial statements, review of quarterly financial statements and audit services provided in connection with other statutory and regulatory filings or engagements.

Pre-Approval of Fees

The Audit Committee may delegate to one or more members of the Audit Committee as it designates the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by the Corporation's independent registered public accountant and associated fees.  The delegated member or members must report any such pre-approvals of audit-related or non-audit related services and fees to the Audit Committee at its next scheduled meeting.  All of the fees incurred in Fiscal 2009 and Fiscal 2008 were approved by the Audit Committee.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The Corporation has adopted a written policy (the "Policy") for review of transactions between the Corporation (including the Corporation's subsidiaries) and its Directors, executive officers and other related persons.  The transactions subject to the Policy include any transaction, arrangement or relationship (including charitable contributions and including any series of similar transactions, arrangements or relationships) with the Corporation in which any Director, executive officer or other related person has a direct or indirect material interest except:

•	Transactions available to all members generally;
•	Transactions involving less than $100,000 when aggregated with all similar transactions;
•	Transactions involving compensation or indemnification of executive officers and Directors duly authorized by the appropriate Board committee;
•	Transactions involving reimbursement for routine expenses in accordance with Corporation policy; and
•	Purchases of any products on the same terms available to all members generally.

The Corporation's Office of the General Counsel (the "General Counsel") performs the initial review of all transactions subject to the Policy.  Factors to be considered by the General Counsel in reviewing the transaction include:

•
Whether the transaction is in conformity with the Corporation's Collective & Personal Integrity Manual (our code of business conduct and ethics), the Governance Guidelines, the By-laws and other related policies, including Outside Business Activities of Officers and Managers, Outside Directorships of Officers and Conflicts of Interest, and is in the best interests of the Corporation;

•	Whether the transaction would be in the ordinary course of the Corporation's business;
•	Whether the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party;
•	The disclosure standards set forth in Item 404 of Regulation S-K or any similar provision; and
•
Whether the transaction could call into question the status of any Director or Director nominee as an independent director under the NYSE listing standards pertaining to director independence and the Categorical Standards.

After reviewing the terms of the proposed transaction and taking into account the factors set forth above, the General Counsel will either:

•
Approve the transaction if it is to be entered into in the ordinary course of the Corporation's business, is for an aggregate amount of $120,000 or less and is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party;

•	Disallow the transaction if it is not in the best interests of the Corporation;
•	Recommend the Audit Committee review the transaction in advance; or
•	Allow the transaction, subject to ratification by the Audit Committee, but only if the interests of the Corporation will be best served by allowing the transaction to proceed.

At each regularly scheduled Audit Committee meeting, the General Counsel shall report each known transaction to be entered into by the Corporation and to be considered by the Audit Committee, including the proposed aggregate value of each transaction and any other relevant information.  After review, the Audit Committee shall approve, ratify or disallow each such transaction in accordance with the guidelines set forth above.

For purposes of the Policy, an "executive officer" is an executive officer of the Corporation subject to Section 16 of the Exchange Act.

For purposes of the Policy, a "related person" is:

•	An executive officer, Director or Director nominee of the Corporation;
•
A person who is an immediate family member (including a person's spouse, parents, stepparents, children, stepchildren, siblings, fathers- and mothers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than members) who share such person's home) of an executive officer, Director or Director nominee;

•	A shareholder owning in excess of 5 percent of the Corporation's voting securities (or its controlled affiliates), or an immediate family member of such 5 percent shareholder; or

•	An entity which is owned or controlled by a related person or an entity in which a related person has a substantial ownership interest.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March 2007, one of the Corporation's subsidiaries entered into a multi-year office furniture purchase agreement with Dean Foods Company ("Dean Foods"), pursuant to which Dean Foods purchased approximately $280,000 of office furniture in 2009.  Joseph E. Scalzo, a Director who resigned from the Board in November 2009, is the Chief Operating Officer of Dean Foods.  Mr. Scalzo was not involved with and did not have any material interest in this transaction.  The Corporation did not become aware of the related party implications of the agreement with Dean Foods until after the agreement was negotiated and signed.  At that time, the Corporation's General Counsel approved the transaction and informed the Audit Committee in accordance with the Policy.

CODE OF BUSINESS CONDUCT AND ETHICS

The Corporation maintains a Collective & Personal Integrity Manual (our code of business conduct and ethics) (the "Ethics Code") as part of its corporate compliance program.  The Ethics Code applies to all Directors and members, including the Corporation's principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.  The Ethics Code is available on the Corporation's website at www.hnicorp.com, under "Corporate Governance—Code of Conduct."  The Corporation intends to disclose amendments to or waivers of the Ethics Code granted to the individual executive officers listed above and the Directors on the Corporation's website within four business days of such amendment or waiver.  Shareholders may request a paper copy of the Ethics Code by writing to the Corporate Secretary at HNI Corporation, 408 East Second Street, Muscatine, Iowa 52761.

CORPORATE GOVERNANCE GUIDELINES

The Governance Guidelines are available on the Corporation's website at www.hnicorp.com, under "Corporate Governance—Governance Guidelines."  Shareholders may request a paper copy of the Governance Guidelines by writing to the Corporate Secretary at HNI Corporation, 408 East Second Street, Muscatine, Iowa 52761.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Objectives

Our executive compensation program has a pay-for-performance philosophy that aligns the interests of executives with those of our shareholders.  The program is designed to support annual and long-term business goals by rewarding our executives for their contributions to our performance and creation of long-term value for shareholders.

The objectives of our executive compensation program are to:

•	attract, motivate and retain highly qualified executives;
•	link total compensation to both individual performance and the performance of the Corporation or relevant operating unit or operating segment;
•	appropriately balance incentives for short-term and long-term performance; and
•	align executive and shareholder interests by including equity as a component of total compensation.

Elements of Compensation Program

Our executive compensation program includes three key elements:  (1) base salary; (2) short-term or annual incentive compensation under the Incentive Plan; and (3) long-term incentive compensation under the Performance Plan and the 2007 Compensation Plan.  We believe total compensation is the key factor in determining the level of compensation for our executives and, using the market compensation survey reports described below, we consider all three elements of executive compensation in determining the amounts for each individual element.

Our executive compensation strategy is to target total compensation, including base salary, short-term or annual incentive compensation and long-term incentive compensation, at approximately 100 percent of the market median.  Our compensation strategy emphasizes pay for performance by setting base salary targets at approximately 90 percent of the market median and allocating a greater portion of executive compensation to performance- and/or time-based incentive compensation programs.

Base Salary

Base salary is the basic element of our executive compensation program and the foundation for setting our target incentive compensation awards.  The Corporation's Compensation Committee together with the Corporation's other independent Directors, evaluates and approves the base salary of the Corporation's Chairman, President and CEO.  The Compensation Committee approves the base salary for the CFO, and the three other most highly compensated executives.

Criteria for Determining Base Salary.  We derive the base salary market median from the three market compensation survey reports discussed in further detail below.  As noted above, the Compensation Committee generally sets base salary targets at approximately 90 percent of the market median.  In most cases, the Compensation Committee sets base salary for an executive between 80 and 120 percent of the below-market base salary target resulting in a range of between 72 and 108 percent of the market median.  Based on individual circumstances, however, actual base salaries may be higher or lower.  For Fiscal 2009, the base salaries for each of the Named Executive Officers fell within the base salary range noted above.  The Compensation Committee uses the following factors in determining base salary, including when it considers setting base salary outside of the established base salary range:

•	the duties, complexities and responsibilities of the position;
•	salary levels of comparable positions both within and outside the Corporation which are based in part on the survey reports described below;
•	potential for advancement;
•	individual performance and competency; and
•	the length and nature of a Named Executive Officer's experience.

The Compensation Committee annually reviews base salaries paid to the Corporation's executives using the following commercially available, broad-based, comparative market compensation survey reports developed by independent professional organizations (collectively, the "Survey Reports"):

•	Towers Perrin Human Resources Services, Compensation Data Bank – Executive Compensation Database – Single Regression Report dated March 1, 2009;
•	Mercer Human Resource Consulting ("Mercer"), – US Mercer Benchmark Database – Executive Compensation Survey dated March 1, 2009; and
•	Watson Wyatt Data Services, – CompQuest Online – Survey Report on Top Management Compensation dated April 1, 2009.

The Survey Reports cover a more than 2,500 companies over a broad range of industries.

For purposes of the Compensation Committee's review, management provides information that combines and averages market data from the Survey Reports to balance data outliers and increase reliability.  No particular industry peer group is selected for competitive review because we compete for executives within industries other than the office furniture and hearth products industries.  The Compensation Committee believes the size of the business and scope of the executive officer's responsibility are the most important benchmarking factors for attracting and retaining executive officers.  In establishing appropriate compensation targets for our executives, management correlates business revenue and compensation across various industries to compare executives with responsibilities of similar size and scope.

Based on the factors identified above and the data derived from the Survey Reports, the Board, or the Compensation Committee, as the case may be, has typically increased the annual base salary for each of the Named Executive Officers at the Compensation Committee's annual review of each such officer's base salary.  The Compensation Committee normally conducts annual base salary reviews at the Board meeting prior to the anniversary date of each officer's appointment.  The Compensation Committee conducts the CEO's annual base salary review at the February Board meeting.

Recent Base Salary Freezes/Reductions.  As a result of the economic downturn and uncertainty in the office furniture and hearth products industries, the CEO requested he not be considered for a base salary increase at the February 2008 Board meeting and the Compensation Committee honored his request.  Due primarily to the severe worldwide recession which began in 2008 and continued into 2009 and the resulting financial performance of the Corporation, for Fiscal 2009 management recommended and the Compensation Committee (or the Board in the case of the CEO) approved a freeze in the annual base salaries of each of the Named Executive Officers.  In addition, on April 3, 2009, the CEO voluntarily requested and the Board approved a 10 percent reduction in his base salary effective May 1, 2009 until such time as the Board again reviews the CEO's annual base salary.

As noted above under "Processes and Procedures for the Consideration and Determination of Executive Compensation by Compensation Committee – Role of Compensation Consultants" on page 11 of this Proxy Statement, the Compensation Committee and the Board, having engaged Frederic W. Cook, conducted an overall review of the CEO's compensation, including base salary, which culminated at the February 2010 Board meeting.  Based on the review and the CEO's leadership and actions in successfully managing the Corporation through the global recession, the Board (1) restored the CEO's annual base salary from $661,504 to $735,004, which was the CEO's annual base salary prior to the 10 percent reduction on April 3, 2009, and (2) approved a change in the CEO's annual base salary from $735,004 to $780,000 effective February 22, 2010.

At the February 2010 Board meeting, the Compensation Committee also (1) removed the base salary freeze for each of the Named Executive Officers other than the CEO and (2) approved a change in the annual base salaries of (a) Jerald K. Dittmer – Executive Vice President, HNI Corporation and President, The HON Company, from $355,000 to $390,500 effective March 7, 2010, and (b) Marco V. Molinari – Executive Vice President, HNI Corporation and President, HNI International Inc., from $332,300 to $343,931 effective April 18, 2010.

Fiscal 2009 Base Salary.  As noted above, for Fiscal 2009, the Compensation Committee honored management's request to freeze the annual base salaries of each of the Named Executive Officers and in April 2009, the Board honored the CEO's voluntary request for a 10 percent reduction in the CEO's annual base salary.  In typical years, the Compensation Committee, after reviewing the criteria for determining base salary described above, generally sets (1) base salary targets for each Named Executive Officer, at approximately 90 percent of the market median, which is derived from the Survey Reports as described above and (2) base salaries for each Named Executive Officer between 80 and 120 percent of the base salary target.  The table below sets forth for each Named Executive Officer the following:  annual base salary as of the last day of Fiscal 2009; market median annual base salary for comparable positions based on our review of the Survey Reports; annual base salary as a percentage of market median; annual base salary target (90 percent of market median annual base salary); and annual base salary as a percentage of target.  The variations in annual base salary among each of the Named Executive Officers are based on their individual performance against the criteria for determining base salary set forth above.

Named Executive Officer	2009 Annual Base Salary ($) (1)	Market Median Annual Base Salary ($)	Percentage of Market Median (%)	Annual Base Salary Target ($)	Percentage of Annual Base Salary Target (%)
Stan A. Askren Chairman, President and Chief Executive Officer, HNI Corporation	661,504	871,820	76	784,640	84
Kurt A. Tjaden Vice President and Chief Financial Officer, HNI Corporation	330,000	408,990	81	368,090	90
Bradley D. Determan Executive Vice President, HNI Corporation President, Hearth & Home Technologies Inc.	330,000	397,390	83	357,650	92
Jerald K. Dittmer Executive Vice President, HNI Corporation President, The HON Company	355,000	467,170	76	420,460	84
Marco V. Molinari Executive Vice President, HNI Corporation President, HNI International Inc.	332,300	415,220	80	373,700	89

_______________
Notes

(1)
This column sets forth the annual base salary for each of the Named Executive Officers as of the last day of Fiscal 2009, which amounts differ from those set forth in the salary column of the Summary Compensation Table for Fiscal 2009, Fiscal 2008 and Fiscal 2007 (the "Summary Compensation Table").  The amounts set forth in the salary column of the Summary Compensation Table reflect the actual salary earned by each of the Named Executive Officers during Fiscal 2009.  For example, on April 3, 2009, the Board, at Mr. Askren's request, approved a 10 percent decrease to Mr. Askren's annual base salary from $735,004 to $661,504 beginning May 1, 2009.  Hence, for approximately the first 17 weeks of Fiscal 2009, Mr. Askren earned $240,007, and for approximately the last 35 weeks of Fiscal 2009, Mr. Askren earned $445,243, for a total salary earned during Fiscal 2009 of $685,250.

Annual Incentive Compensation

The Named Executive Officers are eligible for annual incentive compensation under the Incentive Plan, which was approved by shareholders at the 2005 annual meeting of shareholders.  We use the Incentive Plan to motivate executives annually to achieve specific financial performance goals and individual strategic objectives.  The Compensation Committee approves the annual incentive compensation award targets, set as a percent of base salary, for each of the Named Executive Officers except the CEO, whose target is approved by the independent Directors after recommendation by the Compensation Committee.  The CEO's 2009 annual incentive compensation award target was equal to 100 percent of the CEO's annual base salary as of the end of Fiscal 2009.  The other Named Executive Officers, with the exception of Bradley D. Determan, had a 2009 annual incentive compensation award target of 75 percent of their annual base salary as of the end of Fiscal 2009.  The CEO's annual incentive compensation award target is a greater percentage of his annual base salary than the targets for the other Named Executive Officers because the CEO has the greatest potential impact on the Corporation's annual strategic objectives.

Mr. Determan's 2009 annual incentive compensation award target, originally equal to 75 percent of his annual base salary as of the end of Fiscal 2009, was reduced to 38 percent in March 2009.  The Corporation, at Mr. Determan's request, reduced the annual incentive compensation award target by approximately 50 percent for Mr. Determan and almost every other member of Hearth & Home Technologies Inc. ("HHT"), the Corporation's operating unit for which Mr. Determan is responsible, that participates in the Incentive Plan.  Mr. Determan made this request to conserve capital in response to the global recession and unprecedented decline in the domestic housing market.

As noted above, our executive compensation strategy is to target total compensation, including base salary, annual or short-term incentive compensation and long-term incentive compensation, at approximately 100 percent of the market median.  The Compensation Committee believes the market level of incentive compensation remains relatively consistent from year to year and, accordingly, typically retains an independent consultant every three to five years to conduct a thorough, competitive review and analysis of our total executive compensation program.  Mercer most recently conducted this analysis in late 2004 (the "Compensation Analysis"), and the Compensation Committee utilized this analysis to establish annual and long-term incentive compensation award targets for the Named Executive Officers each year from 2005 to 2009.  Management annually monitors the market level of annual and long-term incentive compensation using the Survey Reports and the same benchmarking approach as described above under "Base Salary – Criteria for Determining Base Salary" on page 27 of this Proxy Statement.

The Compensation Committee typically establishes (or recommends to all independent Directors for approval in the case of the CEO) annual incentive compensation award targets under the Incentive Plan for each of the Named Executive Officers slightly above the market median for annual incentive compensation to offset the fact base salary targets are set slightly below the market median, emphasize pay for performance and encourage the achievement of established financial performance goals and individual strategic objectives.  The above-market annual incentive compensation award targets, after taking into account the below-market base salary targets, provide an opportunity for Named Executive Officers to earn market-competitive cash compensation.  To achieve a payout at 100 percent of target, executives must achieve significant results relative to economic and competitive conditions.

Annual incentive compensation is weighted 60 percent on attainment of the Corporation's (or one of the Corporation's particular operating unit's) annual financial performance goals and 40 percent on attainment of individual strategic objectives.  We believe this weighting encourages the proper focus by the Named Executive Officers on both annual financial returns and individual contributions to the Corporation's strategic objectives.

Financial Goals.  We believe financial performance goals create a strong and objective link between executive compensation and shareholder value creation.  We use economic profit as the measurement for financial performance goal achievement because it promotes the simultaneous optimization of growth, earnings and capital efficiency.  We define economic profit as after-tax operating profit less a charge for invested capital.  We believe economic profit is the best indicator of long-term shareholder value creation and correlates well with long-term stock price appreciation because it accounts for the investment required to generate a return by including a charge on invested capital.

Each year, the Compensation Committee evaluates historical performance, peer performance, external macroeconomic forecasts, market performance expectations for the Corporation and industry peers and other relevant data to determine the reasonableness of all financial performance goals and maintain an alignment of pay and performance.  In addition, management prepares an annual financial plan the Board approves and the Compensation Committee utilizes to establish economic profit goals the Board also approves.  The economic profit goals are based on current strategic market conditions (e.g., downturn in the housing market, global recession or strong corporate earnings) and business opportunities (e.g., launch of new product line or integration of recently acquired business) factored into the annual financial plan.

The Compensation Committee ties the economic profit goals to a predetermined payout percentage set forth in an award matrix.  Payout achievement percentages range between 0 and 200 percent of target based on economic profit achievement.  As part of our compensation philosophy, the Compensation Committee establishes and, in 2009 established, economic profit achievement representing a 100 percent payout level as an aggressive but achievable goal for the Corporation as a whole or any operating unit based on economic and competitive conditions at the time goals are established.  If a threshold level of economic profit is not achieved, no payout is made with respect to the financial component of the annual incentive compensation award.  Economic profit achievement representing a 25 percent payout level reflects threshold performance required to receive a payout, while economic profit achievement representing a 200 percent payout level reflects the maximum incentive for exceptional performance.  We expect (1) payout levels will be between 80 and 120 percent of target in most years and average approximately 100 percent of target over time and (2) failure to achieve a 25 percent payout level or achievement of a 200 percent payout level will occur infrequently.

The Compensation Committee reduced the percent payout level threshold for Fiscal 2009 and Fiscal 2010 from 50 percent to 25 percent due to economic uncertainty, a rapidly changing business climate and the associated difficulty with establishing relevant financial performance goals for an entire year at the time the awards were established.  For the same reasons, the Compensation Committee also divided the annual performance period into two six-month performance periods with each period looked at separately for purposes of determining whether a threshold level of economic profit was achieved with any resulting awards based on the average achievement of the two six-month performance periods.

The Board sets separate economic profit goals for the Corporation and each operating unit to align executives' interests with the financial performance of either the Corporation or their individual area of responsibility, which may be one or more individual operating units.  The Board established the economic profit goals for the (1) first and second quarters of Fiscal 2009 at the February 2009 Board meeting and (2) third and fourth quarters of Fiscal 2009 at the August 2009 Board meeting.  The goals of the CEO and the CFO are linked to the overall economic profit of the Corporation.  The goals of the other Named Executive Officers are linked to the economic profit of their specific areas of responsibility.

The financial component of the annual incentive compensation awards for Messrs. Askren and Tjaden is based on achievement of the economic profit goal of the Corporation as a whole because both are executive officers of the Corporation and responsible for its overall economic performance.  In Fiscal 2008, the Corporation did not achieve a sufficient level of economic profit to warrant a payout for Messrs. Askren and Tjaden on the financial component of the annual incentive compensation award.  For the first and second quarters of Fiscal 2009, the economic profit goal for the Corporation as a whole was $(40,263,000), and economic profit achievement was $(34,574,000), resulting in a 146 percent payout as shown in the table below.

HNI – 2009 Q1/Q2 Annual Incentive Plan Matrix

Economic Profit Achievement ($)	Financial Component of Annual Incentive Compensation Award – Payout (%)
(49,601,000)	25
(46,488,000)	50
(43,376,000)	75
(40,263,000)	100
(37,149,000)	125
(34,035,000)	150
(30,921,000)	175
(27,807,000)	200

For the third and fourth quarters of Fiscal 2009, the economic profit goal for the Corporation as a whole was $(6,284,000), and economic profit achievement was $10,511,000, resulting in a 163 percent payout as shown in the table below.

HNI – 2009 Q3/Q4 Annual Incentive Plan Matrix

Economic Profit Achievement ($)	Financial Component of Annual Incentive Compensation Award – Payout (%)
(20,099,000)	25
(15,494,000)	50
(10,889,000)	75
(6,284,000)	100
375,000	125
7,033,000	150
13,691,000	175
20,350,000	200

The average of both periods' payout percentage (155 percent) earned Messrs. Askren and Tjaden payouts of $613,214 and $229,433, respectively, under the financial performance component of the Incentive Plan.  As noted in the table under "Individual Strategic Objectives" on page 32 of this Proxy Statement, (1) Mr. Askren's 2009 annual incentive compensation award target was $661,504, 60 percent (or $396,902) of which was tied to the financial performance of the Corporation – 155 percent of $396,902 is $613,214; and (2) Mr. Tjaden's 2009 annual incentive compensation award target was $247,500, 60 percent (or $148,500) of which was tied to the financial performance of the Corporation – 155 percent of $148,500 is $229,433.

The financial component of Mr. Determan's annual incentive compensation award is based on achievement of the economic profit goal of HHT (HHT is the only operating unit included in the Corporation's hearth products operating segment).  For the first and second quarters of Fiscal 2009, the economic profit goal for HHT was $(15,657,000), and economic profit achievement was $(22,707,000), resulting in a 0 percent payout as the corresponding percentage was less than the payout level threshold of 25 percent as shown in the table below.

HHT – 2009 Q1/Q2 Annual Incentive Plan Matrix

Economic Profit Achievement ($)	Financial Component of Annual Incentive Compensation Award – Payout (%)
(20,069,000)	25
(18,598,000)	50
(17,128,000)	75
(15,657,000)	100
(14,814,000)	125
(13,971,000)	150
(13,128,000)	175
(12,285,000)	200

For the third and fourth quarters of Fiscal 2009, the economic profit goal for HHT was $(8,738,000), and economic profit achievement was $(5,296,000), resulting in a 200 percent payout as the corresponding percentage was greater than the maximum of 200 percent as shown in the table below.

HHT – 2009 Q3/Q4 Annual Incentive Plan Matrix

Economic Profit Achievement ($)	Financial Component of Annual Incentive Compensation Award – Payout (%)
(13,607,000)	25
(11,984,000)	50
(10,361,000)	75
(8,738,000)	100
(7,952,000)	125
(7,167,000)	150
(6,381,000)	175
(5,595,000)	200

The average of both periods' payout percentage (100 percent) earned Mr. Determan a payout of $75,240 under the financial performance component of the Incentive Plan.  As noted in the table under "Individual Strategic Objectives" on page 32 of this Proxy Statement, Mr. Determan's 2009 annual incentive compensation award target was $125,400, 60 percent (or $75,240) of which was tied to the financial performance of HHT – 100 percent of $75,240 is $75,240.

The financial component of Mr. Dittmer's annual incentive compensation award is based on the achievement of the economic profit goal of The HON Company ("HON"), the Corporation's operating unit for which he is responsible.  The financial component of Mr. Molinari's annual incentive compensation award is based on achievement of the economic profit goals of HNI International Inc. ("HNII"), and Hickory Business Furniture, LLC ("HBF"), the Corporation's operating units for which he is responsible, and HNI Hong Kong Limited ("Lamex"), the Corporation's Chinese subsidiary for which he is also responsible.  In addition, the financial component of Mr. Molinari's annual incentive compensation award is increased or decreased based on the level of Lamex sales (i.e., for a given level of economic profit achievement, the greater the level of Lamex sales, the greater the financial component of Mr. Molinari's annual incentive compensation award).  The Corporation considers the economic profit goals and achievements of HON, HNII, HBF and Lamex to be confidential.

As for all Named Executive Officers, the economic profit performance goals for Messrs. Dittmer and Molinari require superior performance by such officers and their corresponding operating units and areas of responsibility.  Nonetheless, because we expect superior performance on a consistent basis, the Corporation and its operating units expect to achieve the annual economic profit performance goals when such goals are established.  Accordingly, we expect Messrs. Dittmer and Molinari to achieve 100 percent of target over time on the financial incentive component of their respective annual incentive compensation awards under the Incentive Plan.

The amount of the annual incentive compensation award attributable to financial performance goals for each of the Named Executive Officers is listed in the table on page 33 of this Proxy Statement under the column titled "Actual Annual Incentive Compensation Award Attributable to Financial Goals (Financial Performance Goal) ($)."  The table also includes specific payouts and target percentages for each of the Named Executive Officers.

Individual Strategic Objectives.  Each Named Executive Officer's individual strategic objectives are based on broad strategic objectives of the Corporation or a particular operating unit and are defined and measured within the Corporation's fiscal year.  The independent Directors annually review and approve the CEO's individual strategic objectives.  The CEO annually reviews and approves the individual strategic objectives of each of the other Named Executive Officers.  Individual strategic objectives are designed to focus each Named Executive Officer on those matters having a significant impact on his individual area of responsibility.  A summary of each Named Executive Officer's individual strategic objectives for Fiscal 2009 is set forth below.

Mr. Askren.  Mr. Askren's individual strategic objectives were to (1) enhance customer value and market impact by building powerful brands, using split and focused business and selling models and aggressive end-user product and solutions development; (2) build best cost, lean enterprise by implementing step function cost reductions, extending lean enterprise to total value stream, becoming a global best-cost provider and implementing greater Corporation-wide cooperation; and (3) enhance culture and capabilities by leveraging and enhancing core culture and values, adding critical business skills and diversifying the workforce and thinking.

Mr. Tjaden.  Mr. Tjaden's individual strategic objectives were to (1) conduct a review of and make potential changes to the Corporation's capital structure, (2) improve the Corporation's cash generation and cash flow, (3) deliver key functional objectives in accordance with the Corporation's strategic plan for the Corporation's Finance and Information Technology ("IT"), Departments, (4) keep expenditures in the Corporation's Finance and IT Departments in line with budget expectations, (5) reset the Corporation's overall cost structure, (6) deliver organizational capability objectives per the Corporation's strategic plan for the Corporation's Finance and IT Departments and (7) accelerate rapid continuous improvement (RCI) and lean initiatives in the Corporation's Finance and IT Departments.

Mr. Determan.  Mr. Determan's individual strategic objectives were to (1) make HHT an easier company to do business with, (2) finalize development and begin implementation of new business process improvement model, (3) implement improvements to achieve select budgeted sales force efficiencies, (4) improve safety incident rate, (5) improve HHT's cash flow and (6) increase HHT's sales.

Mr. Dittmer.  Mr. Dittmer's individual strategic objectives were to (1) improve HON's cash management, (2) improve member engagement and alignment to increase member performance and retention, (3) increase HON's sales, (4) develop e-Business tools and programs and (5) re-evaluate and enhance HON's product portfolio.

Mr. Molinari.  Mr. Molinari's individual strategic goals were to (1) increase Lamex and HBF sales; (2) complete acquisition integration of HBF into the Corporation; (3) increase Lamex distribution and enhance the Lamex brand; (4) develop new market opportunities for HBF; (5) implement effective supply chain risk management and mitigation process; (6) reduce procurement costs; (7) enhance cash management and cash flow at HNII, Lamex and HBF; (8) implement plan to manage accounts receivable risk at HNII; (9) upgrade organizational capabilities and processes while maintaining/improving productivity; (10) drive lean and RCI initiatives at Lamex and HBF; (11) develop and deploy commodity risk management strategy; (12) reduce OSHA recordable injury rate at Lamex and HBF; and (13) lead downsizing and restructuring while strengthening key positions and overall bench.

At year-end, each of the Named Executive Officers evaluates his performance against his individual strategic objectives.  The CEO, after reviewing these self-evaluations, recommends the achievement percentage for each of the other Named Executive Officers' individual strategic objectives for Compensation Committee approval.  The independent Directors, after reviewing the CEO's self-evaluation, determine the achievement percentage of the CEO's individual strategic objectives.  Achievement percentages range from 0 to 125 percent.  There is no threshold performance level for the individual strategic objective component of the annual incentive compensation award.  The individual strategic objectives of each of the Named Executive Officers represent aggressive goals that are challenging to achieve.  Historically, achievement of 100 percent is difficult and most achievement percentages have ranged between 75 and 95 percent, although future achievement percentages may vary from year to year.  The amount of the annual incentive compensation award attributable to individual strategic objectives for each of the Named Executive Officers is set forth in the table below.

For each Named Executive Officer, achievement of individual strategic objectives accounts for 40 percent of the current year's annual incentive compensation award under the Incentive Plan.  If a Named Executive Officer fails to achieve an individual strategic objective, the portion (40 percent) of the Named Executive Officer's annual incentive compensation award based solely on achievement of individual strategic objectives will be reduced.  Moreover, the failure to achieve individual strategic objectives is considered, together with other factors discussed above under "Base Salary" on page 27 of this Proxy Statement, by the independent Directors or the Compensation Committee in establishing the officer's base salary for the following fiscal year.  Due to the importance of each of the Named Executive Officers to the financial performance of the Corporation, the Compensation Committee also believes a low level of achievement by a Named Executive Officer on his individual strategic objectives could, in some years, negatively impact the Corporation's or operating unit's financial performance and result in a decrease in the portion (60 percent) of the officer's annual incentive compensation award based solely on the Corporation's or operating unit's financial performance.

The table below sets forth detailed information regarding the calculation of the annual incentive compensation awards under the Incentive Plan for each of the Named Executive Officers for Fiscal 2009:

Participant	Annual Base Salary ($)	Target % of Annual Base Salary (%)	Annual Incentive Compensation Award Target ($)	Actual Annual Incentive Compensation Award Attributable to Financial Goals (Financial Performance Goal) ($)	Actual Annual Incentive Compensation Award Attributable to Strategic Objectives (Individual Strategic Objective) ($)	Annual Incentive Compensation Award Payout ($)
Stan A. Askren	661,504	100	661,504	613,214	268,836	882,050
Kurt A. Tjaden	330,000	75	247,500	229,433	99,000	328,433
Bradley D. Determan (1)	330,000	38	125,400	75,240	47,652	122,892
Jerald K. Dittmer	355,000	75	266,250	287,550	108,630	396,180
Marco V. Molinari	332,300	75	249,225	115,142	99,690	214,832
_______________
Notes

(1)	As indicated above on page 29 of the Proxy Statement, the Corporation, at Mr. Determan's request, reduced his annual incentive compensation award target by approximately 50 percent.

The Compensation Committee recommends and the independent Directors approve the payment of the CEO's annual incentive compensation award under the Incentive Plan.  The Compensation Committee approves the payment of the annual incentive compensation awards for the other Named Executive Officers.  The awards are paid in February following the fiscal year for which they are earned, subject to a participant's employment with the Corporation on the last day of the fiscal year for which an award is earned.  The awards are paid in cash unless (1) the executive requests and the Compensation Committee approves taking the payment or part of the payment in the form of Common Stock or (2) the Compensation Committee determines, in its sole discretion, the executive's respective stock ownership level under the Executive Stock Ownership Guideline does not reflect appropriate progress toward such executive's five-year goal.  All of the Named Executive Officers received 100 percent of their respective Fiscal 2009 annual incentive compensation award payouts in cash.

Long-Term Incentive Compensation

We design long-term incentive compensation to focus executives on long-term value creation and to provide balance to annual incentive compensation.  We provide long-term incentive compensation through annual:  (1) Performance Plan awards with rolling three-year performance periods or RSU awards under the 2007 Compensation Plan and (2) stock option grants to select executives, including all of the Named Executive Officers, under the 2007 Compensation Plan.  As discussed below, in most years, we believe the two types of long-term incentive compensation provide an appropriate balance between emphasizing financial performance (Performance Plan awards), stock price performance (stock options) and retention (time-based RSU awards).

We generally set long-term incentive compensation award targets for each of the Named Executive Officers at the market median consistent with our executive compensation strategy noted above.  We do not target actual long-term incentive compensation payouts at the market median.  We derive the market median primarily from the Compensation Analysis.  The table below compares the Fiscal 2009 long-term incentive compensation award targets for the Named Executive Officers against the market median long-term incentive compensation award targets for comparable positions.

Participant	Total Long-Term Incentive Compensation Award Target ($)	Annual Base Salary at Time of Award ($)	Total Long-Term Incentive Compensation Award Target (% of Annual Base Salary)	Market Median Long-Term Incentive Compensation Award Target (% of Annual Base Salary)
Stan A. Askren	1,470,008	735,004	200	234
Kurt A. Tjaden	495,000	330,000	150	168
Bradley D. Determan	495,000	330,000	150	139
Jerald K. Dittmer	532,500	355,000	150	139
Marco V. Molinari	498,450	332,300	150	139

The CEO's long-term incentive compensation award target is equal to 200 percent of annual base salary.  In Fiscal 2009, 80 percent of the CEO's long-term incentive compensation award, or 160 percent of annual base salary, was granted as time-based RSU awards, and 20 percent, or 40 percent of annual base salary, was granted as stock options.  The other Named Executive Officers' long-term incentive compensation award targets are equal to 150 percent of annual base salary.  In Fiscal 2009, 80 percent of the long-term incentive compensation awards, or 120 percent of annual base salary, for Messrs. Tjaden, Determan, Dittmer and Molinari was granted as time-based RSU awards, and 20 percent, or 30 percent of annual base salary, was delivered as stock options.  In Fiscal 2010, the Board, as a result of the overall review of the CEO's compensation described on page 10 of this Proxy Statement under "Processes and Procedures for the Consideration and Determination of Executive Compensation by Compensation Committee – Role of Compensation Consultants", approved a change, effective February 17, 2010, in the CEO's long-term incentive compensation award target from 200 percent to 300 percent of the CEO's annual base salary.

The Compensation Committee and the Board annually evaluate the award targets and determine the appropriate balance between Performance Plan awards, time-based RSUs and stock options for each of the Named Executive Officers.  The Compensation Committee and the Board granted time-based RSUs instead of Performance Plan awards in Fiscal 2009 due to economic uncertainty at the time of grant, the deepening global recession and the resulting difficulty in establishing meaningful three-year financial performance goals and to maintain leadership stability and further align the interests of executives with the interests of shareholders.  The Compensation Committee and the Board granted a greater proportion of the long-term incentive compensation awards in the form of RSUs as opposed to stock options with the intent of maintaining leadership stability (i.e., retention) during precarious economic times.

Performance Plan. The Performance Plan was last approved by shareholders at the 2005 annual meeting of shareholders.  Until Fiscal 2009, Performance Plan awards were typically granted annually, and no Performance Plan awards have been granted since Fiscal 2008.  The payout value of each award is determined after a three-year performance period and is based on cumulative economic profit during the three-year period.  Economic profit is used as the performance measure for the Performance Plan for the reasons set forth above under "Annual Incentive Compensation – Financial Goals" on page 29 of this Proxy Statement.

Awards under the Performance Plan are based on separate financial goals for the Corporation overall and each of the Corporation's two operating segments, office furniture and hearth products.  The CEO's and the CFO's performance is measured against the Corporation as a whole, and the performance of the other Named Executive Officers is measured against their respective operating segments.

The Compensation Committee recommends and the Board approves cumulative three-year economic profit goals based on the same current strategic market conditions and business opportunities on which the economic profit goals for the annual incentive compensation awards are based, but with a longer time horizon (three years as opposed to one year).  Examples of such conditions and opportunities are noted above under "Annual Incentive Compensation – Financial Goals" on page 29 of this Proxy Statement.

The Compensation Committee ties the economic profit goals to a predetermined payout percentage set forth in an award matrix.  Performance Plan awards are not paid unless a threshold level of cumulative economic profit is achieved, but when paid, range from 50 to 200 percent, depending on cumulative economic profit achievement, with 100 percent as the target.  Fifty percent of target is the minimum award paid if economic profit exceeds a specified threshold.  If economic profit does not reach the threshold level, no award is paid.  Two hundred percent is the maximum award for exceptional economic profit performance.

As part of our compensation philosophy, the Compensation Committee establishes economic profit achievement representing a 100 percent payout level as an aggressive but achievable goal for the Corporation as a whole or any operating segment based on economic and competitive conditions at the time goals are established.  We expect payout levels will average approximately 100 percent across multiple performance periods and failure to achieve a 50 percent payout level or achievement of a 200 percent payout level will occur infrequently.

For the 2007-2009 performance period, the cumulative economic profit goal for (1) the Corporation as a whole was $203,300,000, (2) the office furniture operating segment was $191,100,000 and (3) the hearth products operating segment was $10,700,000.  The table below sets forth additional information regarding the calculation of awards under the Performance Plan for the 2007-2009 performance period for each of the Named Executive Officers.  None of the Named Executive Officers received payouts under the Performance Plan for the 2007-2009 performance period due to the financial performance of the Corporation and the office furniture and hearth products operating segments, respectively, over the three-year performance period when compared with their respective goals.  This was also based in part on the aggressiveness of the three-year performance goal, the protracted downturn in the housing market and the credit crisis and global recession of 2008 and 2009.

Name	Operating Segment	2007-2009 Performance Plan Award Target ($)	2007-2009 Cumulative Economic Profit Goal ($)	Total Payout ($)
Stan A. Askren	HNI Corporation	354,400	203,300,000	0
Kurt A. Tjaden (1)	HNI Corporation	N/A	N/A	N/A
Bradley D. Determan	Hearth Products	215,200	10,700,000	0
Jerald K. Dittmer (2)	HNI Corporation	189,600	203,300,000	0
Marco V. Molinari	Office Furniture	230,900	191,100,000	0
_______________
Notes

(1)
Mr. Tjaden was not granted a 2007-2009 Performance Plan Award Target as he did not begin employment with the Corporation until August 25, 2008, almost two years after the Compensation Committee and the Board established the award targets.

(2)
At the time the Board granted the 2007-2009 Performance Plan awards (February 2007), Mr. Dittmer was the Vice President and Chief Financial Officer of the Corporation and thus his award was based on the performance of the Corporation as a whole as opposed to the office furniture operating segment.

The Compensation Committee approves the payment of Performance Plan awards for the CFO and the three other Named Executive Officers other than the CEO.  For the CEO, the Compensation Committee recommends payment of Performance Plan awards to the Board for approval.  Awards, if earned, are paid in February following the close of the applicable three-year performance period.  To encourage Common Stock ownership by executives, one-half of each award is paid in cash and one-half of each award is paid in Common Stock.  We use the closing price of a share of Common Stock on the date the award is paid to determine the number of shares to issue.  The payment of a Performance Plan award is conditioned upon continued employment through the end of the three-year performance period.  Any early termination of employment other than due to death, disability, retirement or a change in control of the Corporation prior to the end of the three-year period results in forfeiture of any outstanding awards.  We believe this policy motivates executives to focus on long-term value creation and supports retention.

Restricted Stock Unit Awards.  As noted above, in Fiscal 2009, the Board granted time-based RSUs to the Named Executive Officers under the 2007 Compensation Plan in place of the typical Performance Plan awards.  The RSUs cliff-vest three years from the date of grant.  Early termination of employment other than due to death, disability, retirement or a change in control of the Corporation will result in forfeiture of unvested RSU awards.  As with Performance Plan awards, we believe this policy motivates executives to focus on long-term value creation and supports retention.  The number of RSUs granted was calculated by dividing the portion of each Named Executive Officers' long-term incentive compensation award allocated to RSUs by the closing price of a share of Common Stock on the date of grant.  The RSU valuation table below sets forth detailed information regarding the number and corresponding dollar value of RSUs awarded to each of the Named Executive Officers in Fiscal 2009.

Name	Targeted Value of RSUs Granted in 2009 ($)	Closing Price on 2/23/09 ($/share)	Number of RSUs Granted (#)	Percentage of Long-Term Incentive Compensation Award (%)	Percentage of Annual Base Salary (%)
Stan A. Askren	1,176,007	10.36	113,514	80	160
Kurt A. Tjaden	396,000	10.36	38,224	80	120
Bradley D. Determan	396,000	10.36	38,224	80	120
Jerald K. Dittmer	426,000	10.36	41,120	80	120
Marco V. Molinari	398,760	10.36	38,490	80	120

For administrative convenience and because year-end results are first available at that time, the Board typically awards stock options and RSUs under the 2007 Compensation Plan only once per year at the Board's February meeting.  However, the Board may grant stock options, Performance Plan awards or RSUs throughout the year for a new hire, a significant promotion or other special circumstances.  In Fiscal 2009, the Board granted stock options and RSUs for each of the Named Executive Officers effective on February 23, 2009, 12 days after the Board's February meeting.  The reason for the delayed effective date was, unlike prior years, the Corporation's insider trading window was not yet open at the time of the Board's February meeting.  The trading window opened February 23, 2009.

In February 2010, the Board again granted time-based RSUs to the Named Executive Officers instead of Performance Plan awards due to continued economic uncertainty, the tentative recovery and the resulting difficulty in establishing meaningful three-year financial performance goals.  The Board also sought to maintain leadership stability and further align the interests of executives with the interests of shareholders.  The RSUs cliff-vest three years from the date of grant and represent 20 percent of each of the Named Executive Officers' long-term incentive compensation award for the Corporation's fiscal year ending January 1, 2011, or Fiscal 2010.  Early termination of employment other than due to death, disability or a change in control of the Corporation will result in forfeiture of unvested RSU awards.  Stock options comprise the remaining 80 percent of each of the Named Executive Officers' long-term incentive compensation award for Fiscal 2010.

Stock Option Awards.  In Fiscal 2009, the Board granted stock options pursuant to the 2007 Compensation Plan, which shareholders last approved at the 2007 annual meeting of shareholders.  Stock options align the interests of the Named Executive Officers with the interests of shareholders by tying a portion of executive compensation to long-term stock price.  We limit recipients of stock option grants to a small number of executives (29 in Fiscal 2009, including all of the Named Executive Officers) who have the ability through their leadership and strategic actions to significantly impact the Corporation's long-term performance and, consequently, its stock price.

Under the 2007 Compensation Plan, the Board grants stock options with an exercise price equal to the closing price of a share of Common Stock on the date of grant.  Annual grants typically occur at the February Board meeting.  The amount of income realized by an executive from an option is equal to the stock appreciation between the grant and the exercise dates, providing direct alignment between shareholder and executive interests over the long term (i.e., increase in stock price).  The exercise price may be paid:  (1) in cash; (2) in shares of Common Stock at fair market value on the date of delivery; (3) by authorizing the Corporation to withhold shares of Common Stock, which would otherwise be delivered upon exercise of the option, having a fair market value equal to the exercise price; (4) in cash by a broker-dealer to whom the executive has submitted an irrevocable notice of exercise; or (5) by any combination of the above.

The targeted dollar value of stock option awards generally ranges between 25 and 150 percent of an executive's base salary as of the end of the fiscal year prior to grant.  Executives with the ability to significantly impact long-term strategic objectives typically receive a higher percentage of long-term incentive compensation in the form of stock options.  Consequently, the CEO typically receives a higher percentage of long-term incentive compensation in the form of stock options than any of the other Named Executive Officers as the Compensation Committee believes the CEO has the greatest potential impact on the Corporation's long-term strategic objectives.

Consistent with market practices, we use the Black-Scholes option valuation method to calculate the number of options granted, which is based on the targeted dollar value of the award.  All stock options cliff-vest four years after the grant date and expire ten years after the grant date.  This provides a balance between the shorter three-year period Performance Plan awards or RSUs and the longer term options.  As with RSU awards, we believe this policy motivates executives to focus on long-term value creation and supports retention.  Early termination of employment other than due to death, disability, retirement or a change in control of the Corporation results in forfeiture of unvested option awards and a reduction in the exercise period of vested option awards.

The Board authorized, priced ($10.36) and issued stock option grants to each of the Named Executive Officers in Fiscal 2009 on February 23, 2009.  We make no attempt to influence executive compensation by timing the stock option grants in coordination with disclosure of material information to the public which may result in an increase or decrease of the stock price.  See the option valuation table below for additional details regarding stock option awards in Fiscal 2009 for each of the Named Executive Officers:

Name	Targeted Value of Stock Options Granted in 2009 ($)	Black-Scholes Value of Stock Option ($) (1)	Number of Stock Options Granted (#)	Percentage of Long-Term Incentive Compensation Award (%)	Percentage of Annual Base Salary (%)
Stan A. Askren	294,002	2.61	112,644	20	40
Kurt A. Tjaden	99,000	2.61	37,931	20	30
Bradley D. Determan	99,000	2.61	37,931	20	30
Jerald K. Dittmer	106,500	2.61	40,805	20	30
Marco V. Molinari	99,690	2.61	38,195	20	30
_______________
Notes

(1)
The Black-Scholes option value for award purposes ($2.61) differs from the Black-Scholes option value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, or FASB ASC Topic 718, for financial statement reporting purposes ($2.53).  The difference between the Black-Scholes option value for award purposes and the Black-Scholes option value for financial statement reporting purposes results from utilizing a ten-year option life when calculating the value of an award and a seven-year expected option life when reporting the value of the award under FASB ASC Topic 718.  Our utilization of the ten-year option life when calculating the value of an award results in fewer options granted to executives due to the higher option value produced.

On February 17, 2010, the Board approved a special grant of 36,364 stock options to Mr. Dittmer in recognition of his outstanding leadership of HON in an extremely challenging and unpredictable economy and market.  The stock options were granted under the 2007 Compensation Plan, have an exercise price value equal to the closing price of a share of Common Stock on the date of grant and cliff-vest four years and expire ten years from the date of grant.  These stock options represent a special award and are in addition to the stock options granted to Mr. Dittmer as a part of his standard long-term incentive compensation award for Fiscal 2010.

Other Compensation Elements

Supplemental Income Plan.  The SIP is available to select key executives who consistently earn income above compensation caps on our qualified plan (i.e., 401(k) plan) and cash profit-sharing benefits.  The 2009 statutory compensation limit for qualified plan and cash profit-sharing benefits was $245,000.  Any compensation in excess of that amount is excluded from the eligible earnings used to calculate such benefits.

Each year, the Compensation Committee approves and the Board ratifies participation in the SIP.  The SIP provides a benefit to the plan's participants, including the Named Executive Officers, equal to the additional amounts the participants would have earned had the Corporation's qualified plan and cash profit-sharing benefits not been subject to compensation caps, except no income attributable to the Performance Plan is considered.  The benefit is paid on an after-tax basis and, prior to Fiscal 2010, in the form of fully vested shares of Common Stock issued under the 2007 Compensation Plan.  The SIP shares bear a restrictive legend prohibiting the transfer by sale, pledge, gift or otherwise while the participant is employed by the Corporation.  We calculate the number of shares of Common Stock by dividing the amount of the benefit by the average of the high and low transaction prices of a share of Common Stock on the date the benefit is paid, with cash payable in lieu of any fractional share.  Beginning in Fiscal 2010, the SIP benefit can also be paid in cash at the discretion of the Compensation Committee.  Prior to Fiscal 2010, the Corporation paid all SIP benefits on February 15 (or the next closest business day if such day is a weekend or holiday) of each year.  Beginning in Fiscal 2010, the Corporation pays all SIP benefits on March 1 (or the next closest business day if such day is a weekend or holiday) of each year.  Participation in the SIP is provided to assure the overall competitiveness of our executive compensation program.  With respect to SIP shares, the transfer restriction is intended to facilitate long-term stock ownership by executives, thereby further aligning the interests of executives with the interests of shareholders.

Deferred Compensation Plan.  Executives eligible for compensation under the Incentive Plan, which include all of the Named Executive Officers, are eligible to participate in the HNI Corporation Executive Deferred Compensation Plan (the "Deferred Plan").  The Deferred Plan allows executives to voluntarily defer base salary, Incentive Plan awards, Performance Plan awards, SIP benefits and other amounts.  The purpose of the Deferred Plan is to provide eligible executives the opportunity to voluntarily defer the receipt of compensation to supplement retirement and achieve personal financial planning goals.  Amounts can be deferred to a cash account that earns interest at a rate set each year at one percent above the prime interest rate or to our notional stock account in the form of nonvoting share units that fluctuate in value based on the price increase or decrease of Common Stock and earn dividends distributed to all shareholders.  The dividends are automatically reinvested for each participant to acquire additional nonvoting shares units.  For any cash compensation deferred to our notional stock account, the number of nonvoting share units is determined by dividing the amount of the compensation by the fair market value of a share of Common Stock on the date such compensation would have otherwise been paid.  Each participant elects, on an annual basis, the date or dates of distribution (i.e., a participant can elect a lump-sum distribution or distribution via annual installments not to exceed 15) of any amounts he or she has deferred.  The only Named Executive Officer currently participating in the Deferred Plan is the CEO.

Profit-Sharing Retirement Plan.  Each of the Named Executive Officers participates in the HNI Corporation Profit-Sharing Retirement Plan (the "Retirement Plan").  The Retirement Plan is a defined contribution plan that includes both pre- and after-tax member contributions as well as various employer contributions and is generally available to all members.  Members are eligible to make voluntary (pre- and/or after-tax) contributions immediately upon hire.  One year of service is typically required to be eligible for employer contributions.  Each of the Named Executive Officers is eligible for employer contributions.

Cash Profit-Sharing Plan.  Each of the Named Executive Officers participates in and is eligible for distributions under the HNI Corporation Cash Profit-Sharing Plan (the "Cash Profit-Sharing Plan").  The Cash Profit-Sharing Plan consists of cash profit-sharing calculated and generally paid twice per year.  The actual amount of the profit-sharing benefit paid is based upon the profitability (net profit) of each respective operating unit for those members employed by an operating unit or consolidated adjusted net profit of the Corporation for those members employed directly by the Corporation.  Members (who are not members of a bargaining unit) are generally eligible to participate after completion of one year of continuous service.  To be eligible for distribution, a member must be (1) employed at the date of distribution, (2) retired in accordance with the retirement policy during the most recent profit-sharing period or (3) on leave of absence or disability pay.

Perquisites. We do not provide executives with any special perquisites, such as reserved parking spaces, company cars, country club memberships or personal use of the Corporation's aircraft.  Executives participate in the same health, retirement, profit sharing, disability and life insurance programs and member stock purchase plan as other members.

Post-Employment and Other Events

Retirement, death, disability and change in control ("CIC"), events trigger the payment of certain compensation to the Named Executive Officers that is not available to all salaried members.  Such compensation is discussed below and quantified under "Potential Payments Upon Termination or Change in Control" on page 48 of this Proxy Statement.

Change in Control Employment Agreements.  We have entered into a change in control employment agreement ("CIC Agreement"), with each of certain corporate officers and other key managers, including each of the Named Executive Officers.  In 2006, the Compensation Committee retained Mercer to advise the Compensation Committee on the competitiveness and appropriateness of the form of CIC Agreement and to recommend changes.  After thorough analysis, the Board adopted an amended and restated agreement, determining it was in the best interest of shareholders.  The description of the amended form of agreement set forth below is qualified in its entirety by the actual form of CIC Agreement, attached as Exhibit 10.1 to the Corporation's Current Report on Form 8-K filed November 16, 2006.

The CIC Agreement is designed to (1) assure the continuity of executive management during a threatened takeover and (2) ensure executive management is able to objectively evaluate any CIC proposal and act in the best interests of shareholders during a possible acquisition, merger or combination.  We designed the agreement to be part of a competitive compensation package, thereby aiding in attracting and retaining top-quality executives.

The CIC Agreement defines a CIC as having occurred (1) when a third person or entity becomes the beneficial owner of 20 percent or more Common Stock, subject to certain exceptions, (2) when more than one-third of the Board is composed of persons not recommended by at least three-fourths of the incumbent Board, (3) upon the occurrence of certain business combinations involving the Corporation or (4) upon approval by our shareholders of a complete liquidation or dissolution.

Upon a CIC, a two-year employment contract between the Corporation and the executive becomes effective.  The executive is entitled to certain benefits if, at any time within two years of the CIC, any of the following triggering events occurs:  (1) employment is terminated by the Corporation for any reason other than cause or disability of the executive; or (2) employment is terminated by the executive for good reason.

Cause is defined as:  (a) an act or acts of dishonesty on the executive's part that are intended to result in his or her substantial personal enrichment at our expense; or (b) repeated violations by the executive of his or her obligations under the agreement which are demonstrably willful and deliberate on the executive's part and resulted in material injury to the Corporation.  Good reason is defined as:  (1) assignment to the executive of any duties substantially inconsistent with the executive's position, authority or responsibilities or any other substantial adverse changes in the executive's position (including title), authority or responsibilities; (2) our failure to comply with any of the provisions of the agreement; (3) a  required change of more than 50 miles in the executive's principal place of work, except for travel reasonably required in performing the executive's responsibilities; (4) a purported termination of the executive's employment by the Corporation that is not permitted by the agreement; (5) our failure to require a successor company to assume the agreement; or (6) the executive's good faith determination the CIC resulted in the executive being substantially unable to carry out authorities or responsibilities attached to his or her position held prior to the CIC.

When a triggering event occurs following a CIC, the executive is entitled to a severance payment equal to two times (three times for the CEO) the sum of (1) the executive's annual base salary and (2) the average of the executive's annual incentive compensation awards for the prior two years.  The executive is also entitled to receive his or her annual salary through the date of termination and a bonus equal to the average of the executive's annual incentive compensation awards for the prior two years prorated based on the length of employment during the year in which termination occurs.

If a triggering event occurs, the executive is also entitled to a continuation of certain employee benefits for up to eighteen months and group life insurance benefits for up to two years if comparable benefits are not otherwise available to the executive.  In addition, the executive is entitled to receive a lump-sum payment in an amount equal to the present value of the cost of health and dental coverage for an additional six months and an additional lump-sum payment equal to the value, in our reasonable determination, of two years of continued participation in our disability plans.

The Corporation must fulfill certain obligations to the executive, or pay certain amounts to the executive, through the date of the executive's termination if, at any time within two years of the CIC, the executive is terminated by reason of death, disability or cause, or if the executive terminates employment other than for good reason.  Disability and certain other benefits must be provided to the executive after the date of termination if the executive is terminated by reason of disability.

The Corporation must pay the full amount due under the agreement and "gross-up" the executive's compensation for any excise tax, for any federal, state and local income taxes applicable to the excise tax "gross-up" and for tax penalties and interest imposed on "excess parachute payments" (i.e., excess severance or CIC payments), as defined in Section 280G of the Code.  A gross-up payment is payable only to the extent the aggregate present value of the severance or CIC payments payable to the executive exceeds 110 percent of three times the executive's annualized includible compensation for the most recent five taxable years ending before the date on which the CIC occurred.  If the 110 percent hurdle is not exceeded, the severance or CIC payments to the executive are reduced (or repaid to us) to the minimum extent necessary such that no portion of the executive's benefit constitutes an excess parachute payment.

In exchange for receipt of the severance payment, salary, bonus and benefits pursuant to the agreement as described above, the executive is prohibited, for a period of one year from the date of termination, from entering into any relationship with any enterprise, business or division thereof (other than the Corporation), that is engaged in the same business in those states within the United States in which we are, at the time of such termination of employment, conducting our business and which has annual sales of at least $10,000,000.  In addition, the executive shall not, without our prior written consent, communicate or divulge any confidential information, knowledge or data relating to us or any of our affiliated companies to anyone other than us and our designees.

The executive is entitled to receive reimbursement for any legal fees and expenses, plus interest thereon, which may be incurred in enforcing or defending his or her agreement.  The CIC Agreement is automatically renewed, on an annual basis, for a period of two years.  The Board may terminate the agreement if it determines the executive is no longer a key executive; provided, however, such a determination shall not be made, and if made shall have no effect, within two years after the occurrence of a CIC.

The Compensation Committee's rationale for our CIC Agreements is a desire by the Compensation Committee to strike an appropriate balance between executive and shareholder interests, preserve productivity, avoid disruption and limit distraction during a period when we are, or are rumored to be, involved in a CIC transaction.  The Compensation Committee wants executives to be able to objectively evaluate any CIC proposal presented to us without being so advantaged by the potential CIC that he or she would overstate the value of the potential transaction.  Likewise, the Compensation Committee intends to ease the consequences of an unexpected termination of employment so offers that are in our and our shareholders' best interests are given careful and thoughtful review.  In establishing the payment and benefit levels for each of the Named Executive Officers under their individual CIC Agreements, the Compensation Committee evaluated several different options and selected the option that best met the objectives outlined above.  The selected option is also consistent with market practices.

The Compensation Committee does not view the CIC Agreements as an element of current compensation, and such agreements do not necessarily affect the Compensation Committee's annual decisions with respect to the compensation elements of our executive compensation program.  The Compensation Committee receives and reviews information pertaining to compensation payable to the Named Executive Officers upon a CIC, including information contained on page 48 this Proxy Statement under the heading "Potential Payments Upon Termination or Change in Control."

Other Compensation Triggered by Change in Control Event.  Pursuant to both the HNI Corporation Stock-Based Compensation Plan (the "Compensation Plan"), which terminated upon shareholder approval of the 2007 Compensation Plan at the 2007 annual meeting of shareholders, and the 2007 Compensation Plan, upon a CIC, each outstanding (1) RSU award is immediately vested and (2) stock option is immediately exercisable in full and remains exercisable for the remaining term of the option.  Pursuant to the Performance Plan, the Board values each outstanding Performance Plan award prior to the effective date of a CIC and such values are payable without proration within 30 days of the date of a CIC.  In addition, pursuant to the Incentive Plan, the maximum bonus award for the current fiscal year is immediately payable in cash on a prorated basis, offset by the bonus actually paid.  The foregoing payments occurring on or after a CIC are not conditioned on termination of employment.

Compensation Triggered By Retirement, Death or Disability.  Upon retirement at age 65, or after age 55 with ten years of service, or upon disability or death, all outstanding (1) Incentive Plan, (2) Performance Plan, (3) stock option and (4) 2009 RSU awards immediately vest.  Option holders who terminate employment due to disability may exercise stock options, which fully vest as of the date of disability, until the earlier of the expiration date of the stock option or the second anniversary of the date of disability.  The representatives of option holders whose employment is terminated due to death may exercise stock options, which shall fully vest as of the date of death, until the earlier of the expiration date of the stock option or the second anniversary of the date of death.  Option holders who terminate employment due to retirement may exercise stock options, which shall fully vest as of the date of retirement, until the earlier of the expiration of the stock option, or the third anniversary of the date of retirement.

In the event of a termination of employment not due to a CIC event, retirement, death or disability, the Named Executive Officers receive only those benefits available to all members.  However, in such event, the Named Executive Officers may exercise stock options which are vested as of the date of termination until the earlier of the expiration of the stock option or 180 days following the date of termination.

Tax Deductibility of Executive Compensation

The Corporation seeks to maximize the tax deductibility of all components of executive compensation.  Section 162(m) limits the ability of public companies to deduct compensation in excess of $1,000,000 paid annually to the CEO and the three other most highly compensated executive officers, not including the chief financial officer.  There are exceptions to this limit, including compensation that qualifies as "performance-based."  The portion of the Incentive Plan award linked to financial performance and any Performance Plan and stock option awards comply with the exception to Section 162(m) and are not considered in determining the $1,000,000 limit.

Impact of Prior Compensation in Setting Elements of Compensation

Prior compensation of the Named Executive Officers does not generally impact how we set elements of current compensation.  The Compensation Committee believes the competitive environment mandates current total compensation be sufficient to attract, motivate and retain top management.  The Compensation Committee analyzes outstanding stock option and RSU grants, outstanding Incentive Plan and Performance Plan awards and ownership of Common Stock for each of the Named Executive Officers to ensure future stock option and RSU grants, Incentive Plan and Performance Plan awards, CIC Agreements and other benefits provide appropriate and relevant incentives to the executives.  Based on the current analysis, the Compensation Committee believes prior compensation will not impact the ongoing effectiveness of our compensation objectives.

Executive Stock Ownership Guideline

We have adopted an Executive Stock Ownership Guideline based on the belief key executives who can impact shareholder value through their achievements should own significant amounts of Common Stock.  Under the guideline, ownership levels are provided for executives to acquire and hold a recommended amount of Common Stock based on their position and compensation level.  The guideline is intended to align the interests of key executives with shareholder interests.  The guideline ownership levels range from four times base salary for the CEO to two times base salary for the other Named Executive Officers, as shown below:

Position	$ Value of Shares
Chairman of the Board, President and CEO	4.0 x Base Salary
Operating Company (Unit) Presidents, Chief Financial Officer and Executive Vice Presidents	2.0 x Base Salary
Other Officers	1.5 x Base Salary

Executives to whom the guideline applies are encouraged to reach their respective stock ownership level within five years of the date the individual assumes an executive position covered by the guideline.  At the February Board meeting each year, the Compensation Committee reviews each executive's progress toward his or her goal.  If the Compensation Committee determines an executive is not achieving appropriate progress toward the ownership goal, it can specify a percentage of such executive's annual incentive compensation be paid in shares of Common Stock.

In addition to shares directly owned by the executive, the guideline credits the executive with vested shares allocated to the executive under our qualified and non-qualified retirement plans and with the number of shares (net of the exercise price) that would be issued to the executive if the executive exercised vested stock options.  As of the end of Fiscal 2009, Mr. Askren was the only Named Executive Officer with five or more years of service in his current position.  Although Mr. Askren did not meet the applicable guideline level as of the end of Fiscal 2009, the Compensation Committee believes Mr. Askren is achieving appropriate progress toward the ownership goal given (1) future vesting of previously granted equity awards and (2) his increase in Common Stock ownership during Fiscal 2009 by 20,414 shares not including unvested equity awards or vested, underwater stock options.  When consideration is given to Mr. Askren's unvested equity awards, he exceeds the guideline level.  The Compensation Committee believes the other Named Executive Officers are also achieving appropriate progress toward their respective ownership goals.

Impact of Restatements that Retroactively Impact Financial Goals

We have not restated or retroactively adjusted financial information that has materially impacted the financial goals related to previous annual or long-term incentive compensation awards.  If financial results are significantly restated due to fraud or intentional misconduct, the Board will review any performance-based compensation paid to executive officers who are found to be personally responsible for the fraud or intentional misconduct that led to the restatement and may, to the extent permitted by applicable law, seek recoupment of amounts paid in excess of the amounts that would have been paid based on the restated financial results.

The Role of the Compensation Committee

Operating within the framework of the duties and responsibilities established by the Board, the Compensation Committee's role is to assure our compensation:  (1) strategy is aligned with the long-term interests of shareholders and members; (2) structure is fair and reasonable; and (3) reflects both corporate and individual performance.

The Compensation Committee evaluates management's executive compensation recommendations and provides independent review of the Corporation's executive compensation program.  The Compensation Committee is comprised solely of Directors who are not current or former members of the Corporation and each is independent as defined by the NYSE listing standards pertaining to director independence and the Corporation's categorical independence standards for Directors.

The Compensation Committee is responsible for developing and implementing the compensation programs for the Named Executive Officers and other key members.  The Compensation Committee reviews and approves base salary increases, Incentive Plan, Performance Plan and SIP awards for each of the Named Executive Officers, other than the CEO, without Board ratification.  The Compensation Committee also reviews and recommends to the Board for approval by the independent Directors (1) base salary increases and Incentive Plan, Performance Plan and SIP awards for the CEO and (2) stock option, RSU and any other equity compensation awards under the 2007 Compensation Plan for each of the Named Executive Officers.

In discharging its responsibilities in Fiscal 2009 and prior years, the Compensation Committee utilized the Survey Reports.  The Corporation's Member and Community Relations Department purchases the Survey Reports on behalf of the Compensation Committee.  The Compensation Committee did not retain any consultants in connection with the acquisition of the Survey Reports.  As discussed above, the data from the Survey Reports was utilized to calculate targeted amounts of base salary and annual and long-term incentive compensation for the Named Executive Officers.

The Corporation's Law, Finance and Member and Community Relations Departments support the Compensation Committee in a variety of ways related to executive compensation.  This support includes filing necessary documents with regulatory bodies, interpreting laws and regulations, conducting executive compensation benchmark analysis, preparing compensation-related materials and providing recommendations on matters such as base salary increase percentages and annual and long-term incentive compensation award targets.  The CEO, in conjunction with the Law, Finance and Member and Community Relations Departments, compiles information for review by the Compensation Committee at each quarterly Board meeting addressing the foregoing executive compensation topics.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the CD&A, which begins on page 26 of this Proxy Statement, with management, and based on such review and discussions, the Compensation Committee recommended to the Board the CD&A be included in this Proxy Statement.

HUMAN RESOURCES AND COMPENSATION COMMITTEE
Abbie J. Smith, Chairperson
Cheryl A. Francis
John A. Halbrook
Brian E. Stern

Summary Compensation Table for Fiscal 2009, Fiscal 2008 and Fiscal 2007

The table below sets forth the compensation awarded to, earned by or paid to each of the Named Executive Officers for Fiscal 2009, Fiscal 2008 and the Corporation's fiscal year ended December 29, 2007 ("Fiscal 2007").  Other than the CIC Agreements described above, the Corporation has no employment agreements with any of its executives.  While employed, executives are entitled to base salary, participation in the executive compensation programs identified in the tables below and discussed in the CD&A and other benefits common to all members.  The performance-based conditions associated with Performance Plan and Incentive Plan awards as well as salary and bonus in proportion to total compensation are discussed in detail throughout the CD&A, which begins on page 26 of this Proxy Statement.

Performance Plan awards are disclosed in two separate columns in the table below.  Performance Plan awards are payable 50 percent in Common Stock and 50 percent in cash.  The portion of the Performance Plan awards paid in cash is considered non-equity incentive compensation.  This portion of the awards is reported in the final year of the three-year performance period when the awards are fully earned.  The portion of the Performance Plan awards payable in Common Stock is considered equity incentive compensation because, although the target is set at a dollar value, the award settles in Common Stock.  The stock portion of the Performance Plan awards is reported in the first year of the three-year performance period in an amount equal to one-half of the targeted value of the award computed in accordance with FASB ASC Topic 718.

Name and Principal Position (1)	Year	Salary ($) (2)	Bonus ($) (3)	Stock Awards ($) (4)	Option Awards ($) (5)	Non-Equity Incentive Plan Compensation ($) (6)	All Other Compensation ($) (7)	Total ($)
Stan A. Askren Chairman, President and Chief Executive Officer, HNI Corporation	2009 2008 2007	685,250 749,139 731,477	2,573 6,693 9,731	889,950 183,750 177,200	284,989 944,462 919,453	882,050 276,360 985,373	101,851 174,097 171,622	2,846,663 2,334,501 2,994,856
Kurt A. Tjaden Vice President and Chief Financial Officer, HNI Corporation	2009 2008	330,000 120,577	666 50,000	299,676 48,125	95,965 134,030	328,433 33,584	2,126 17,409	1,056,866 403,725
Bradley D. Determan Executive Vice President, HNI Corporation President, Hearth & Home Technologies Inc.	2009 2008 2007	330,000 321,432 286,915	1,560 1,855 6,723	299,676 107,600 107,600	95,965 466,962 186,097	122,892 219,780 184,630	24,379 26,446 33,933	874,472 1,144,075 805,898
Jerald K. Dittmer Executive Vice President, HNI Corporation President, The HON Company	2009 2008 2007	355,000 355,962 310,668	8,477 7,406 9,731	322,381 101,400 94,800	103,237 257,346 163,955	396,180 101,175 339,382	45,626 65,822 55,038	1,230,901 889,111 973,574
Marco V. Molinari Executive Vice President, HNI Corporation President, HNI International Inc.	2009 2008 2007	332,300 334,752 315,913	2,573 6,693 9,731	301,762 119,800 115,450	96,633 205,276 199,667	214,832 193,448 360,574	30,693 64,258 73,017	978,793 924,227 1,074,352
_______________
Notes

(1)
On March 10, 2008, Mr. Dittmer resigned his position as Vice President and Chief Financial Officer of the Corporation to become an Executive Vice President of the Corporation and President of HON.  On April 1, 2008, Mr. Askren was appointed the acting Chief Financial Officer and held that position until August 25, 2008, when Mr. Tjaden was appointed the Vice President and Chief Financial Officer of the Corporation.

(2)
The Corporation follows a 52/53-week fiscal year which ends on the Saturday nearest December 31.  Fiscal 2008 ended on Saturday, January 3, 2009, and is a 53-week year.  This means each of the Named Executive Officers will have effectively earned an additional week of salary in Fiscal 2008.  The amounts set forth in this column reflect this additional week of salary.

(3)
The amounts in this column reflect the payments of cash profit-sharing during calendar years 2009, 2008 and 2007 under the Cash Profit-Sharing Plan.  Cash profit-sharing is earned on a non-fiscal year cycle.  This column also reflects a $50,000 sign-on bonus for Mr. Tjaden in Fiscal 2008.

(4)   For Fiscal 2009, the amounts in this column reflect the aggregate grant date fair value of RSUs granted under the 2007 Compensation Plan computed in accordance with FASB ASC Topic 718.

For Fiscal 2008 and Fiscal 2007, the amounts in this column reflect the aggregate grant date fair value for stock awards under the Performance Plan computed in accordance with FASB ASC Topic 718.  The amounts for Fiscal 2008 represent the stock portion of the target award for the 2008-2010 performance period and the amounts for Fiscal 2007 represent the stock portion of the target award for the 2007-2009 performance period.  In the event the highest level of performance is achieved, the Named Executive Officers would earn the maximum payout under the Performance Plan, the aggregate grant date fair value of the stock portion of which would be as follows:

For Fiscal 2008:
Mr. Askren – $367,500; Mr. Tjaden – $96,250; Mr. Determan – $215,200; Mr. Dittmer – $202,800; and Mr. Molinari – $239,600.

For Fiscal 2007:
Mr. Askren – $354,400; Mr. Determan – $215,200; Mr. Dittmer – $189,600; and Mr. Molinari – $230,900.

Assumptions used in the calculations of these amounts are included in the footnote titled "Stock-Based Compensation" to the Corporation's audited financial statements for (1) Fiscal 2009 included in the Corporation's Annual Report on Form 10-K filed with the SEC on February 26, 2010; (2) Fiscal 2008 included in the Corporation's Annual Report on Form 10-K filed with the SEC on February 27, 2009; and (3) Fiscal 2007 included in the Corporation's Annual Report on Form 10-K filed with the SEC on February 25, 2008.

(5)
The amounts in this column reflect the aggregate grant date fair value of stock options granted in Fiscal 2009 and Fiscal 2008 under the 2007 Compensation Plan and in Fiscal 2007 under the Compensation Plan computed in accordance with FASB ASC Topic 718.  Assumptions used in the calculations of these amounts are included in the footnote titled "Stock-Based Compensation" to the Corporation's audited financial statements for (1) Fiscal 2009 included in the Corporation's Annual Report on Form 10-K filed with the SEC on February 26, 2010; (2) Fiscal 2008 included in the Corporation's Annual Report on Form 10-K filed with the SEC on February 27, 2009; and (3) Fiscal 2007 included in the Corporation's Annual Report on Form 10-K filed with the SEC on February 25, 2008.

(6)
The amounts in this column include annual incentive awards earned in Fiscal 2009, Fiscal 2008 and Fiscal 2007, respectively, and paid in February 2010, February 2009 and February 2008, respectively, under the Incentive Plan as follows:  Mr. Askren – $882,050; $276,360; $879,060; Mr. Tjaden – $328,433; $33,584; Mr. Determan – $122,892; $219,780; $184,630; Mr. Dittmer – $396,180; $101,175; $286,210; and Mr. Molinari – $214,832; $193,448; $284,675.  In Fiscal 2007, Mr. Askren requested and the Compensation Committee approved the payment of a portion of his annual incentive award (approximately $222,058) in the form of Common Stock under the 2007 Compensation Plan which, based on the average of the high and low prices of a share of Common Stock ($30.71) on February 15, 2008, the date of grant, translated to 4,886 shares of Common Stock after withholding 2,344 shares for taxes.

The amounts in this column also include the cash portion (50 percent) of Performance Plan awards earned for the 2005-2007 performance period paid in February 2008, the 2006-2008 performance period paid in February 2009 and the 2007-2009 performance period paid in February 2010 as follows:  (1) 2007–2009 performance period:  Mr. Askren – $-0-; Mr. Tjaden – $-0-; Mr. Determan – $-0-; Mr. Dittmer – $-0-; and Mr. Molinari – $-0-; (2) 2006–2008 performance period:  Mr. Askren – $-0-; Mr. Tjaden – $-0-; Mr. Determan – $-0-; Mr. Dittmer – $-0-; and Mr. Molinari – $-0-; and (3) 2005-2007 performance period:  Mr. Askren – $106,313; Mr. Determan – $-0-; Mr. Dittmer – $53,172; and Mr. Molinari – $75,899.

(7)
The amounts in this column include the Corporation's contributions to the Retirement Plan, the dollar value of Corporation-paid life insurance premiums under the HNI Corporation Group Term Life Insurance Plan ("Life Insurance Plan"), both of which are generally applicable to all members, the dollar value of Common Stock paid under the SIP and earnings on deferred compensation, in each case for Fiscal 2009, Fiscal 2008 and Fiscal 2007.  Contributions under the Retirement Plan for Fiscal 2009, Fiscal 2008 and Fiscal 2007 were as follows:  Mr. Askren – $13,418; $16,574; $19,176; Mr. Tjaden – $2,048; $-0-; Mr. Determan – $12,476; $12,075; $16,377; Mr. Dittmer – $18,909; $17,238; $19,176; and Mr. Molinari – $13,418; $17,044; $19,176.  The dollar values of Corporation-paid life insurance premiums under the Life Insurance Plan in Fiscal 2009, Fiscal 2008 and Fiscal 2007 were as follows:  Mr. Askren – $78; $183; $180; Mr. Tjaden – $78; $62; Mr. Determan – $78; $187; $-0-; Mr. Dittmer – $78; $212; $274; and Mr. Molinari – $78; $185; $-0-.  The dollar values of Common Stock earned under the SIP for Fiscal 2009, Fiscal 2008 and Fiscal 2007 were as follows:  Mr. Askren – $49,817; $147,186; $145,701; Mr. Tjaden – $-0-; $-0-; Mr. Determan – $11,825; $14,184; $17,556; Mr. Dittmer – $26,639; $48,372; $35,588; and Mr. Molinari – $17,197; $47,029; $53,841.  The SIP Common Stock for Fiscal 2009 was issued February 17, 2010, for Fiscal 2008 was issued February 17, 2009 and for Fiscal 2007 was issued February 15, 2008.  Earnings on deferred compensation for Fiscal 2009, Fiscal 2008 and Fiscal 2007 were as follows:  Mr. Askren – $38,538; $10,154; $6,565.  In Fiscal 2008, Mr. Tjaden also received a moving expense reimbursement equal to $17,347, including the tax gross-up.

Grants of Plan-Based Awards for Fiscal 2009

The table below sets forth the grants of plan-based awards to the Named Executive Officers during Fiscal 2009, including stock options and RSUs granted under the 2007 Compensation Plan and Incentive Plan awards.  The aggregate grant date fair value of stock option and RSU awards are disclosed on a grant-by-grant basis in the table below.  For additional information on the Incentive Plan and the 2007 Compensation Plan, see "Elements of Compensation Program" on page 26 of this Proxy Statement.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Target ($)	Maximum ($)
Stan A. Askren
Stock Options	2/23/2009				112,644	10.36	284,989
RSUs	2/23/2009			113,514			889,950
Incentive Plan	2/11/2009	661,504	1,124,557

Kurt A. Tjaden
Stock Options	2/23/2009				37,931	10.36	95,965
RSUs	2/23/2009			38,224			299,676
Incentive Plan	2/11/2009	247,500	420,750

Bradley D. Determan
Stock Options	2/23/2009				37,931	10.36	95,965
RSUs	2/23/2009			38,224			299,676
Incentive Plan	2/11/2009	125,400	213,180

Jerald K. Dittmer
Stock Options	2/23/2009				40,805	10.36	103,237
RSUs	2/23/2009			41,120			322,381
Incentive Plan	2/11/2009	266,250	452,625

Marco V. Molinari
Stock Options	2/23/2009				38,195	10.36	96,633
RSUs	2/23/2009			38,490			301,762
Incentive Plan	2/11/2009	249,225	423,683
_______________
Notes

(1)
There is no threshold performance level for the individual strategic objective component of the annual incentive award under the Incentive Plan.  However, with respect to the financial goal component of the annual incentive award under the Incentive Plan, a 25 percent payout level is the minimum performance threshold required to receive a payout.  As the individual strategic objective component and the financial goal component of the annual incentive award are combined as one payment under the Incentive Plan, there is effectively no threshold performance level for payment of Incentive Plan awards.  The threshold amounts for the financial goal component of the annual incentive award under the Incentive Plan for Fiscal 2009 for each of the Named Executive Officers were as follows:  Mr. Askren – $99,226; Mr. Tjaden – $37,125; Mr. Determan – $18,810; Mr. Dittmer – $39,938; and Mr. Molinari – $37,384.

Outstanding Equity Awards at Fiscal Year-End 2009

The following table sets forth the Named Executive Officers' outstanding equity awards as of the end of Fiscal 2009.  All outstanding stock option awards reported in this table cliff-vest four years and expire ten years from the date of grant.  All of the outstanding stock awards reported in this table, other than equity incentive plan awards reflected in the final two columns of the table, represent time-based RSUs granted in February 2009, which vest in February 2012.  Prior to Fiscal 2009, the Corporation had not issued stock awards subject to vesting to any of the Named Executive Officers except pursuant to the Performance Plan.  The awards under the Performance Plan are reflected in the final two columns of the table.  These awards represent 50 percent of the Performance Plan award earned in Fiscal 2009 for the 2008-2010 performance period that, upon vesting, will be settled in Common Stock.  As described in the CD&A, which begins on page 26 of this Proxy Statement, the Corporation is unable to determine the actual number of shares of Common Stock underlying the portion of the Performance Plan award payable in Common Stock until such time as the award vests and is paid.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)Unexercisable (1)	Option Exercise Price ($) (2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (6)
Stan A. Askren	13,000		23.32	2/14/11	113,514	3,136,392	3,325	91,875
	20,000		25.77	2/13/12
	43,000		25.82	2/12/13
	25,000		39.72	2/11/14
	25,000		37.57	5/4/14
	55,100		42.66	2/16/15
		40,712	58.06	2/15/16
		58,676	48.66	2/14/17
		126,434	31.69	2/13/18
		112,644	10.36	2/23/19

Kurt A. Tjaden		36,923	17.01	11/7/18	38,224	1,056,129	871	24,063
		37,931	10.36	2/23/19

Bradley D. Determan	10,000		32.93	8/4/13	38,224	1,056,129	1,947	53,800
	8,000		39.72	2/11/14
	7,200		42.66	2/16/15
		8,320	58.06	2/15/16
		11,876	48.66	2/14/17
		24,677	31.69	2/13/18
		57,915	22.56	5/6/18
		37,931	10.36	2/23/19

Jerald K. Dittmer	6,000		23.32	2/14/11	41,120	1,136,146	1,835	50,700
	12,000		25.77	2/13/12
	15,000		25.82	2/12/13
	9,000		39.72	2/11/14
	9,200		42.66	2/16/15
		7,125	58.06	2/15/16
		10,463	48.66	2/14/17
		23,258	31.69	2/13/18
		17,133	22.56	5/6/18
		40,805	10.36	2/23/19

Marco V. Molinari	15,000		42.98	11/7/13	38,490	1,063,479	2,168	59,900
	13,000		39.72	2/11/14
	11,600		42.66	2/16/15
		8,926	58.06	2/15/16
		12,742	48.66	2/14/17
		27,480	31.69	2/13/18
		38,195	10.36	2/23/19
_______________
Notes

(1)
All stock options cliff-vest four years from the grant date.  Vesting dates for each unexercisable stock option award, in descending order, for each of the Named Executive Officers are as follows:  Mr. Askren – February 15, 2010, February 14, 2011, February 13, 2012 and February 23, 2013; Mr. Tjaden – November 7, 2012 and February 23, 2013; Mr. Determan – February 15, 2010, February 14, 2011, February 13, 2012, May 6, 2012 and February 23, 2013; Mr. Dittmer – February 15, 2010, February 14, 2011, February 13, 2012, May 6, 2012 and February 23, 2013; and Mr. Molinari – February 15, 2010, February 14, 2011, February 13, 2012 and February 23, 2013.

(2)
For fiscal years prior to Fiscal 2008, the exercise price was the average of the high and low transaction prices of a share of Common Stock on the date of grant.  Stock options granted in Fiscal 2008 and Fiscal 2009 under the 2007 Compensation Plan have an exercise price value equal to the closing price of a share of Common Stock on the date of grant.

(3)	This column reflects the RSUs granted to each of the Named Executive Officers under the 2007 Compensation Plan on February 23, 2009. All RSUs cliff-vest three years from the grant date.

(4)
This column reflects the market value of the RSUs granted to each of the Named Executive Officers in Fiscal 2009, calculated based on a share price of $27.63 per share, the closing price of a share of Common Stock on December 31, 2009, the last trading day of Fiscal 2009.

(5)
This column reflects the number of shares attributable to unvested outstanding Performance Plan awards (stock portion) based on achievement of a 50 percent payout level (the threshold or minimum level of performance required to receive a payout under the Performance Plan) for the 2008-2010 performance period for each Named Executive Officer, calculated based on a share price of $27.63 per share, the closing price of a share of Common Stock on December 31, 2009, the last trading day of Fiscal 2009.  Such awards vest on the last day of the performance period – January 1, 2011.

(6)
This column reflects the amount attributable to unvested outstanding Performance Plan awards (stock portion) based on achievement of a 50 percent payout level (the threshold or minimum level of performance required to receive a payout under the Performance Plan) for the 2008-2010 performance period for each Named Executive Officer.

Option Exercises and Stock Vested for Fiscal 2009

The following table sets forth information concerning the Named Executive Officers' exercise of stock options during Fiscal 2009.  No outstanding stock awards vested during Fiscal 2009.  The value of the stock portion of the Performance Plan awards for the 2007-2009 performance period was $-0-.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Stan A. Askren	25,000	219,250
Kurt A. Tjaden	0	0
Bradley D. Determan	0	0
Jerald K. Dittmer	5,250	22,418
Marco V. Molinari	0	0
_______________
Notes

(1)
This column is calculated by multiplying the number of shares acquired by the difference between the actual sale price on the date of exercise or, if the shares were retained by the Named Executive Officer, the closing price of a share of Common Stock on the date of exercise and the exercise price of the stock options.  The Named Executive Officers exercised the following options in Fiscal 2009:

Name	Date of Exercise	Number of Shares Acquired on Exercise (#)	Option Exercise Price ($/Sh)	Sold or Retained Shares	Sale or Closing Price on Date of Exercise ($/Sh)	Value Realized on Exercise ($)
Stan A. Askren	10/29/09	25,000	18.31	Retained	27.08	219,250
Jerald K. Dittmer	7/30/09	5,250	18.31	Sold	22.58	22,418

Nonqualified Deferred Compensation for Fiscal 2009

As discussed in the CD&A, which begins on page 26 of this Proxy Statement, the Deferred Plan allows executives to defer certain compensation to a cash account that earns interest at a rate set annually at one percent above the prime interest rate or to the Corporation's notional stock account in the form of nonvoting share units that earn dividends distributed to shareholders which are then automatically reinvested in additional nonvoting share units.  The only Named Executive Officer currently participating in the Deferred Plan is Mr. Askren.  Mr. Askren deferred into the Corporation's notional stock account the after-tax-value of his 2008 SIP award, which was granted in February 2009, totaling $144,393 and is reflected in the table below.  The value of Mr. Askren's 2008 SIP award, before taxes, was $147,186.  Mr. Askren's balance in the Deferred Plan as of the end of Fiscal 2009 was 27,962 nonvoting share units.  This balance will not be distributed until the earlier of (1) January 31, 2016 for a portion of the balance, (2) January 31, 2017 for another portion of the balance and (3) the date Mr. Askren is no longer employed by the Corporation, other than via retirement or death, with respect to the entire remaining balance.  For additional information on the Deferred Plan, see "Other Compensation Elements – Deferred Compensation Plan" on page 38 of this Proxy Statement.

Name	Executive Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($) (2)	Aggregate Balance at Last FYE ($) (3)
Stan A. Askren	144,393	219,148	772,590
Kurt A. Tjaden	0	0	0
Bradley D. Determan	0	0	0
Jerald K. Dittmer	0	0	0
Marco V. Molinari	0	0	0
_______________
Notes

(1)	The amount of Mr. Askren's contribution, before taxes $147,186, is reflected in the All Other Compensation Column of the Summary Compensation Table for Mr. Askren's Fiscal 2008 compensation.

(2)
The reported dollar value is the sum of (1) share price appreciation (or depreciation) in the account balance during Fiscal 2009 not attributable to contributions, withdrawals or distributions during Fiscal 2009 and (2) dividends earned on the account balance during Fiscal 2009.  The share price appreciation (or depreciation) is calculated by first multiplying 15,417, the number of nonvoting share units in Mr. Askren's account at the end of Fiscal 2008, by $27.63, the closing price of a share of Common Stock on December 31, 2009, the last trading day of Fiscal 2009; and then subtracting from such amount Mr. Askren's aggregate account balance at the end of Fiscal 2008 – $245,362.  The dividends earned are calculated by multiplying 1,395, the numbers of nonvoting share units earned from reinvested dividends during Fiscal 2009, by $27.63, the closing price of a share of Common Stock on December 31, 2009, the last trading day of Fiscal 2009.  The dividends earned are reflected in the All Other Compensation Column of the Summary Compensation Table for Mr. Askren's Fiscal 2009 compensation.

(3)
The reported dollar value is calculated by multiplying 27,962, the number of nonvoting share units in Mr. Askren's account at the end of Fiscal 2009, by $27.63, the closing price of a share of Common Stock on December 31, 2009, the last trading day of Fiscal 2009.  Amounts deferred after Fiscal 2009 are not reflected in this column.

Potential Payments Upon Termination or Change in Control

The following tables quantify compensation that would be payable to the Named Executive Officers upon a CIC or the retirement, death or disability of the executive.  The tables include only compensation items not available to all salaried members and assume the event occurred on the last business day of Fiscal 2009.  For a qualitative discussion of the Corporation's obligations to the Named Executive Officers in the event of a CIC or the retirement, death or disability of such Named Executive Officers, see "Post-Employment and Other Events" on page 39 of this Proxy Statement.

Value in Event of Involuntary Termination or Voluntary Termination for Good Reason Following a Change in Control

Name	Cash Severance Pursuant to CIC Agreement ($) (1)	Total Value of Benefits Pursuant to CIC Agreement ($) (2)	Incentive Plan Acceleration ($) (3)	Performance Plan Acceleration ($) (4)	Stock Options Acceleration ($) (5)	RSU Acceleration ($) (6)	Excise Tax Gross-Up Pursuant to CIC Agreement ($) (7)	Total ($)
Stan A. Askren	3,723,933	19,473	242,507	0	1,945,362	3,136,392	3,859,684	12,927,351
Kurt A. Tjaden	699,875	19,473	92,317	0	1,047,191	1,056,129	1,363,017	4,278,003
Bradley D. Determan	1,070,701	19,473	90,288	0	948,697	1,056,129	1,301,533	4,486,821
Jerald K. Dittmer	1,103,676	19,473	56,445	0	791,567	1,136,146	1,192,779	4,300,086
Marco V. Molinari	1,149,014	19,473	208,851	0	659,628	1,063,479	1,287,473	4,387,918
_______________
Notes

(1)
Pursuant to the CIC Agreements for each of the Named Executive Officers, the amounts in this column include the following:  (1) an amount equal to two times (three times for Mr. Askren) the sum of (a) the executive's annual base salary and (b) the average of the executive's annual incentive awards for the prior two years; (2) an amount equal to the value of the cost of health and dental coverage for an additional six months from the date of termination; and (3) an amount equal to the value of 24 months of continued participation in the Corporation's accidental death and travel accident insurance plan and disability plans.

(2)
Represents the value of benefits provided following termination of employment pursuant to the CIC Agreements for each of the Named Executive Officers.  Such benefits consist of the following:  (1) medical and dental benefits for 18 months; and (2) group life insurance benefits for 24 months.

(3)   Represents the value of the maximum annual incentive award payable under the Incentive Plan for Fiscal 2009 to each of the Named Executive Officers, prorated based on the length of employment during the year in which termination occurs, minus the amount of such award which vested as of the end of Fiscal 2009.  Such awards are normally forfeited upon termination by reason other than death, disability, retirement or CIC of the Corporation.

(4)
Represents the value of the outstanding long-term incentive awards under the Performance Plan for the 2008-2010 performance periods based on performance through the end of Fiscal 2009 without proration.  Such awards are normally forfeited upon termination by reason other than death, disability, retirement or CIC of the Corporation.  The amounts in this column are zero as the Corporation does not anticipate making any payouts for the 2008-2010 performance period.

(5)
Represents the value of accelerating the vesting of stock options not otherwise vested in accordance with the Compensation Plan and the 2007 Compensation Plan.  Such options will remain exercisable until the expiration date established at the time of award.

(6)	Represents the value of accelerating the vesting of RSUs not otherwise vested in accordance with the 2007 Compensation Plan.

(7)
Represents the payment to "gross-up" the executive's compensation pursuant to the executive's CIC Agreement for any excise tax and for any federal, state and local taxes applicable to the excise tax "gross-up."

Value in Event of Change in Control with No Employment Termination

Name	Cash Severance Pursuant to CIC Agreement ($)	Total Value of Benefits Pursuant to CIC Agreement ($)	Incentive Plan Acceleration ($) (1)	Performance Plan Acceleration ($) (2)	Stock Options Acceleration ($) (3)	RSU Acceleration ($) (4)	Excise Tax Gross-Up Pursuant to CIC Agreement ($)	Total ($)
Stan A. Askren	0	0	242,507	0	1,945,362	3,136,392	0	5,324,261
Kurt A. Tjaden	0	0	92,317	0	1,047,191	1,056,129	0	2,195,637
Bradley D. Determan	0	0	90,288	0	948,697	1,056,129	0	2,095,114
Jerald K. Dittmer	0	0	56,445	0	791,567	1,136,146	0	1,984,158
Marco V. Molinari	0	0	208,851	0	659,628	1,063,479	0	1,931,958
_______________
Notes

(1)
Represents the value of the maximum annual incentive award payable under the Incentive Plan for Fiscal 2009 to each of the Named Executive Officers, prorated based on the length of employment during the year in which termination occurs, minus the amount of such award which vested as of the end of Fiscal 2009.  Such awards are normally forfeited upon termination by reason other than death, disability, retirement or CIC of the Corporation.

(2)
Represents the value of the outstanding long-term incentive awards under the Performance Plan for the 2008-2010 performance periods based on performance through the end of Fiscal 2009 without proration.  Such awards are normally forfeited upon termination by reason other than death, disability, retirement or CIC of the Corporation.  The amounts in this column are zero as the Corporation does not anticipate making any payouts for the 2008-2010 performance period.

(3)
Represents the value of accelerating the vesting of stock options not otherwise vested in accordance with the Compensation Plan and the 2007 Compensation Plan.  Such options will remain exercisable until the expiration date established at the time of award.

(4)	Represents the value of accelerating the vesting of RSUs not otherwise vested in accordance with the 2007 Compensation Plan.

Value in Event of Retirement, Death or Disability

Name	Performance Plan Acceleration ($) (1)	Stock Options Acceleration ($) (2)	RSU Acceleration ($) (3)	Total ($)
Stan A. Askren	0	1,945,362	3,136,392	5,081,754
Kurt A. Tjaden	0	1,047,191	1,056,129	2,103,320
Bradley D. Determan	0	948,697	1,056,129	2,004,826
Jerald K. Dittmer	0	791,567	1,136,146	1,927,713
Marco V. Molinari	0	659,628	1,063,479	1,723,107
_______________
Notes

(1)    Represents the value of the outstanding long-term incentive awards under the Performance Plan for the 2008-2010 performance period based on performance through the end of Fiscal 2009, prorated according to the time elapsed through the applicable performance period.  Such awards are normally forfeited upon termination by reason other than death, disability, retirement or CIC of the Corporation.  The amounts in this column are zero as the Corporation does not anticipate making any payouts for the 2008-2010 performance period.

(2)
Represents the value of accelerating the vesting of stock options not otherwise vested in accordance with the Compensation Plan and the 2007 Compensation Plan.  Such options will remain exercisable until three years from the date of retirement or two years from the date of death or disability.

(3)	Represents the value of accelerating the vesting of RSUs not otherwise vested in accordance with the 2007 Compensation Plan.

DIRECTOR COMPENSATION

Prior to May 2009, the Corporation's independent Directors received an annual retainer of $100,000, of which $50,000 was paid in cash in equal installments of $12,500 at each quarterly Board meeting and $50,000 was paid in the form of a Common Stock grant issued under the 2007 Equity Plan for Non-Employee Directors of HNI Corporation (the "2007 Equity Plan") at the May Board meeting.  In April 2009, the Board unanimously approved a 10 percent decrease in the annual retainer from $100,000 to $90,000 effective at the May Board meeting, of which $45,000 was to be paid in cash in equal installments of $11,250 at each quarterly Board meeting and $45,000 was to be paid in the form of a Common Stock grant issued under the 2007 Equity Plan at the May Board meeting.  Mr. Askren recommended and the Board approved the reduction due to the very challenging market conditions facing the Corporation.  Consequently, in Fiscal 2009, each independent Director received (1) a cash installment payment of (a) $12,500 at the February Board meeting and (b) $11,250 at each of the May, August and November Board meetings and (2) a $45,000 Common Stock grant at the May Board meeting.  In February 2010, the Board restored the annual retainer from $90,000 to $100,000 effective immediately.

Each independent Director who serves as the Chairperson of a Board committee also receives an additional annual retainer for his or her services.  The Audit Committee Chairperson and the Lead Director each receive an additional $7,500, and the Chairpersons of the Compensation Committee and the Governance Committee each receive an additional $4,000.  Each Audit Committee member also receives an additional annual retainer of $4,000.  As with the cash portion of the annual retainer for Board service, retainers for committee Chairpersons, Lead Director or Audit Committee service are paid in equal installments at each quarterly Board meeting.  Independent Directors receive an additional $1,000 for each meeting attended if they are required to travel six hours or more on a round-trip basis.  Directors are also reimbursed for travel and related expenses incurred to attend meetings.  For purposes of determining Director compensation, an independent Director is anyone who is not a member of the Corporation.  Directors who are members of the Corporation do not receive additional compensation for service on the Board.

The Corporation's policy with regard to Common Stock ownership by Directors is for each Director to own Common Stock with a market value of five times or more the cash portion of the annual retainer.  Pursuant to this policy, independent Directors are required to receive one-half of the cash portion of their annual retainer in the form of shares of Common Stock to be issued under the 2007 Equity Plan or, to the extent the Director participates in the HNI Corporation Directors Deferred Compensation Plan (the "Directors Deferred Plan"), in the form of nonvoting share units to be credited to the Director's account under the Directors Deferred Plan.  This requirement does not, however, apply to any Director owning Common Stock with a market value of five times or more the cash portion of the annual retainer.  As of the end of Fiscal 2009, all of the Corporation's independent Directors were in compliance with the Corporation's policy with regard to stock ownership by Directors.

In addition to acquiring Common Stock as partial payment of their annual retainer, independent Directors can also acquire Common Stock in several other ways.  Under the 2007 Equity Plan, Directors may elect to receive up to 100 percent of their cash retainers in the form of shares of Common Stock.  Under the Directors Deferred Plan, each Director has the opportunity to defer up to 100 percent of all his or her retainers earned as a Director.  Amounts can be deferred to a cash account that earns interest at a rate set each year at one percent above the prime interest rate or to the Corporation's notional stock account in the form of nonvoting share units that fluctuate in value based on the price increase or decrease of Common Stock and earn dividends distributed to all shareholders.  The dividends are automatically reinvested for each participant to acquire additional nonvoting shares units.  For any cash compensation deferred to the Corporation's notional stock account, the number of nonvoting share units is determined by dividing the amount of the compensation by the fair market value of a share of Common Stock on the date such compensation would have otherwise been paid.  Each Director participating in the Directors Deferred Plan elects, on an annual basis, the date or dates of distribution (i.e., a Director can elect a lump-sum distribution or distribution via annual installments not to exceed 15) of any amounts he or she has deferred.  In addition, each independent Director is eligible to receive awards of stock options to purchase Common Stock, restricted stock or Common Stock grants, or any combination thereof, under the 2007 Equity Plan in such amounts as the Board may authorize.

In May 2009, each independent Director serving on the Board as of May 12, 2009, was granted 2,722 shares of Common Stock under the 2007 Equity Plan.  This grant represented one-half the value of the annual retainer, which, at the time of grant, was $90,000.  The Corporation does not have a non-equity incentive plan for independent Directors.  All shares of Common Stock issued in lieu of cash retainer amounts, except amounts deferred to the Corporation's notional stock account under the Directors Deferred Plan, have heretofore been issued pursuant to the Compensation Plan, the 1997 Equity Plan for Non-Employee Directors of HNI Corporation (the "1997 Equity Plan") or the 2007 Equity Plan.  The 1997 Equity Plan terminated upon shareholder approval of the 2007 Equity Plan at the 2007 annual meeting of shareholders.  As of the Record Date, (1) the Corporation has never issued stock options to purchase Common Stock or shares of restricted stock to the independent Directors and (2) all shares of Common Stock issued to Directors under the Compensation Plan, the 1997 Equity Plan or the 2007 Equity Plan were fully vested upon issuance.

Director Compensation for Fiscal 2009

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Mary H. Bell	46,250	45,000	--	1,756	93,006
Miguel M. Calado	59,750	45,000	--	1,756	106,506
Gary M. Christensen	46,250	45,000	--	1,756	93,006
Cheryl A. Francis	46,250	45,000	--	1,756	93,006
John A. Halbrook	47,250	45,000	--	1,756	94,006
James R. Jenkins	52,250	45,000	1,132	1,756	100,138
Dennis J. Martin	51,250	45,000	--	1,756	98,006
Larry B. Porcellato	46,250	45,000	194	1,756	93,200
Joseph E. Scalzo	50,250	45,000	905	2,756	98,911
Abbie J. Smith	50,250	45,000	--	1,756	97,006
Brian E. Stern	54,750	45,000	--	1,756	101,506
Ronald V. Waters, III	50,250	45,000	2,114	4,314	101,678
_______________
Notes

(1)
For Fiscal 2009, the independent Directors listed in the Table above each earned the following fees:  Ms. Bell, Ms. Francis and Messrs. Christensen and Porcellato – $46,250 annual retainer; Mr. Calado – $46,250 annual retainer plus $4,000 retainer for service on the Audit Committee, $7,500 retainer for service as Chairperson of the Audit Committee and $2,000 for travel in excess of 6 hours; Mr. Halbrook – $46,250 annual retainer plus $1,000 for travel in excess of 6 hours; Mr. Jenkins – $46,250 annual retainer plus $4,000 retainer for service on the Audit Committee and $2,000 for travel in excess of 6 hours; Mr. Martin – $46,250 annual retainer plus $4,000 retainer for service as Chairperson of the Governance Committee and $1,000 for travel in excess of 6 hours; Messrs. Scalzo and Waters – $46,250 annual retainer plus $4,000 retainer for service on the Audit Committee; Ms. Smith – $46,250 annual retainer plus $4,000 retainer for service as Chairperson of the Compensation Committee; and Mr. Stern – $46,250 annual retainer plus $7,500 for service as Lead Director and $1,000 for travel in excess of 6 hours.  Mr. Scalzo resigned from the Board after the November 2009 Board meeting.

(2)
Represents the portion of the annual retainer paid in the form of shares – a $45,000 Common Stock grant authorized by the Board under the 2007 Equity Plan.  Each independent Director serving on the Board as of May 12, 2009, was issued 2,722 shares of Common Stock at a price of $16.53 (the average of the high and low transaction prices for a share of Common Stock on the date of grant, May 12, 2009) for a total grant value of approximately $44,995.  The difference between the $45,000 Common Stock grant authorized by the Board and the actual value of Common Stock issued pursuant to such grant ($44,995) was approximately $5.  As the Corporation only issues fractional shares under the Directors Deferred Plan and not under the 2007 Equity Plan, the Corporation paid each independent Director $5 either in the form of cash in lieu of a fractional share for those Directors that did not elect to defer their Common Stock grant under the Directors Deferred Plan or in the form of a fractional share for those Directors that did elect to defer their Common Stock grant under the Directors Deferred Plan. Ms. Bell and Messrs. Christensen, Jenkins, Martin, Porcellato and Waters each deferred 100 percent of their Common Stock grant under the Directors Deferred Plan.  The closing price of Common Stock on May 12, 2009 was $16.53 per share, the same as the average of the high and low transaction prices for a share of Common Stock on that day.  There are no unexercised option awards or unvested stock awards outstanding as of the end of Fiscal 2009 for any of the Directors.

(3)
Includes above-market interest earned on cash compensation deferred under the Directors Deferred Plan.  Interest on deferred cash compensation is earned at one percent over the prime rate.  Messrs. Jenkins and Waters each deferred 50 percent of their cash compensation.  Above-market interest earned by Mr. Porcellato is for cash compensation deferred prior to January 1, 2007 and interest earned by Mr. Scalzo is for cash compensation deferred prior to January 1, 2006.

(4)    Includes dividends earned on Common Stock grants during Fiscal 2009.  Mr. Scalzo's total also includes a one-time $1,000 charitable contribution made by the Corporation to Seacology, an international environmental nonprofit organization that focuses on saving endangered species, habitats and cultures of islands throughout the world, on behalf of Mr. Scalzo when he resigned from the Board in November 2009.  Mr. Waters' total also includes a one-time reimbursement of a tax penalty of $2,558 which occurred due to the Corporation's failure to timely make an installment distribution to Mr. Waters from his deferred account.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

On the Record Date, there were 45,191,076 Outstanding Shares.  On that date, to the Corporation's knowledge, there were three shareholders who owned beneficially more than 5 percent of all Outstanding Shares.  The table below contains information, as of that date (except as noted below), regarding the beneficial ownership of these entities.  Unless otherwise indicated, the Corporation believes each of the entities listed below has sole voting and investing power with respect to all the shares of Common Stock indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
State Farm Insurance Companies (1) One State Farm Plaza Bloomington, Illinois 61710	7,387,496 (2)	16.35%
BlackRock, Inc. (3) 40 East 52nd Street New York, New York 10022	3,144,529 (4)	6.96%
Fidelity Management & Research Company 82 Devonshire Street Boston, Massachusetts 02109	2,435,971 (5)	5.39%
_______________
Notes

(1)
State Farm Insurance Companies consists of the following entities:  State Farm Mutual Automobile Insurance Company; State Farm Fire and Casualty Company; State Farm Investment Management Corp.; State Farm Associates Funds Trust – State Farm Growth Fund; State Farm Associates Funds Trust – State Farm Balanced Fund; State Farm Insurance Companies Employee Retirement Trust; State Farm Insurance Companies Savings and Thrift Plan for U.S. Employees; and State Farm Mutual Fund Trust.

(2)
Information is based on a Schedule 13G/A filed February 2, 2010 with the SEC by State Farm Insurance Companies for the period ended December 31, 2009.  Of the 7,387,496 shares beneficially owned, State Farm Insurance Companies has sole voting and investing power with respect to 7,366,400 shares and shared voting and investing power with respect to 21,096 shares.

(3)	On December 1, 2009, BlackRock, Inc. completed its acquisition of Barclays Global Investors, NA, according to the Schedule 13G referred to in Note (4) below.

(4)
Information is based on a Schedule 13G filed January 29, 2010 with the SEC by BlackRock, Inc. for the period ended December 31, 2009.  Of the 3,144,529 shares beneficially owned, BlackRock Inc. has sole voting power with respect to 3,144,529 shares.

(5)
Information is based on a Schedule 13G/A filed February 16, 2010 with the SEC by FMR LLC, parent company of Fidelity Management & Research Company, for the period ended December 31, 2009.  Of the 2,435,971 shares beneficially owned, Fidelity Management & Research Company does not have sole voting power with respect to any shares.

Security Ownership of Directors and Executive Officers

The following table sets forth the beneficial ownership of Common Stock as of the Record Date for each Director and nominee for Director, each Named Executive Officer and for all Directors (including nominees) and executive officers of the Corporation as a group.  The address of the persons listed below is 408 East Second Street, Muscatine, Iowa 52761.

Name of Beneficial Owner	Common Stock (1)	Common Stock Units (2)	Stock Options Exercisable as of the Record Date or Within 60 Days Thereof	Total Stock and Stock-Based Holdings
Stan A. Askren	59,833	30,259	221,812	311,904
Mary H. Bell	0	13,298	0	13,298
Miguel M. Calado	23,374	0	0	23,374
Gary M. Christensen	0	29,218	0	29,218
Cheryl A. Francis	27,299	0	0	27,299
John A. Halbrook	10,600	4,777	0	15,377
James R. Jenkins	0	12,195	0	12,195
Dennis J. Martin	0	15,882	0	15,882
Larry B. Porcellato	2,000	15,309	0	17,309
Abbie J. Smith	4,132	22,297	0	26,429
Brian E. Stern	24,359	0	0	24,359
Ronald V. Waters, III	1,575	16,197	0	17,772
Bradley D. Determan	10,318	0	33,520	43,838
Jerald K. Dittmer	20,698	0	58,325	79,023
Marco V. Molinari	12,464	0	48,526	60,990
Kurt A. Tjaden	101	0	0	101
All Director and Executive Officers as a Group – (23 persons)	225,817	159,432	395,452	780,701
_______________
Notes

(1)
Includes restricted shares held by executive officers over which they have voting power but not investment power, shares held directly or in joint tenancy, shares held in trust, by broker, bank or nominee or other indirect means and over which the individual or member of the group has sole voting or shared voting and/or investment power.  Each individual or member of the group has sole voting and/or investment power with respect to the shares shown in the table above, except Mr. Askren's spouse shares voting and investment power with respect to 7,588 of the 59,833 shares listed above for Mr. Askren.  No Director or Named Executive Officer owns more than one percent of the Outstanding Shares.  All Directors and executive officers as a group own approximately 1.7 percent of the Outstanding Shares.

(2)
Indicates the nonvoting share units credited to the account of the named individual or members of the group, as applicable, under either the Deferred Plan or the Directors Deferred Plan.  For additional information on the Deferred Plan, see "Other Compensation Elements – Deferred Compensation Plan" on page 38 and "Nonqualified Deferred Compensation for Fiscal 2009" on page 47 of this Proxy Statement.  For additional information on the Directors Deferred Plan, see "Director Compensation" on page 50 of this Proxy Statement.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of January 2, 2010, about Common Stock which may be issued under the Corporation's equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (1)(2)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b) (3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) (4)
Equity compensation plans approved by security holders	2,161,777	$29.03	4,160,057
Equity compensation plans not approved by security holders	––	––	––
Total	2,161,777	$29.03	4,160,057
_______________
Notes

(1)
Includes shares to be issued upon the exercise of outstanding stock options granted under the 2007 Compensation Plan – 975,167, and the Compensation Plan – 880,467 prior to termination of such plan in May 2007.  The termination of the Compensation Plan does not impact the validity of any outstanding stock options granted under such plan prior to termination.  As of the last day of Fiscal 2009, there were no outstanding (1) warrants or rights under the 2007 Compensation Plan or the Compensation Plan and (2) options, warrants or rights under the 2007 Equity Plan or the 1997 Equity Plan.

(2)    Includes (1) the target value of the stock portion of the 2007-2009 and 2008-2010 Performance Plan awards for all award recipients divided by the $27.63, the closing price of a share of Common Stock on December 31, 2009, the last trading day of Fiscal 2009 – 149,785 shares, and (2) the nonvoting share units credited to the account of individual executive officers or Directors under either the Deferred Plan – 29,088 shares, or the Directors Deferred Plan – 127,270 shares.  For additional information on the Performance Plan, see "Long-Term Incentive Compensation – Performance Plan" on page 34 of this Proxy Statement.  For additional information on the Deferred Plan, see "Other Compensation Elements – Deferred Compensation Plan" on page 38 and "Nonqualified Deferred Compensation for Fiscal 2009" on page 47 of this Proxy Statement.  For additional information on the Directors Deferred Plan, see "Director Compensation" on page 50 of this Proxy Statement.  The number of shares attributable to Performance Plan awards overstates expected Common Stock dilution as the Corporation made no payouts for the 2007-2009 performance period and no payouts are expected for the 2008-2010 performance period.

(3)	This column does not take into account any of the Performance Plan awards or nonvoting share units discussed in Note 2 above.

(4)
Includes shares available for issuance under the 2007 Compensation Plan – 3,024,833, the 2007 Equity Plan – 211,871 and the HNI Corporation 2002 Members' Stock Purchase Plan (the "MSPP") – 923,353.  Of the 5,000,000 shares originally available for issuance under the 2007 Compensation Plan, no more than 1,000,000 of such shares can be issued as full-value awards.  At the end of Fiscal 2009, 229,968 shares of the original 1,000,000 shares were available for issuance.  The Corporation anticipates approximately 22,000 shares available for issuance under the MSPP are subject to purchase during the current purchase period ending April 3, 2010.  The MSPP allows members to purchase Common Stock at 85 percent of the closing share price on each quarterly exercise date up to an annual aggregate amount of $25,000 per year and is available generally to all members.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, the Directors and executive officers of the Corporation, and certain persons who own more than 10 percent of the Outstanding Shares, are required to report their ownership of Common Stock and changes in ownership to the SEC and the NYSE.  Specific due dates for these reports have been established by the SEC, and the Corporation is required to report in this Proxy Statement any known failure to file by these dates during Fiscal 2009.

Based solely on a review of copies of the reports the Corporation has received, or written representations from certain reporting persons, except as described below, the Corporation believes during Fiscal 2009 all reporting persons made all filings required by Section 16(a) of the Exchange Act on a timely basis.  Due to an administrative oversight on behalf of the Corporation, a timely-filed Form 4 for a Director, Ronald V. Waters, overstated by (1) 8.4851 the amount of nonvoting share units Mr. Waters acquired under the Directors Deferred Plan upon the reinvestment of dividends and (2) 0.2612 the total amount of shares of Common Stock owned by Mr. Waters.  Once the Corporation identified this oversight, an amendment to the original Form 4 was promptly filed correcting the errors.

Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Audit Committee Report included on page 23 of this Proxy Statement and the Compensation Committee Report included on page 42 of this Proxy Statement shall not be incorporated by reference into any such filings.

DEADLINE FOR SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

Proposals by shareholders intended to be presented at the 2011 annual meeting of shareholders must be received at the Corporation's executive offices no later than November 26, 2010 to be included in the proxy statement and proxy form.  All shareholder notice of proposals submitted outside the processes of Exchange Act Rule 14a-8 must be received between February 10, 2011 and March 12, 2011 to be considered for presentation at the 2011 annual meeting of shareholders.  In addition, any shareholder proposals must comply with the informational requirements contained in the By-laws, Section 2.16(a)(2), in order to be presented at the 2011 annual meeting of shareholders.  On written request to the Corporate Secretary at HNI Corporation, 408 East Second Street, Muscatine, Iowa 52761, the Corporation will provide, without charge to any shareholder, a copy of the By-laws.

OTHER MATTERS

The Board knows of no other matters that will be brought before the Meeting, but, if other matters properly come before the Meeting, it is intended the persons named in the proxy will vote the proxy according to their best judgment.

On written request to the Corporate Secretary at HNI Corporation, 408 East Second Street, Muscatine, Iowa 52761, the Corporation will provide, without charge to any shareholder, a copy of its Annual Report on Form 10-K for Fiscal 2009, including financial statements and schedules, filed with the SEC.  The report is also available on the Corporation's website at www.hnicorp.com, under "Investor Information–Annual & Quarterly Reports."

Information set forth in this Proxy Statement is as of March 26, 2010, unless otherwise noted.

Steven M. Bradford
Vice President, General Counsel and Secretary
March 26, 2010

A summary Annual Report and an Annual Report to Security Holders, including financial statements and schedules, of the Corporation for Fiscal 2009 are being mailed to shareholders of the Corporation together with this Proxy Statement.  Neither the summary Annual Report nor the Annual Report to Security Holders forms any part of the material for the solicitation of proxies.

APPENDIX A

HNI CORPORATION
2007 STOCK-BASED COMPENSATION PLAN

HNI Corporation, an Iowa corporation (the "Corporation"), first adopted the HNI Corporation 2007 Stock-Based Compensation Plan (the "Plan") on May 8, 2007.  The Plan was amended and restated effective May 8, 2007 to comply with Section 409A of the Internal Revenue Code.  The Plan was further amended effective as February 23, 2009.  The Corporation hereby amends and restates the Plan, effective February 17, 2010; provided, however, that certain provisions of the Plan are subject to shareholder approval as described in Article 12.

I.           PURPOSES; EFFECT ON PRIOR PLANS

1.1           Purpose.  The purpose of the Plan is to aid the Corporation in recruiting and retaining employees capable of assuring the future success of the Corporation through the grant of Awards of stock-based compensation.  The Corporation expects that the Awards and opportunities for stock ownership in the Corporation will provide incentives to Plan participants to exert their best efforts for the success of the Corporation's business and thereby align the interests of Plan participants with those of the Corporation's stockholders.  For purposes of the Plan, references to employment by the Corporation shall also mean employment by a Subsidiary.

1.2           Effect on Prior Plans.  From and after the date of stockholder approval of the Plan, no awards shall be granted under the Corporation's Stock-Based Compensation Plan, as amended, but all outstanding awards previously granted under that plan shall remain outstanding in accordance with their terms.

II.           DEFINITIONS

In addition to other terms that may be defined elsewhere herein, wherever the following terms are used in this Plan with initial capital letters, they shall have the meanings specified below, unless the context clearly indicates otherwise.

(a)            "Award" means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Share Unit, Performance Share Award, Stock Grant Award, or  Dividend Equivalent Award granted under the Plan.

(b)            "Award Agreement" means any written agreement, contract or other instrument or document evidencing an Award granted under the Plan.  Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(c)            "Board" means the Board of Directors of the Corporation.

(d)            "Change in Control" has the meaning set forth in Section 10.2 of the Plan.

(e)           "Chief Executive Officer" means the Chief Executive Officer of the Corporation.

(f)            "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(g)           "Committee" means the Committee designated by the Board, consisting of two or more members of the Board, each of whom shall be:  (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act; and (ii) an "outside director" within the meaning of Section 162(m) of the Code.

(h)           "Corporation" means HNI Corporation, an Iowa corporation.

(i)            "Deferred Share Unit" means a unit evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(j)            "Deferred Share Unit Award" means a right to receive Deferred Share Units granted under Section 7.2 of the Plan.

(k)           "Disability or Disabled," with respect to a Participant, means that the Participant satisfies the requirements to receive long-term disability benefits under the Corporation-sponsored group long-term disability plan in which the Participant participates without regard to any waiting periods, or that the Participant has been determined by the Social Security Administration to be eligible to receive Social Security disability benefits.  A Participant shall not be considered to be Disabled unless the Participant furnishes proof of the Disability to the Corporation in such form and manner as the Corporation may require.

(l)            "Dividend Equivalent" means a right granted under Section 7.5 of the Plan with respect to Restricted Stock, Restricted Stock Units, Performance Shares, Deferred Share Units or Stock Grant Awards to receive payment equivalent to the amount of any cash dividends paid by the Corporation to holders of Shares.

(m)           "Eligible Employee" means any employee (including an officer) of the Corporation or a Subsidiary whom the Committee determines to be an Eligible Employee.

(n)            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(o)            "Fair Market Value" of a Share means the closing price of a Share as reported on the New York Stock Exchange on the date as of which such value is being determined, or, if there are no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem reasonable and within the meaning of Code Section 409A and the regulations thereunder.

(p)            "162(m) Employee" means a "covered employee" of the Corporation within the meaning of Section 162(m)(3), or any subsequent authority or any individual whom the Committee in its judgment determines is likely to be a "covered employee."

(q)            "Operating Unit" means either:  (i) the Corporation as a whole; (ii) an individual Subsidiary, division, store, or other business unit of the Corporation; or (iii) a grouping of business units that employs the individuals that have been approved to participate in the Plan by the Board.

(r)            "Option" means an option to purchase Shares granted under Section 6.1 of the Plan.  All Options granted under the Plan shall be "non-statutory stock options," meaning that they are not intended to satisfy the requirements set forth in Section 422 of the Code to be "incentive stock options."

(s)            "Participant" means an Eligible Employee who is designated by the Committee to be granted an Award under the Plan.

(t)            "Performance Measure" means the criteria and objectives established by the Committee, which shall be satisfied or met as a condition to the exercisability, vesting or receipt of all or a portion of an Award.  Notwithstanding the preceding sentence, in the case of a 162(m) Employee, the Performance Measure shall be based exclusively on one or more of the following corporate-wide or Subsidiary, division, or Operating Unit financial measures:  (1) pre-tax profit or after-tax gross profit, (2) operating income, (3) operating profit, (4) earnings before interest, taxes, depreciation and amortization, (5) income before taxes, (6) net income, (7) revenue, (8) cash flow, (9) return on invested capital, (10) return on net assets, (11) pre-tax or after tax profit margin,  (12) pre-tax or after-tax profit growth, (13) revenue growth, (14) stock price and (15) economic profit.  In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding Award in recognition of unusual or nonrecurring events affecting the Corporation or its financial statements or changes in law or accounting principles.

Each goal described above may be expressed on an absolute or relative basis, may be based on or otherwise employ comparisons based on current internal targets, the past performance of the Corporation (including the performance of one or more Subsidiaries, divisions, or Operating Units) or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital (including, but limited to, the cost of capital), shareholders' equity and/or shares outstanding, or to assets or net assets.

(u)           "Performance Share Award" means a right granted under Section 7.3 of the Plan to receive Shares contingent upon the attainment of specified Performance Measures.

(v)            "Plan" means the HNI Corporation 2007 Stock-Based Compensation Plan, as set forth herein, and as may be amended or restated from time to time.

(w)            "Restricted Stock" means Shares subject to forfeiture restrictions established by the Committee.

(x)            "Restricted Stock Award" means a grant of Restricted Stock under Section 7.1 of the Plan.

(y)            "Restricted Stock Unit" means a unit evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date subject to forfeiture restrictions established by the Committee.

(z)            "Restricted Stock Unit Award" means a grant of Restricted Stock Units under Section 7.1 of the Plan.

(aa)          "Retirement Eligible Date" means the date on which the Participant has either attained age 65, or age 55 with ten years of service with the Corporation or a Subsidiary.  The Chief Executive Officer or, with respect to the Chief Executive Officer if the Chief Executive Officer is a Participant, the Committee, in his, her or its discretion, may waive or reduce the ten-year service requirement with respect to a Participant.  Notwithstanding the preceding sentence, in the case of an Award subject to Section 409A of the Code, any such waiver or reduction that could affect the timing of payment of a Participant's Award shall occur no later than the end of the calendar year preceding the year in which the Participant performs the services for which the Award is granted.

(bb)          "Stock Appreciation Right" means a right to receive the appreciation in the value of a Share granted under Section 6.2 of the Plan.

(cc)          "Stock Grant Award" means any right granted under Section 7.4 of the Plan.

(dd)          "Share" means a share of common stock, par value of $1.00, of the Corporation or any other securities or property as may become subject to an Award pursuant to an adjustment made under Section 5.3 of the Plan.

(ee)         "Subsidiary" means any corporation, joint venture, partnership, limited liability company, unincorporated association or other entity in which the Corporation has a direct or indirect ownership or other equity interest and directly or indirectly owns or controls 50 percent or more of the total combined voting or other decision-making power.

III.           ADMINISTRATION

3.1           Power and Authority of the Committee.  The Plan shall be administered by the Committee.  Subject to the express provisions of the Plan and to applicable law, the

Committee shall have full power and authority to:  (a) designate Participants; (b) determine the type or types of Awards to be granted to each Participant; (c) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (d) determine the terms and conditions of any Award or Award Agreement; (e) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise provided in Section 5.3 hereof, the Committee shall not reprice, adjust or amend the exercise price of Options or the grant price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means; (f) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (g) determine whether, to what extent, and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (h) determine whether, to what extent and under what circumstances cash or Shares payable to a Participant with respect to an Award shall be deferred either automatically or at the election of the holder of the Award or the Committee; (i) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (j) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (k) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Corporation or any Subsidiary.  A majority of the Committee shall constitute a quorum.  The acts of the Committee shall be either:  (a) acts of a majority of the members of the Committee present at any meeting at which a quorum is present; or (b) acts approved in writing by a majority of the members of the Committee without a meeting.

3.2           Delegation.  The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Corporation as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to:  (a) the grant of an Award to any person who is a 162(m) Employee or who, in the Committee's judgment, is likely to be a 162(m) Employee at any time during the period an Award hereunder to such employee would be outstanding; or (b) the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other person.

        3.3           Power and Authority of the Board.  Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan to fail to comply with the requirements of Section 162(m) of the Code.

3.4           Liability and Indemnification of Plan Administrators. No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Corporation's Articles of Incorporation, Bylaws, and under any directors' and officers' liability insurance that may be in effect from time to time.

IV.           ELIGIBILITY

    Participants in the Plan shall consist of such Eligible Employees as the Committee in its sole discretion may select from time to time.  The Committee's selection of an Eligible Employee to be a Participant with respect to any Award shall not require the Committee to select such Eligible Employee to receive any other Award at any time.

V.           SHARES AVAILABLE FOR AWARDS

5.1           Shares Available. Subject to adjustment as provided in Section 5.3, the total number of Shares available for all grants of Awards under the Plan shall be 5,000,000 Shares.  Shares to be issued under the Plan will be authorized but unissued Shares or Shares that have been reacquired by the Corporation and designated as treasury shares.  Shares that are subject to Awards that terminate, lapse or are cancelled or forfeited shall be available again for grant under the Plan.  Shares that are tendered by a Participant or withheld by the Corporation as full or partial payment to the Corporation of the purchase or exercise price relating to an Award or to satisfy tax withholding obligations relating to an Award shall not be available for future grants under the Plan.  In addition, if Stock Appreciation Rights are settled in Shares upon exercise, the aggregate number of Shares subject to the Award rather than the number of Shares actually issued upon exercise shall be counted against the number of Shares authorized under the Plan.

5.2           Accounting for Awards. For purposes of this Article 5, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards.

5.3           Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Corporation, issuance of warrants or other rights to purchase Shares or other securities of the Corporation or other similar corporate transaction or event affects the Shares such that an adjustment is required to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:  (a) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards; (b) the number and type of Shares (or other securities or other property) subject to outstanding Awards; and (c) the purchase or exercise price with respect to any Award, provided such change is made in accordance with the requirements of Treas. Reg. § 1.409A-1(a)(5)(iii)(E)(4).

5.4           Award Limitations.

(a)           Plan Limitation on Restricted Stock, Restricted Stock Unit, Performance Share, Dividend Equivalent, Deferred Share Unit and Stock Grant Awards.  No more than 2,000,000 Shares (subject to adjustment as provided in Section 5.3 of the Plan) shall be available under the Plan for issuance pursuant to Restricted Stock, Restricted Stock Unit, Performance Share, Dividend Equivalent, Deferred Share Unit and Stock Grant Awards; provided, however, that Shares subject to any such Awards that terminate, lapse or are cancelled or forfeited shall again be available for grants of Restricted Stock, Restricted Stock Units, Performance Share Awards, Dividend Equivalents, Deferred Share Unit Awards and Stock Grant Awards for purposes of this limitation on grants of such Awards.

(b)           Section 162(m) Limitation for Certain Types of Awards.  No Participant may be granted an Award or Awards under the Plan for more than 500,000 Shares (subject to adjustment as provided in Section 5.3 of the Plan) in the aggregate in any calendar year.

VI.           OPTIONS AND STOCK APPRECIATION RIGHTS

6.1           Options.  The Committee may grant Options with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(a)           Exercise Price.  The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a per share exercise price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Corporation or a Subsidiary and provided further than such substitution is made in accordance with the requirements of Treas. Reg. § 1.409A-1(a)(5)(iii)(E)(4).

            (b)           Option Term.  The term of each Option shall be fixed by the Committee, but shall not be longer than ten years.

            (c)           Time, Method and Conditions of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, but in no event shall the vesting period be less than three years from the date of grant.  The Committee shall also determine the method or methods by which, and the form or forms   including, without limitation, cash or Shares having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

6.2           Stock Appreciation Rights.  The Committee may grant Stock Appreciation Rights subject to the terms of the Plan and such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, but in no event shall the vesting period be less than three years from the date of grant.  A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of:  (a) the Fair Market Value of one Share on the date of exercise; over (b) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of the Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a per share grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Corporation or a Subsidiary and provided further than such substitution is made in accordance with the requirements of Treas. Reg. § 1.409A-1(a)(5)(iii)(E)(4).  The term of the Stock Appreciation Right shall be fixed by the Committee, but shall not be longer than ten years.

VII.           STOCK AWARDS

7.1           Restricted Stock and Restricted Stock Units.  The Committee may grant Awards of Restricted Stock and Restricted Stock Units with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(a)           Restrictions.  Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, satisfaction of Performance Measures or a performance period and a restriction on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.  The minimum vesting period of such Awards subject to satisfaction of a Performance Measure shall be one year from the date of grant.  The minimum vesting period of such Awards subject solely to satisfaction of a performance period shall be three years from the date of grant.

(b)           Forfeiture.  Subject to Sections 8.5 and 10.1, upon a Participant's termination of employment (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Corporation.

(c)           Issuance and Delivery of Shares.  Any Restricted Stock granted under the Plan shall be issued at the time the Restricted Stock Award is granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Corporation.  Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.  Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived.

               No Shares shall be issued at the time an Award of Restricted Stock Units is granted.  Rather, the Shares shall be issued and delivered to the holder of the Restricted Stock Units upon the lapse or waiver of the restrictions applicable to the Restricted Stock Units.

7.2           Deferred Share Units.  The Committee may grant Awards of Deferred Share Units subject to such terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine.  All Deferred Share Units shall be subject to a deferral period of not less than one year, and may, in addition, be subject to such restrictions as the Committee may impose (including, without limitation, satisfaction of Performance Measures or a performance period), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.  Deferred Share Units may be granted without additional consideration or in consideration of a payment by the Participant that is less than the Fair Market Value per Share at the date of grant.  No Shares shall be issued at the time Deferred Share Units are granted.  Rather, the Shares (or cash, as the case may be) shall be issued and delivered upon expiration of the deferral period relating to the Deferred Share Units (subject to the satisfaction of any applicable restrictions).  Any Deferred Share Unit Award that is subject to Code Section 409A shall satisfy the requirements of Code Section 409A.  The minimum vesting period of such Awards subject to satisfaction of a Performance Measure shall be one year from the date of grant.  The minimum vesting period of such Awards subject solely to satisfaction of a performance period shall be three years from the date of grant.

7.3           Performance Share Awards.  The Committee may grant Performance Share Awards denominated in Shares that may be settled or payable in Shares (including, without limitation, Restricted Stock or Restricted Stock Units) or cash.  Performance Share Awards shall be conditioned solely on the achievement of one or more Performance Measures specified by the Committee during such performance period as the Committee shall specify, but in no event shall the performance period be less than one year from the date of grant.  Settlement or payment of a Performance Share Award shall be made upon satisfaction of the specified Performance Measures during the specified performance period.

7.4           Stock Grant Awards.  The Committee may grant Shares without restrictions thereon. Subject to the terms of the Plan, Stock Grant Awards may have such terms and conditions as the Committee shall determine.

       7.5           Dividend Equivalents.  The Committee may grant Dividend Equivalents under which a Participant granted a Restricted Stock, Restricted Stock Unit, Performance Share, Deferred Share Unit or Stock Grant Award under this Article 7 shall be entitled to receive payment (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of any cash dividends paid by the Corporation to holders of Shares with respect to a number of Shares determined by the Committee.  Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.  Notwithstanding the foregoing, with respect to Dividend Equivalents on Performance Share Awards, such Dividend Equivalents shall only be settled or paid when the underlying Performance Share Award is settled or paid pursuant to Section 7.3.

VIII.           GENERAL PROVISIONS GOVERNING AWARDS

8.1           Consideration for Awards.  Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

8.2           Awards Subject to Performance Measures.  The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant or exercisability of an Award or portion thereof.  Subject to the terms of the Plan and any applicable Award Agreement, the Performance Measures to be achieved during any performance period, the length of any performance period, the amount of any Award granted, the amount of any payment or transfer to be made pursuant to any such Award, and any other terms and conditions applicable thereto shall be determined by the Committee.

Notwithstanding anything in the Plan to the contrary, in the case of a Participant who is a 162(m) Employee, a Performance Measure must be pre-established by the Committee, must be objective, and must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable if the Performance Measure is attained.  A Performance Measure is considered "pre-established" for purposes of this paragraph if it is established in writing by the Committee no later than 90 days after the commencement of a Performance Period, provided that the outcome is substantially uncertain at the time the Committee actually establishes the Performance Measure.  However, in no event will a Performance Measure be considered to be pre-established if it is established after 25 percent of a Performance Period has elapsed.  A Performance Measure is considered "objective" if a third party having knowledge of the relevant facts could determine whether the Performance Measure is met.  A formula or standard is considered "objective" if a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Participant.  No Award to a 162(m) Employee based on the satisfaction of Performance Measures shall be paid unless and until the Committee has certified that the Performance Measures for the Performance Period have been satisfied.

8.3           Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Corporation or any Subsidiary.  Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Corporation or any Subsidiary may be granted either at the same time as, or at a different time from, the grant of such other Awards or awards.

   8.4           Forms of Payment under Awards.  Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Corporation or a Subsidiary upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.  Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

8.5           Termination of Employment.  Except as otherwise provided in this Section 8.5 and Section 10.1, all of the terms relating to the exercise, cancellation, forfeiture or other disposition of an Award granted under the Plan upon a termination of employment with the Corporation of the holder of an Award shall be determined by the Committee.  Such determination shall be made at the time of the grant of such Award and shall be specified in the Award Agreement relating to the Award.  Notwithstanding the foregoing, each Award granted under the Plan shall become fully exercisable and vested upon the Participant's death or Disability provided such Award had not then otherwise expired and the Participant is employed by the Corporation on the date of death or Disability.  In addition thereto, in the case of an Award of an Option or Stock Appreciation Right, each such Award shall become fully exercisable and vested upon the Participant's Retirement Eligible Date, provided such Award had not then otherwise expired and the Participant is employed by the Corporation on the Retirement Eligible Date.

The Chief Executive Officer shall have discretion to accelerate the vesting of any Award not subject to Section 409A of the Code.  Notwithstanding the preceding sentence, in the event the Chief Executive Officer is a Participant, for any Award granted to the Chief Executive Officer not Subject to Section 409A of the Code, only the Committee shall have discretion to accelerate the vesting of any such Award.

8.6           Limits on Transfer of Awards.  Except as otherwise provided by the Committee or the terms of the Plan, no Award and no right under any Award shall be transferable by a Participant other than by will or by the laws of descent and distribution.  The Committee may establish procedures as it deems appropriate for a Participant to designate an individual, trust or other entity as beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant's death.  The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer an Option to any "family member" (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended) at any time that such Participant holds such Option, provided that:  (a) such transfer may not be for value (i.e., the transferor may not receive any consideration therefor) and the family member may not make any subsequent transfer other than by will or by the laws of descent and distribution; (b) no such transfer shall be effective unless reasonable prior notice thereof has been delivered to the Corporation and such transfer is thereafter effected subject to the specific authorization of, and in accordance with any terms and conditions made applicable to by, the Committee or the Board; and (c) the transferee is subject to the same terms and conditions hereunder as the Participant.  Each Award or right under an Award shall be exercisable during the Participant's lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto) or, if permissible under applicable law, by the Participant's guardian or legal representative.  No Award or right under any Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Corporation or any Subsidiary.

8.7           Restrictions; Securities Exchange Listing.  All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions.  If the Shares or other securities are traded on a securities exchange, the Corporation shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

8.8           Tax Withholding.  The Corporation may take such action as it deems appropriate to withhold or collect from a Participant the applicable federal, state, local or foreign payroll, withholding, income or other taxes that are required to be withheld or collected by the Corporation upon the grant, exercise, vesting or payment of an Award.  The Committee may require the Corporation to withhold Shares having a Fair Market Value equal to the amount necessary to satisfy the Corporation's minimum statutory withholding requirements upon the grant, exercise, vesting or payment of an Award from Shares that otherwise would have been delivered to a Participant.  The Committee may, subject to any terms and conditions that the Committee may adopt, permit a Participant to elect to pay all or a portion of the minimum statutory withholding taxes by:  (a) having the Corporation withhold Shares otherwise to be delivered upon the grant, exercise, vesting (other than on vesting of Restricted Stock Units and Deferred Stock Units) or payment of an Award with a Fair Market Value equal to the amount of such taxes; (b) delivering to the Corporation Shares other than Shares issuable upon the grant, exercise, vesting or payment of an Award with a Fair Market Value equal to the amount of such taxes; or (c) paying cash.  Any such election must be made on or before the date that the amount of tax to be withheld is determined.

IX.           AMENDMENT AND TERMINATION; CORRECTIONS

     9.1             Amendments to the Plan.  The Board may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the stockholders of the Corporation shall be required for any amendment to the Plan that:

(a)           requires stockholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Corporation;

(b)           increases the number of Shares authorized under the Plan as specified in Section 5.1 the Plan;

(c)           increases the number of Shares subject to the limitations contained in Section 5.4 of the Plan;

(d)           permits repricing of Options or Stock Appreciation Rights which is prohibited by Section 3.1(e) of the Plan;

(e)           permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Sections 6.1(a) and 6.2 of the Plan; or

(f)           would cause an exemption to Section 162(m) of the Code to become inapplicable with respect to the Plan.

9.2             Amendments to Awards.  Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Corporation under any outstanding Award, prospectively or retroactively.  Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the holder.

9.3             Correction of Defects, Omissions and Inconsistencies.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

X.           CHANGE IN CONTROL

10.1           Consequences of Change in Control.  Notwithstanding any provision in the Plan or any Award Agreement to the contrary:

  (a)           In the event of a Change in Control described in Section 10.2(c) or the approval by the holders of Shares of a plan of complete liquidation or dissolution of the Corporation, in connection with which the holders of Shares receive shares of common stock that are registered under Section 12 of the Exchange Act:  (i) all outstanding Awards shall become immediately vested and all Options and Stock Appreciation Rights exercisable in full, with any applicable Performance Measures deemed satisfied at the maximum level; and (ii) there shall be substituted for each Share available under the Plan, whether or not then subject to an outstanding Award, the number and class of shares into which each outstanding Share shall be converted pursuant to such Change in Control.  In the event of any such substitution, the purchase price per share in the case of an Option and the base price in the case of a Stock Appreciation Right shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Options and Stock Appreciation Rights without an increase in the aggregate purchase price or base price.

(b)           In the event of a Change in Control described in Section 10.2(a) or (b), or in the event of a Change in Control pursuant to Section 10.2(c) or the approval by the holders of Shares of a plan of complete liquidation or dissolution of the Corporation, in connection with which the holders of Shares receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, the Committee in its discretion may require that each outstanding Award shall be surrendered to the Corporation by the holder thereof, and each such Award shall immediately be cancelled by the Corporation, and the holder shall receive, within ten days of the occurrence of a Change in Control pursuant to Section 10.2(a) or (b), below, or within ten days of the approval of the holders of Shares contemplated by Section 10.2(c) or complete liquidation or dissolution of the Corporation, a cash payment from the Corporation in an amount equal to:  (i) in the case of an Option, the number of Shares subject to the Option, multiplied by the excess, if any, of the Fair Market Value of a Share on the date of the Change in Control, over the purchase price per Share subject to the Option; (ii) in the case of a Stock Appreciation Right, the number of Shares then subject to the Stock Appreciation Right, multiplied by the excess, if any, of the Fair Market Value of a Share on the date of the Change in Control, over the base price of the Stock Appreciation Right; (iii) in the case of a Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award or Deferred Share Unit Award, the number of Shares then subject to such Award, multiplied by the Fair Market Value of a Share on the date of the Change in Control.  In the event of a Change in Control, each tandem Stock Appreciation Right shall be surrendered by the holder thereof and shall be cancelled simultaneously with the cancellation of the related Option.  The Corporation may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

(c)           Notwithstanding anything in Section 10.1(b), if an amount becomes payable with respect to an Award upon a Change in Control pursuant to Section 10.1(b), the amount is subject to Section 409A of the Code, and the Change in Control does not constitute a "change in the ownership or effective control" or a "change in the ownership of a substantial portion of the assets" of the Corporation within the meaning of Section 409(a)(2)(A)(iv) of the Code (applying the minimum standards set forth in  the accompanying Treasury Regulations for a change in control to occur), then the amount shall not be paid upon the Change in Control, but shall instead be paid at the earliest to occur of:  (i) the Participant's "separation from service" with the Corporation, provided, that if the Participant is a "specified employee," the payment date shall be the date that is six months after the date of the Participant's separation from service with the Corporation; (ii) when payment otherwise would have been made (absent Section 10.1(b)), provided the payment is made at a  "time" or according to a "fixed schedule" consistent with Treas. Reg. §1.409A-3(a)(4); or (iii) the Participant's death.  For purposes hereof, "separation from service" shall mean the Participant's separation from service with the Corporation and all of its affiliates, within the meaning of Section 409A(a)(2)(A)(i) of the Code and the regulations thereunder; and "specified employee" shall have the meaning set forth in the HNI Corporation Executive Deferred Compensation Plan.

10.2           Definition of Change in Control.  "Change in Control" shall mean:

(a)           the acquisition by any individual, entity or group (with the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either:  (i) the then outstanding Shares (the "Outstanding Corporation Common Stock"); or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control:  (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 10.2; or

(b)           individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)           consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless following such Business Combination:  (i) all or substantially all of the individuals and entities who were the beneficial owners,  respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be; (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

XI.           GENERAL PROVISIONS GOVERNING PLAN

11.1           No Rights to Awards.  No Eligible Employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Employees, Participants or holders or beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

11.2           Rights as Stockholder.  No person shall have any right as a stockholder of the Corporation with respect to any Shares or other equity security of the Corporation which is subject to an Award hereunder unless and until such person becomes a stockholder of record with respect to such Shares or equity security.

11.3           Governing Law.  The Plan, each Award hereunder and the related Award Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Iowa and construed in accordance therewith without giving effect to principles of conflicts of laws.

11.4           Award Agreements.  No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Corporation and, if requested by the Corporation, signed by the Participant.

11.5           No Limit on Other Compensation Plans or Arrangements.  Nothing contained in the Plan shall prevent the Corporation or any Subsidiary from adopting or continuing in effect other or additional compensation plans or arrangements.

11.6           No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Corporation or any Subsidiary, nor will it affect in any way the right of the Corporation or a Subsidiary to terminate a Participant's employment at any time, with or without cause.  In addition, the Corporation or a Subsidiary may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

11.7           Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

11.8           No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation or any Subsidiary and a Participant or any other person.  To the extent that any person acquires a right to receive payments from the Corporation or a Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation or the Subsidiary.

11.9           Securities Matters.  The Corporation shall not be required to deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Corporation to be applicable are satisfied.

11.10           No Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan.  Any fractional share otherwise payable under the Plan shall be settled in the form of cash.

11.11           Headings.  Headings are given to the Articles, Sections and Subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

11.12           Nontransferability.  Except as set forth in Section 8.6, no Award or other benefit payable at any time under the Plan will be subject in any manner to alienation, sale, transfer, assignment, pledge, levy, attachment, or encumbrance of any kind.

11.13           No Other Agreements.  The terms and conditions set forth herein constitute the entire understanding of the Corporation, the Subsidiaries and the Participants with respect to the matters addressed herein.

11.14           Incapacity.  In the event that any Participant is unable to care for his or her affairs because of illness or accident, any payment due may be paid to the Participant's spouse, parent, brother, sister, adult child or other person deemed by the Corporation to have incurred expenses for the care of the Participant, unless a duly qualified guardian or other legal representative has been appointed.

11.15           Release.  Any payment of benefits to or for the benefit of a Participant that is made in good faith by the Corporation in accordance with the Corporation's interpretation of its obligations hereunder, shall be in full satisfaction of all claims against the Corporation and all Subsidiaries for benefits under the Plan to the extent of such payment.

11.16           Notices.  Any notice permitted or required under the Plan shall be in writing and shall be hand-delivered or sent, postage prepaid, by first class mail, or by certified or registered mail with return receipt requested, to the Committee, if to the Corporation, or to the address last shown on the records of the Corporation, if to a Participant.  Any such notice shall be effective as of the date of hand-delivery or mailing.

11.17           Successors.  All obligations of the Corporation under the Plan shall be binding upon and inure to the benefit of any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and or assets of the Corporation.

XII.           EFFECTIVE DATE AND TERM OF PLAN

The Plan originally became effective on May 8, 2007, the date it was approved by the shareholders of the Corporation at the Corporation's annual meeting of shareholders.  Except as described below, the Plan, as amended and restated herein, shall become effective on February 17, 2010.  The terms of the Plan, as amended and restated herein, apply to Awards granted on or after this date.  Notwithstanding the foregoing, certain changes made to the Plan by this restatement are subject to, and dependent upon, shareholder approval.  These changes are those made to the definition of "Performance Measures," set forth in Article 2, Section (s) and to the Share limits set forth in Section 5.4.  The changes to the definition of "Performance Measures" shall not apply until the shareholders of the Corporation approve these changes at their first annual meeting that occurs after February 17, 2010.  Prior to that date, or if the shareholders do not to approve the changes, the terms of the Plan defining Performance Measures, as in effect prior to February 17, 2010, shall continue to apply.  If the shareholders of the Corporation do not approve the increase in the Share limits, then the Share limits as in effect prior to February 17, 2010 shall continue to apply.

The Plan shall terminate at midnight on May 7, 2017, unless terminated before then by the Board.  Awards may be granted under the Plan until the Plan terminates or until all Shares available for Awards under the Plan have been purchased or acquired.  Notwithstanding the preceding sentence, the Plan shall remain in effect for purposes of administering outstanding Awards as long as the Awards are outstanding.

APPENDIX B

HNI CORPORATION
ANNUAL INCENTIVE PLAN

As Amended and Restated Effective February 17, 2010
(subject to shareholder approval for certain provisions)

HNI CORPORATION
ANNUAL INCENTIVE PLAN

I.           AMENDMENT AND RESTATEMENT

1.1           Amendment and Restatement.  HNI Corporation, an Iowa corporation (the "Corporation"), established this HNI Corporation Annual Incentive Plan (previously called the "HNI Corporation Executive Bonus Plan") (the "Plan), effective May 1, 1974.  The Corporation has amended and restated the Plan from time to time, most recently effective January 1, 2005.  The Corporation hereby again amends and restates the Plan, effective February 17, 2010 (the "Restatement Date"), to accomplish certain changes in its form and operation.  Certain changes made to the Plan pursuant to this restatement are subject to shareholder approval, as described in Section 1.3.

1.2           Purpose.  The purpose of the Plan is to encourage a consistently high standard of excellence and continued employment by certain designated key executives and employees of the Corporation and its Subsidiaries.

1.3           Application of the Plan.  The terms of the Plan, as amended and restated herein, apply to Performance Awards for Performance Periods beginning on or after the Restatement Date.  Notwithstanding the foregoing, certain changes made to the Plan by this restatement are subject to, and dependent upon, shareholder approval.  These changes are those made to the definition of "Performance Measures," as described in Section 2.1(m) (termed "Qualifying Factors" and "Profit Achievement Factors" in the version of the Plan in effect prior to the Restatement Date) and to the dollar limit set forth in Section 4.1 (from $2,000,000 to $3,000,000).  The changes to the definition of "Performance Measures" shall not apply until the shareholders of the Corporation approve these changes at their first annual meeting that occurs after the Restatement Date.  Prior to that date, or if the shareholders do not approve the changes, the terms of the Plan defining "Qualifying Factors" and "Profit Achievement Factors," as in effect prior to the Restatement Date, shall continue to apply.  If the shareholders of the Corporation do not approve the restated Plan on the date of their first annual meeting that occurs after the Restatement Date, then the $2,000,000 dollar limit shall continue to apply.

II.           DEFINITIONS, GENDER AND NUMBER

2.1           Definitions.  Whenever used in the Plan, the following terms shall have the meaning set forth below and, when the defined meaning is intended, the term is capitalized:

(a)           "Award" means an incentive award granted under the Plan pursuant to Article 4.

(b)           "Board" means the Board of Directors of the Corporation.

(c)           "Change in Control" means:

(i)           the acquisition by any individual, entity or group (with the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control:  (I) any acquisition directly from the Corporation; (II) any acquisition by the Corporation; (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation; or (IV) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this paragraph; or

(ii)           individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease during a 12-month period for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)           consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination:  (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Voting Securities; (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination, if such change in the members of the Board was not indorsed by a majority of the members of the Incumbent Board.

(d)           "Chief Executive Officer" means the Chief Executive Officer of the Corporation.

(e)           "Chief Financial Officer" means the Chief Financial Officer of the Corporation.

(f)           "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(g)           "Committee" means the Committee designated by the Board, consisting of two or more members of the Board, each of whom shall be:  (i) a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934; and (ii) an "outside director" within the meaning of Section 162(m) of the Code.

(h)           "Corporation" means HNI Corporation, an Iowa corporation.

(i)           "Disability or Disabled," with respect to a Participant, means that the Participant satisfies the requirements to receive long-term disability benefits under the Corporation-sponsored group long-term disability plan in which the Participant participates without regard to any waiting periods, or that the Participant has been determined by the Social Security Administration to be eligible to receive Social Security disability benefits.  A Participant shall not be considered to be Disabled unless the Participant furnishes proof of the Disability to the Corporation in such form and manner as the Corporation may require.

(j)           "Earned Performance Award" means the Award, if any, payable to a Participant at the end of the Performance Period.

(k)           "162(m) Employee," for a Performance Period, means a "covered employee" of the Corporation within the meaning of Section 162(m)(3), or any subsequent authority, for the Performance Period, or any individual whom the Committee in its judgment determines is likely to be a "covered employee" for the Performance Period.

(l)           "Fiscal Year" means the Corporation's fiscal year.

(m)           "Operating Unit" means either: (i) the Corporation as a whole; (ii) an individual Subsidiary, division, store, or other business unit of the Corporation; or (iii) a grouping of business units that employs the individuals that have been approved to participate in the Plan by the Board.

(n)           "Participant," for any Performance Period, means a person who is designated by the Board to receive benefits under the Plan for such Performance Period who is at the time an officer, executive, or other employee of the Corporation or any one or more of its Subsidiaries, or who has agreed to commence serving in any such capacity.

(o)           "Performance Measure" means performance goals or goals established for the Operating Unit, division or other business unit of an Operating Unit, or any of them, for each Performance Period, in each case as established pursuant to Section 5.  A Performance Measure may take into account such criteria as the Board determines to be appropriate.

Notwithstanding the preceding sentence, in the case of a 162(m) Employee, the Performance Measure shall be based exclusively on one or more of the following corporate-wide or Subsidiary, division, or Operating Unit financial measures:  (1) pre-tax profit or after-tax gross profit, (2) operating income, (3) operating profit, (4) earnings before interest, taxes, depreciation, and amortization, (5) income before taxes, (6) net income, (7) revenue, (8) cash flow, (9) return on invested capital, (10) return on net assets, (11) pre-tax or after tax profit margin,  (12) pre-tax or after-tax profit growth, (13) revenue growth, (14) stock price, and (15) economic profit.  In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding Award in recognition of unusual or nonrecurring events affecting the Corporation or its financial statements or changes in law or accounting principles.  Each goal described above may be expressed on an absolute or relative basis, may be based on or otherwise employ comparisons based on current internal targets, the past performance of the Corporation (including the performance of one or more Subsidiaries, divisions, or Operating Units) or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital (including, but limited to, the cost of capital), shareholders' equity and/or shares outstanding, or to assets or net assets.

In addition to the above, performance goals may be established for Participants on an individual basis to take into account such criteria as the Board determines to be appropriate; provided, however, that in the case of a 162(m) Employee, the individual Performance Measure shall be based exclusively on one or more of the following:  (1)  increasing customer or member satisfaction; (2) reducing member turnover; (3) improving safety record; (4) integrating and/or managing acquisitions; (5) increasing inventory turns; (6) increasing productivity of members, materials, manufacturing and/or logistics; (7) strengthening market position (market share); (8) enhancing culture and capabilities; (9) reducing operating costs; (10) building a best-cost lean enterprise; (11) improving cash flow and/or cash management; (12) developing a succession plan for key positions; (13) improving collaboration among corporate functions and operating units; (14) developing new products and product extensions; (15) improving the customer buying experience; (16) expanding distribution; (17) enhancing brand and image; (18) developing new market opportunities; (19) managing risk; and (20) enhancing corporate compliance.  In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding Award in recognition of unusual or nonrecurring events affecting the Corporation or its financial statements or changes in law or accounting principles.  Each goal described above may be expressed on an absolute or relative basis, may be based on or otherwise employ comparisons based on current internal targets, the past performance of the Corporation (including the performance of one or more Subsidiaries, divisions or Operating Units) or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital (including, but limited to, the cost of capital), stockholders' equity and/or shares outstanding, or to assets or net assets.

(p)           "Performance Period" means a Fiscal Year or such other period as may be determined by the Board or the Committee from time to time.

(q)           "Restatement Date" means February 17, 2010.

(r)           "Retirement" means the Participant's termination of employment with the Corporation and its Subsidiaries after the attainment of age 65, or age 55 with ten years of service with the Corporation or a Subsidiary, provided, however, that the Chief Executive Officer, in his or her discretion, may waive or reduce the ten-year service requirement with respect to a Participant.  Notwithstanding the preceding sentence, only the Committee has discretion to waive or reduce the ten-year service requirement with respect to the Chief Executive Officer.

(s)           "Stock Plan" means the HNI Corporation 2007 Stock-Based Compensation Plan.

(t)           "Target Performance Award" means the dollar Award established for a Participant if the Performance Measure applicable to the Participant is achieved.

(u)           "Subsidiary" means any corporation, joint venture, partnership, limited liability company, unincorporated association or other entity in which the Corporation has a direct or indirect ownership or other equity interest and directly or indirectly owns or controls 50 percent or more of the total combined voting or other decision-making power.

2.2           Gender and Number.  Except as otherwise indicated by context, masculine terminology used herein also includes the feminine and neuter, and terms used in the singular may also include the plural.

III.           ELIGIBILITY AND PARTICIPATION

3.1           Eligibility.  Except as otherwise provided in this Section 3, an employee of the Corporation or one of its Subsidiaries will become a Participant for a particular Performance Period to the extent designated by the Board, or by the Chief Executive Officer if the Board delegates such authority to the Chief Executive Officer.

3.2           Participation.  The Corporation will:  (i) notify each eligible employee who has been selected to participate in the Plan for a Performance Period that he or she is a Participant in the Plan for such Performance Period; and (ii) communicate in writing to each Participant the Target Performance Award granted to the Participant pursuant to Article 4 and the Performance Measure applicable to such Participant for such Performance Period pursuant to Article 5.

3.3           Participation After Commencement of Performance Period.  An employee who first becomes eligible to participate after the beginning of a particular Performance Period will become a Participant for such Performance Period only in accordance with this Section 3.2.  The Board, or the Chief Executive Officer if the Board delegates such authority to the Chief Executive Officer, may allow participation for a portion of such Performance Period for such employee on such terms and conditions as the Board (or the Chief Executive Officer) may determine.

3.4           Missing Persons.  Each Participant eligible to receive an Award shall be obligated to keep the Corporation informed of his or her current address until the Award has been paid to him or her.  If, after having made reasonable efforts to do so, the Corporation is unable to locate the Participant for purposes of making a distribution, the Award will be forfeited.  If the missing Participant is located after the date of the forfeiture, the Award will not be reinstated.

IV.           AWARDS

4.1           Earned Performance Award.  Each eligible Participant may earn an Earned Performance Award as hereinafter provided.  The performance of the Operating Unit, or the Participant in the case of individual Performance Measures, during a particular Performance Period will be measured using the Performance Measures established for that Performance Period by the Board in accordance with Section 5.  In the event the performance for the Performance Period is below the minimum Performance Measure established therefore, no Earned Performance Award will be paid to the Participant in respect thereof.  In no event shall an Earned Performance Award exceed $3,000,000 for any Fiscal Year.

4.2           Target Performance Award.  Each Participant shall be assigned a Target Performance Award at the beginning of the Performance Period for the achievement of organizational or individual Performance Measures, or a combination of the two, as determined by the Board, during the Performance Period.  The Target Performance Award will be expressed as a percentage of the Participant's base pay at the time the Target Performance Award is assigned.  The actual Award payable to a Participant at the end of the Performance Period will be determined by applying the percentage achievement of the Performance Measure(s) and multiplying that result against the Target Performance Award to determine the Earned Performance Award.

V.           PERFORMANCE MEASURES

               5.1           Performance Measures.  The Board will approve for each Performance Period the applicable Performance Measures.  Such Performance Measures may be adjusted during a Performance Period to prevent dilution or enlargement of an Award as a result of extraordinary events or circumstances as determined by the Board or to exclude the effects of extraordinary, unusual or nonrecurring events, changes in accounting principles, discontinued operations, acquisitions, divestitures and material restructuring charges.

5.2           162(m) Employees.  Notwithstanding anything in the Plan to the contrary, in the case of a Participant who is a 162(m) Employee, a Performance Measure must be pre-established by the Committee, must be objective, and must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable if the Performance Measure is attained.  A Performance Measure is considered "pre-established" for purposes of this paragraph if it is established in writing by the Committee no later than 90 days after the commencement of a Performance Period, provided that the outcome is substantially uncertain at the time the Committee actually establishes the Performance Measure.  However, in no event will a Performance Measure be considered to be pre-established if it is established after 25 percent of a Performance Period has elapsed.  A Performance Measure is considered "objective" if a third party having knowledge of the relevant facts could determine whether the Performance Measure is met.  A formula or standard is considered "objective" if a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Participant.  No Award to a 162(m) Employee shall be paid unless and until the Committee has certified that the Performance Measures for the Performance Period have been satisfied.

VI.           PAYMENT OF AWARDS

6.1           Time and Form of Payment.  Subject to Sections 8 and 9, the value of the Earned Performance Award with respect to a Performance Period will be paid on the first day of the Corporation's March fiscal month following the end of the Performance Period, provided the Participant is employed by the Operating Unit as of the last day of such Performance Period.  Payment of the Earned Performance Award shall be made in the form of cash.  However, the Board (or to the extent such authority is delegated to the Committee, by the Committee) may require that an Award (or portion thereof) be paid in the form of shares as a stock grant award under the Stock Plan:  (i) at the Participant's request, in the amount indicated by the Participant, subject to the Board (or Committee's) approval; or (ii) in the amount of up to 50 percent of the Award in the event that the Board (or Committee) determines, in its sole discretion, that the Participant's respective stock ownership level under the Corporation's Executive Stock Ownership Guideline does not reflect appropriate progress toward such Participant's five-year goal thereunder.  The number of shares of stock to be paid shall be determined by dividing the cash amount of the Award (or, portion thereof) by the Fair Market Value (as determined pursuant to the Stock Plan) of a share of the Corporation's common stock on the date the Award is paid.

The Board may reduce the amount of, or completely eliminate, an Earned Performance Award otherwise payable to a Participant for a Performance Period if the Board determines that due to the Participant's performance or behavior during or immediately following such Performance Period the Participant should not be entitled to the Earned Performance Award.

6.2           Special Rules for Chief Executive Officer and Chief Financial Officer.  All Earned Performance Awards payable to the Chief Executive Officer and Chief Financial Officer under the Plan are subject to forfeiture as provided in Section 304 of the Sarbanes-Oxley Act of 2002, and the implementing rules and regulations.

VII.           TERMINATION OF EMPLOYMENT

7.1           Termination Due to Death, Disability or Retirement.  If a Participant terminates employment with the Corporation and its Subsidiaries due to death, Disability, or Retirement occurring before the last day of a Performance Period, the Participant's Earned Performance Award, if any, will be paid on the first day the Corporation's March fiscal month following the end of the Performance Period, and the value of such Award shall be equal to the product of:  (i) the Earned Performance Award the Participant would have received had the Participant remained employed through the end of the Performance Period; multiplied by (ii) a fraction, the numerator of which is the number of months in the Performance Period that occurred prior to such termination of employment, and the denominator of which is the total number of months in such Performance Period.  For these purposes, a Participant will be credited with a month during a Performance Period only if he or she is employed for at least 15 days during the month.

7.2           Termination Other than Due to Death, Disability or Retirement.  Except as provided in Section 8, if a Participant's employment with the Corporation and its Subsidiaries terminates for any reason other than death, Disability or Retirement before the last day of a Performance Period, the Participant will not be entitled to any payment or Award under the Plan unless otherwise determined by the Board.

VIII.           CHANGE IN CONTROL

In connection with a Change in Control, the value of each Target Performance Award shall be determined by the Board prior to the effective date of the Change in Control, and each Participant's Target Performance Award will become payable without proration within 30 days after such date.

IX.           SALE OF OPERATING UNIT

9.1           Sale of Subsidiary.  Except as provided in Article 8, in the event of a Change in Control of a Subsidiary (determined by applying the "Change in Control" definition set forth in Section 2.1(c) substituting the Subsidiary for the Corporation) with respect to each Participant employed by such Subsidiary on the date of the Change in Control, the value of each Award shall be determined as of the date of the Change in Control by the Board based on the percentage of the Performance Measure completed as of the date of the Change in Control, the number of months of the Performance Period completed at the date of the Change in Control, the actual purchase price of the Subsidiary and such other factors as the Board deems relevant in light of the circumstances of the sale.  Payments pursuant to this Section 9 shall be made 60 days after the date of the Change in Control.  For these purposes, a month will be considered to have been completed at the time of the Change in Control only if the Change in Control occurs later than the 14th day of the month.

9.2           Sale of Other Operating Unit.  Except as provided in Article 8, in the event of the sale of all or substantially all of the assets of an Operating Unit that is not a Subsidiary, with respect to each Participant employed by such Operating Unit on the date of the sale and who has a separation from service with the Corporation due to such sale, the value of each Award shall be determined as of the date of the sale by the Board based on the percentage of the Performance Measure completed as of the date of the sale, the number of months of the Performance Period completed at the date of the sale, the actual purchase price of the Operating Unit and such other factors as the Board deems relevant in light of the circumstances of the sale.  Payments pursuant to this Section 9.2 shall be made 60 days after the date of the separation from service.  For these purposes, a month will be considered to have been completed at the time of the sale only if the sale occurs later than the 14th day of the month.

X.           TRANSFERS AND CHANGE IN RESPONSIBILITIES

If a Participant's responsibilities materially change or the Participant is transferred during a Performance Period to another Operating Unit or to a position that is not designated or eligible to participate in the Plan, the Corporation may, as determined by the Board, either:  (a) continue the Participant's participation in the Plan and establish a new Target Performance Award and Performance Measure for the Participant with respect to his or her new position; or (b) terminate the Participant's participation in the Plan and, as of the date of such change or transfer, prorate the Participant's Target Performance Award on the basis of the ratio of the number of months of the Participant's participation during the Performance Period to which such Target Performance Award relates to the aggregate number of months in such Performance Period.  For these purposes, a Participant will be considered to have participated for a month during a Performance Period only if he or she participated for at least 15 days during the month.  If the Participant's participation in the Plan is not terminated pursuant to (b), above, then the Participant's Earned Performance Award will be prorated on the basis of the number of months of service by the Participant at each Operating Unit during the Performance Period.  For these purposes, a Participant will be credited with a month of service at an Operating Unit only if he or she was employed by the Operating Unit for at least 15 days during the month.   Notwithstanding any provision of the Plan to the contrary, no such change or transfer shall change the time or form of payment of the Earned Performance Award.

XI.           ADMINISTRATION

           11.1           Administration.  The Plan shall be administered by the Board.  In addition to the other powers granted under the Plan, the Board shall have all powers necessary to administer the Plan, including, without limitation, powers:

  (a)           to interpret the provisions of the Plan; and

  (b)           to establish rules for the administration of the Plan and to prescribe any forms required to administer the Plan.

11.2           Actions of the Board.  The Board has total and complete discretionary authority to determine conclusively for all parties all questions arising in the administration of the Plan, to interpret and construe the terms of the Plan, and to determine all questions of eligibility and status of employees and Participants under the Plan and their interests. All determinations, interpretations, rules and decisions of the Board including those made or established by any person or entity to whom the Board has delegated duties, responsibilities or authority (if made or established pursuant to such delegation), are conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

11.3           Delegation.  The Board or any officer or other employee of the Corporation designated by the Board, shall have the power to delegate specific duties and responsibilities to officers or other employees of the Corporation or other individuals or entities.  Any delegation may be rescinded by the Board at any time.  Each person or entity to whom a duty or responsibility has been delegated shall be responsible for the exercise of such duty or responsibility and shall not be responsible for any act or failure to act of any other person or entity.

11.4           Expenses.  Each Operating Unit shall reimburse the Corporation for the amount of the Award that is awarded and paid to Participants for services to such Operating Unit, as determined by the Board.

11.5           Indemnification and Exculpation.  The agents, officers, directors, and employees of the Corporation and its Subsidiaries shall be indemnified and held harmless by the Corporation against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by them in settlement (with the Corporation's written approval) or paid by them in satisfaction of a judgment in any such action, suit or proceeding.  The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person's gross negligence or willful misconduct.

11.6           Powers of Committee.  The Board may delegate all or any part of its power and authority under the Plan to the Committee.  Notwithstanding anything in the Plan to the contrary, however, in the case of a 162(m) Employee, the Committee shall have sole and exclusive authority to:  (a) establish the Performance Measures for such employee;

(b) determine and certify the achievement of the Performance Measures for such employee, and (iii) make any other discretionary decision affecting such employee.  The administration of all aspects of the Plan applicable to Awards to 162(m) Employees is intended to comply with the exception under Section 162(m) of Code, as amended, for qualified performance-based compensation and shall be construed, applied and administered accordingly.

XII.           AMENDMENT AND TERMINATION

The Plan may be amended or terminated from time to time by the Board.  In the event the Plan is terminated before the last day of a Performance Period, the Earned Performance Award otherwise payable for such Performance Period will be prorated on the basis of the ratio of the number of months in such Performance Period prior to such termination to the aggregate number of months in such Performance Period and will be paid only after the end of such Performance Period, which will be deemed to continue until the expiration thereof as if the Plan had not been terminated.  For these purposes, a month will be considered to have been completed at the time of the amendment or termination only if the amendment or termination is effective later than the 14th day of the month.

The Plan will be terminated in the event the shareholders of the Corporation approve a complete liquidation or dissolution of the Corporation that will be taxed under Section 331 of the Code.  In such case, the value of each Target Performance Award shall be determined by the Board prior to the effective date of the dissolution, and each Participant's Target Performance Award will become payable upon such dissolution.

XIII.           WITHHOLDING

The Corporation may take such action as it deems appropriate to withhold or collect from a Participant the applicable federal, state, local or foreign payroll, withholding, income or other taxes that are required to be withheld or collected by the Corporation or Subsidiary upon the payment of an Award.  The Corporation may withhold shares of stock paid pursuant to Article 6 having a Fair Market Value equal to the amount necessary to satisfy the Corporation's or Subsidiary's minimum statutory withholding requirements upon the payment of an Award in the form of a stock grant award that otherwise would have been delivered to a Participant.   The Corporation may, subject to any terms and conditions that the Board or Committee may adopt, permit a Participant to elect to pay all or a portion of the minimum statutory income withholding taxes by:  (a) having the Corporation withhold shares of stock otherwise to be delivered upon the payment of an Award with a Fair Market Value equal to the amount of such taxes, or (b) paying cash.  Any such election must be made on or before the date that the amount of tax to be withheld is determined.  For purposes hereof, "Fair Market Value" shall have the same meaning as in the Stock Plan.

XIV.           MISCELLANEOUS

14.1           No Rights to Awards.  No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

14.2           Rights as Stockholder.  No person shall have any right as a stockholder of the Corporation with respect to any shares or other equity security of the Corporation which is granted pursuant to an Award hereunder unless and until such person becomes a stockholder of record with respect to such shares or equity security.

14.3           Governing Law.  The Plan, each Award hereunder, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Iowa and construed in accordance therewith without giving effect to principles of conflicts of laws.

14.4           No Limit on Compensation Plans or Arrangements.  Nothing contained in the Plan shall prevent the Corporation or a Subsidiary from adopting or continuing in effect other or additional compensation plans or arrangements.

14.5           No Rights to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Corporation or any Subsidiary, nor will it affect in any way the right of the Corporation or a Subsidiary to terminate a Participant's employment at any time, with or without cause.  In addition, the Corporation or a Subsidiary may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan.

14.6           Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

14.7           No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation or any Subsidiary and a Participant or any other person.  To the extent that any person acquires a right to receive payments from the Corporation or a Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation or the Subsidiary.

14.8           Securities Matters.  The Corporation shall not be required to deliver any stock grant awards until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Corporation to be applicable are satisfied.

14.9           No Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan.  Any fractional share otherwise payable under the Plan shall be settled in the form of cash.

14.10           Headings.  Headings are given to the Articles, Sections and Subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

14.11           Nontransferability.  No Award or other benefit payable at any time under the Plan will be subject in any manner to alienation, sale, transfer, assignment, pledge, levy, attachment, or encumbrance of any kind.

14.12           No Other Agreements.  The terms and conditions set forth herein constitute the entire understanding of the Corporation, the Subsidiaries and the Participants with respect to the matters addressed herein.

14.13           Incapacity.  In the event that any Participant is unable to care for his or her affairs because of illness or accident, any payment due may be paid to the Participant's spouse, parent, brother, sister, adult child, or other person deemed by the Corporation to have incurred expenses for the care of the Participant, unless a duly qualified guardian or other legal representative has been appointed.

14.14           Release.  Any payment of benefits to or for the benefit of a Participant that is made in good faith by the Corporation in accordance with the Corporation's interpretation of its obligations hereunder, shall be in full satisfaction of all claims against the Corporation and all Subsidiaries for benefits under the Plan to the extent of such payment.

14.15           Notices.  Any notice permitted or required under the Plan shall be in writing and shall be hand-delivered or sent, postage prepaid, by first class mail, or by certified or registered mail with return receipt requested, to the Board, if to the Corporation, or to the address last shown on the records of the Corporation, if to a Participant.  Any such notice shall be effective as of the date of hand-delivery or mailing.

14.16           Successors.  All obligations of the Corporation under the Plan shall be binding upon and inure to the benefit of any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Corporation.

APPENDIX C

HNI CORPORATION
LONG-TERM PERFORMANCE PLAN

As Amended and Restated Effective February 17, 2010
(subject to shareholder approval for certain provisions)

HNI CORPORATION
LONG-TERM PERFORMANCE PLAN

I.           AMENDMENT AND RESTATEMENT

1.1           Amendment and Restatement.  HNI Corporation, an Iowa corporation (the "Corporation"), established this HNI Corporation Long-Term Performance Plan (the "Plan) effective February 14, 2000.  The Corporation has amended and restated the Plan from time to time, most recently effective January 1, 2005.  The Corporation hereby again amends and restates the Plan, effective February 17, 2010 (the "Restatement Date"), to accomplish certain changes in its form and operation.  Certain changes made to the Plan pursuant to this restatement are subject to shareholder approval, as described in Section 1.3.

1.2           Purpose.  The purpose of the Plan is to promote the attainment of the Corporation's performance goals by providing incentive compensation for certain designated key executives and employees of the Corporation and its Subsidiaries.

1.3           Application of the Plan.   The terms of the Plan, as amended and restated herein, apply to Performance Awards for Performance Periods beginning on or after the Restatement Date.  Notwithstanding the foregoing, certain changes made to the Plan by this restatement are subject to, and dependent upon, shareholder approval.  These changes are those made to the definition of "Performance Measures," as described in Section 2.1(m) and to the dollar limit set forth in Section 4.1 (from $3,000,000 to $5,000,000).  The changes to the definition of "Performance Measures" shall not apply until the shareholders of the Corporation approve these changes at their first annual meeting that occurs after the Restatement Date.  Prior to that date, or if the shareholders do not to approve the changes, the terms of the Plan defining Performance Measures, as in effect prior to the Restatement Date, shall continue to apply.  If the shareholders of the Corporation do not approve the increase in the dollar limit, then the $3,000,000 dollar limit shall continue to apply.

II.           DEFINITIONS, GENDER AND NUMBER

2.1           Definitions.  Whenever used in the Plan, the following terms shall have the meaning set forth below and, when the defined meaning is intended, the term is capitalized:

(a)             "Award" means an incentive award granted under the Plan pursuant to Article 4.

(b)             "Board" means the Board of Directors of the Corporation.

(c)             "Change in Control" means:

(i)           the acquisition by any individual, entity or group (with the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control:  (I) any acquisition directly from the Corporation; (II) any acquisition by the Corporation; (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation; or (IV) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this paragraph; or

(ii)           individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease during a 12-month period for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)           consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination:  (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Voting Securities; (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination, if such change in the members of the Board was not indorsed by a majority of the members of the Incumbent Board.

(d)             "Chief Executive Officer" means the Chief Executive Officer of the Corporation.

(e)             "Chief Financial Officer" means the Chief Financial Officer of the Corporation.

(f)             "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(g)             "Committee" means the Committee designated by the Board, consisting of two or more members of the Board, each of whom shall be:  (i) a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934; and (ii) an "outside director" within the meaning of Section 162(m) of the Code.

(h)             "Corporation" means HNI Corporation, an Iowa corporation.

(i)             "Disability or Disabled," with respect to a Participant, means that the Participant satisfies the requirements to receive long-term disability benefits under the Corporation-sponsored group long-term disability plan in which the Participant participates without regard to any waiting periods, or that the Participant has been determined by the Social Security Administration to be eligible to receive Social Security disability benefits.  A Participant shall not be considered to be Disabled unless the Participant furnishes proof of the Disability to the Corporation in such form and manner as the Corporation may require.

(j)             "Earned Performance Award" means the Award, if any, payable to a Participant at the end of the Performance Period.

(k)             "162(m) Employee,"  for a Performance Period, means a "covered employee" of the Corporation within the meaning of Section 162(m)(3), or any subsequent authority, for the Performance Period, or any individual whom the Committee in its judgment determines is likely to be a "covered employee" for the Performance Period.

(l)             "Fiscal Year" means the Corporation's fiscal year.

(m)             "Operating Unit" means either: (i) the Corporation as a whole; (ii) an individual Subsidiary, division, store, or other business unit of the Corporation; or (iii) a grouping of business units that employs the individuals that have been approved to participate in the Plan by the Board.

(n)             "Participant," for any Performance Period, means a person who is designated by the Board to receive benefits under the Plan for such Performance Period who is at the time an officer, executive, or other employee of the Corporation or any one or more of its Subsidiaries, or who has agreed to commence serving in any such capacity.

(o)             "Performance Measure" "Performance Measure" means performance goals or goals established for the Operating Unit, division or other business unit of an Operating Unit, or any of them, for each Performance Period, in each case as established pursuant to Section 5.  A Performance Measure may take into account such criteria as the Board determines to be appropriate.

Notwithstanding the preceding sentence, in the case of a 162(m) Employee, the Performance Measure shall be based exclusively on one or more of the following corporate-wide or Subsidiary, division, or Operating Unit financial measures:  (1) pre-tax profit or after-tax gross profit; (2) operating income; (3) operating profit; (4) earnings before interest, taxes, depreciation and amortization; (5) income before taxes; (6) net income; (7) revenue; (8) cash flow; (9) return on invested capital; (10) return on net assets; (11) pre-tax or after tax profit margin;  (12) pre-tax or after-tax profit growth; (13) revenue growth; (14) stock price; and (15) economic profit.  In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding Award in recognition of unusual or nonrecurring events affecting the Corporation or its financial statements or changes in law or accounting principles.  Each goal described above may be expressed on an absolute or relative basis, may be based on or otherwise employ comparisons based on current internal targets, the past performance of the Corporation (including the performance of one or more Subsidiaries, divisions, or Operating Units) or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital (including, but limited to, the cost of capital), shareholders' equity and/or shares outstanding, or to assets or net assets.

(p)           "Performance Period" means a period of two or more consecutive Fiscal Years, as determined by the Board, commencing on the first day of a Fiscal Year or other period as selected by the Board.

(q)           "Restatement Date" means February 17, 2010.

(r)           "Retirement" means the Participant's termination of employment with the Corporation and its Subsidiaries after the attainment of age 65, or age 55 with ten years of service with the Corporation or a Subsidiary, provided, however, that the Chief Executive Officer, in his or her discretion, may waive or reduce the ten-year service requirement with respect to a Participant.  Notwithstanding the preceding sentence, only the Committee has discretion to waive or reduce the ten-year service requirement with respect to the Chief Executive Officer.

(s)           "Stock Plan" means the HNI Corporation 2007 Stock-Based Compensation Plan.

(t)           "Target Performance Award" means the dollar Award established for a Participant if the Performance Measure applicable to the Participant is achieved.

(u)           "Subsidiary" means any corporation, joint venture, partnership, limited liability company, unincorporated association or other entity in which the Corporation has a direct or indirect ownership or other equity interest and directly or indirectly owns or controls 50 percent or more of the total combined voting or other decision-making power.

2.2           Gender and Number.  Except as otherwise indicated by context, masculine terminology used herein also includes the feminine and neuter, and terms used in the singular may also include the plural.

III.           ELIGIBILITY AND PARTICIPATION

3.1           Eligibility.  Except as otherwise provided in this Section 3, an employee of the Corporation or one of its Subsidiaries will become a Participant for a particular Performance Period to the extent designated by the Board, or by the Chief Executive Officer if the Board delegates such authority to the Chief Executive Officer.

3.2           Participation.  The Corporation will:  (i) notify each eligible employee who has been selected to participate in the Plan that he or she is a Participant under the Plan for such Performance Period; and (ii) communicate in writing to each Participant the Target Performance Award granted to the Participant pursuant to Article 4 and the Performance Measure applicable to such Participant for such Performance Period pursuant to Article 5.

3.3           Participation After Commencement of Performance Period.  An employee who first becomes eligible to participate after the beginning of a particular Performance Period will become a Participant for such Performance Period only in accordance with this Section 3.2.  The Board, or the Chief Executive Officer if the Board delegates such authority to the Chief Executive Officer, may allow participation for a portion of such Performance Period for such employee on such terms and conditions as the Board (or the Chief Executive Officer) may determine.

3.4           Missing Persons.  Each Participant eligible to receive an Award shall be obligated to keep the Corporation informed of his or her current address until the Award has been paid to him or her.  If, after having made reasonable efforts to do so, the Corporation is unable to locate the Participant for purposes of making a distribution, the Award will be forfeited.  If the missing Participant is located after the date of the forfeiture, the Award will not be reinstated.

IV.           AWARDS

4.1           Earned Performance Award.  Each eligible Participant may earn an Earned Performance Award as hereinafter provided.  The performance of the Operating Unit during a particular Performance Period will be measured using the Performance Measure established for that Performance Period by the Board in accordance with Section 5.  In the event such performance for such Performance Period is below the minimum Performance Measure established therefore, no Earned Performance Award will be paid to Participants in respect thereof.  In no event shall an Earned Performance Award exceed $5,000,000.

4.2           Target Performance Award. Each Participant shall be assigned a Target Performance Award at the beginning of the Performance Period, as determined by the Board.  The Target Performance Award will be expressed as a percentage of the Participant's base pay at the time the Target Performance Award is assigned.  The actual award payable to a Participant at the end of the Performance Period will be determined by applying the percentage achievement of the Performance Measure and multiplying that result against the Target Performance Award to determine the Earned Performance Award.

4.3           Other Awards.  In addition to Awards conditioned on satisfaction of the Performance Measures described in Section 2(o), the Committee may from time to time in its discretion grant Awards under the Plan conditioned on satisfaction of other criteria, such as remaining employed by the Corporation on a continuous basis through the end of a Performance Period.  With respect to these Awards (and only with respect to these Awards), the term "Performance Measure" shall include such criteria, notwithstanding anything in Section 2(o) to the contrary.  Any such Award shall be governed by the terms of the Plan (as modified herein) and any agreement provided to the Participant in connection with the Award.

V.           PERFORMANCE MEASURES

           5.1           Performance Measures.  The Board will approve for each Performance Period the applicable Performance Measure.  Such Performance Measure may be adjusted during a Performance Period to prevent dilution or enlargement of an Award as a result of extraordinary events or circumstances as determined by the Board or to exclude the effects of extraordinary, unusual or nonrecurring events, changes in accounting principles, discontinued operations, acquisitions, divestitures and material restructuring charges.

           5.2           162(m) Employees.  Notwithstanding anything in the Plan to the contrary, except for Awards granted pursuant to Section 4.3, in the case of a Participant who is a 162(m) Employee, a Performance Measure must be pre-established by the Committee, must be objective, and must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable if the Performance Measure is attained.  A Performance Measure is considered "pre-established" for purposes of this paragraph if it is established in writing by the Committee no later than 90 days after the commencement of a Performance Period, provided that the outcome is substantially uncertain at the time the Committee actually establishes the Performance Measure.  However, in no event will a Performance Measure be considered to be pre-established if it is established after 25 percent of a Performance Period has elapsed.  A Performance Measure is considered "objective" if a third party having knowledge of the relevant facts could determine whether the Performance Measure is met.  A formula or standard is considered "objective" if a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Participant.  No Award to a 162(m) Employee shall be paid unless and until the Committee has certified that the Performance Measures for the Performance Period have been satisfied.

VI.           PAYMENT OF AWARDS

6.1           Time and Form of Payment.  Subject to Sections 8 and 9, the value of the Earned Performance Award with respect to a Performance Period will be paid on the first day of the Corporation's March fiscal month following the end of the Performance Period, provided the Participant is employed by the Operating Unit as of the last day of such Performance Period.  Payment of the Earned Performance Award shall be made in cash or as a stock grant award under the Stock Plan, as determined by the Board in its discretion.   The number of shares of stock to be paid shall be determined by dividing the cash amount of the Award (or, portion thereof) by the Fair Market Value (as determined pursuant to the Stock Plan) of a share of the Corporation's common stock on the date the Award is paid.

The Board may reduce the amount of, or completely eliminate, an Earned Performance Award otherwise payable to a Participant for a Performance Period if the Board determines that due to the Participant's performance or behavior during or immediately following such Performance Period the Participant should not be entitled to the Earned Performance Award.

6.2           Special Rules for Chief Executive Officer and Chief Financial Officer.  All Earned Performance Awards payable to the Chief Executive Officer and Chief Financial Officer under the Plan are subject to forfeiture as provided in Section 304 of the Sarbanes-Oxley Act of 2002, and the implementing rules and regulations.

VII.           TERMINATION OF EMPLOYMENT

7.1           Termination Due to Death, Disability or Retirement.  If a Participant terminates employment with the Corporation and its Subsidiaries due to death, Disability or Retirement occurring before the last day of a Performance Period, the Participant's Earned Performance Award, if any, will be paid on the first day the Corporation's March fiscal month following the end of the Performance Period, and the value of such Award shall be equal to the product of:  (i) the Earned Performance Award the Participant would have received had the Participant remained employed through the end of the Performance Period; multiplied by (ii) a fraction, the numerator of which is the number of months in the Performance Period that occurred prior to such termination of employment, and the denominator of which is the total number of months in such Performance Period.  For these purposes, a Participant will be credited with a month during a Performance Period only if he or she is employed for at least 15 days during the month.

7.2           Termination Other than Due to Death, Disability or Retirement.  Except as provided in Section 8, if a Participant's employment with the Corporation and its Subsidiaries terminates for any reason other than death, Disability or Retirement before the last day of a Performance Period, the Participant will not be entitled to any payment or Award under the Plan unless otherwise determined by the Board.

VIII.           CHANGE IN CONTROL

In connection with a Change in Control, the value of each Target Performance Award shall be determined by the Board prior to the effective date of the Change in Control, and each Participant's Target Performance Award will become payable without proration within 30 days after such date.

IX.           SALE OF OPERATING UNIT

9.1           Sale of Subsidiary.  Except as provided in Article 8, in the event of a Change in Control of a Subsidiary (determined by applying the "Change in Control" definition set forth in Section 2.1(c) substituting the Subsidiary for the Corporation) with respect to each Participant employed by such Subsidiary on the date of the Change in Control, the value of each Award shall be determined as of the date of the Change in Control by the Board based on the percentage of the Performance Measure completed as of the date of the Change in Control, the number of months of the Performance Period completed at the date of the Change in Control, the actual purchase price of the Subsidiary and such other factors as the Board deems relevant in light of the circumstances of the sale.  Payments pursuant to this Section 9 shall be made 60 days after the date of the Change in Control.  For these purposes, a month will be considered to have been completed at the time of the Change in Control only if the Change in Control occurs later than the 14th day of the month.

9.2           Sale of Other Operating Unit.  Except as provided in Article 8, in the event of the sale of all or substantially all of the assets of an Operating Unit that is not a Subsidiary, with respect to each Participant employed by such Operating Unit on the date of the sale and who has a "separation from service" with the Corporation due to such sale, the value of each Award shall be determined as of the date of the sale by the Board based on the percentage of the Performance Measure completed as of the date of the sale, the number of months of the Performance Period completed at the date of the sale, the actual purchase price of the Operating Unit and such other factors as the Board deems relevant in light of the circumstances of the sale.  Payments pursuant to this Section 9.2 shall be made 60 days after the date of the separation from service, except if the Participant is a specified employee, in which case distribution will be made on the date immediately following the six-month anniversary of the separation from service.  For these purposes, a month will be considered to have been completed at the time of the sale only if the sale occurs later than the 14th day of the month; "separation from service" shall mean the Participant's separation from service with the Corporation and all of its affiliates, within the meaning of Section 409A(a)(2)(A)(i) of the Code and the regulations thereunder; and "specified employee" shall have the meaning set forth in the HNI Corporation Executive Deferred Compensation Plan.

X.           TRANSFERS AND CHANGE IN RESPONSIBILITIES

If a Participant's responsibilities materially change or the Participant is transferred during a Performance Period to another Operating Unit or to a position that is not designated or eligible to participate in the Plan, the Corporation may, as determined by the Board, either:  (a) continue the Participant's participation in the Plan and establish a new Target

Performance Award and Performance Measure for the Participant with respect to his or her new position; or (b) terminate the Participant's participation in the Plan and, as of the date of such change or transfer, prorate the Participant's Target Performance Award on the basis of the ratio of the number of months of the Participant's participation during the Performance Period to which such Target Performance Award relates to the aggregate number of months in such Performance Period.  For these purposes, a Participant will be considered to have participated for a month during a Performance Period only if he or she participated for at least 15 days during the month.  If the Participant's participation in the Plan is not terminated pursuant to (b), above, then the Participant's Earned Performance Award will be prorated on the basis of the number of months of service by the Participant at each Operating Unit during the Performance Period.  For these purposes, a Participant will be credited with a month of service at an Operating Unit only if he or she was employed by the Operating Unit for at least 15 days during the month.   Notwithstanding any provision of the Plan to the contrary, no such change or transfer shall change the time or form of payment of the Earned Performance Award.

XI.           ADMINISTRATION

           11.1           Administration.  The Plan shall be administered by the Board.  In addition to the other powers granted under the Plan, the Board shall have all powers necessary to administer the Plan, including, without limitation, powers:

  (a)           to interpret the provisions of the Plan; and

  (b)           to establish rules for the administration of the Plan and to prescribe any forms required to administer the Plan.

11.2           Actions of the Board.  The Board has total and complete discretionary authority to determine conclusively for all parties all questions arising in the administration of the Plan, to interpret and construe the terms of the Plan, and to determine all questions of eligibility and status of employees and Participants under the Plan and their interests. All determinations, interpretations, rules and decisions of the Board including those made or established by any person or entity to whom the Board has delegated duties, responsibilities or authority (if made or established pursuant to such delegation), are conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

11.3           Delegation.  The Board or any officer or other employee of the Corporation designated by the Board, shall have the power to delegate specific duties and responsibilities to officers or other employees of the Corporation or other individuals or entities.  Any delegation may be rescinded by the Board at any time.  Each person or entity to whom a duty or responsibility has been delegated shall be responsible for the exercise of such duty or responsibility and shall not be responsible for any act or failure to act of any other person or entity.

11.4           Expenses.  Each Operating Unit shall reimburse the Corporation for the amount of the Award that is awarded and paid to Participants for services to such Operating Unit, as determined by the Board.

11.5           Indemnification and Exculpation.  The agents, officers, directors, and employees of the Corporation and its Subsidiaries  shall be indemnified and held harmless by the Corporation against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by them in settlement (with the Corporation's written approval) or paid by them in satisfaction of a judgment in any such action, suit or proceeding.  The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person's gross negligence or willful misconduct.

11.6           Powers of Committee.  The Board may delegate all or any part of its power and authority under the Plan to the Committee.  Notwithstanding anything in the Plan to the contrary, however, except for Awards granted pursuant to Section 4.3, in the case of any 162(m) Employee, the Committee shall have sole and exclusive authority to:  (a) establish the Performance Measures for such employee; (b) determine and certify the achievement of the Performance Measures for such employee, and (iii) make any other discretionary decision affecting such employee.  Except for Awards granted pursuant to Section 4.3, the administration of all aspects of the Plan applicable to Awards to 162(m) Employees is intended to comply with the exception under Section 162(m) of Code, as amended, for qualified performance-based compensation and shall be construed, applied and administered accordingly.

XII.           AMENDMENT AND TERMINATION

The Plan may be amended or terminated from time to time by the Board.   In the event the Plan is terminated before the last day of a Performance Period, the Earned Performance Award otherwise payable for such Performance Period will be prorated on the basis of the ratio of the number of months in such Performance Period prior to such termination to the aggregate number of months in such Performance Period and will be paid only after the end of such Performance Period, which will be deemed to continue until the expiration thereof as if the Plan had not been terminated.  For these purposes, a month will be considered to have been completed at the time of the amendment or termination only if the amendment or termination is effective later than the 14th day of the month.

The Plan will be terminated in the event the shareholders of the Corporation approve a complete liquidation or dissolution of the Corporation that will be taxed under Section 331 of the Code.  In such case, the value of each Target Performance Award shall be determined by the Board prior to the effective date of the dissolution, and each Participant's Target Performance Award will become payable upon such dissolution.

XIII.           WITHHOLDING

         The Corporation may take such action as it deems appropriate to withhold or collect from a Participant the applicable federal, state, local or foreign payroll, withholding, income or other taxes that are required to be withheld or collected by the Corporation or Subsidiary upon the payment of an Award.  The Corporation may withhold shares of stock paid pursuant to Article 6 having a Fair Market Value equal to the amount necessary to satisfy the Corporation's or Subsidiary's minimum statutory withholding requirements upon the payment of an Award in the form of a stock grant award that otherwise would have been delivered to a Participant.  The Corporation may, subject to any terms and conditions that the Board or Committee may adopt, permit a Participant to elect to pay all or a portion of the minimum statutory income withholding taxes by:  (a) having the Corporation withhold shares of stock otherwise to be delivered upon the payment of an Award with a Fair Market Value equal to the amount of such taxes, or (b) paying cash.  Any such election must be made on or before the date that the amount of tax to be withheld is determined.  For purposes hereof, "Fair Market Value" shall have the same meaning as in the Stock Plan.

XIV.           MISCELLANEOUS

14.1           No Rights to Awards.  No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

14.2           Rights as Stockholder.  No person shall have any right as a stockholder of the Corporation with respect to any Shares or other equity security of the Corporation which is granted pursuant to an Award hereunder unless and until such person becomes a stockholder of record with respect to such shares or equity security.

14.3           Governing Law.  The Plan, each Award hereunder, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Iowa and construed in accordance therewith without giving effect to principles of conflicts of laws.  Notwithstanding anything in the Plan to the contrary, the Plan is intended to comply with, or to fit within an exception under, Sections 409A of the Code and the regulations and other guidance of general applicability thereunder, and shall at all times be interpreted in accordance with such intent.  Any provision of the Plan to the contrary herein is without effect.

14.4           No Limit on Compensation Plans or Arrangements.  Nothing contained in the Plan shall prevent the Corporation of a Subsidiary from adopting or continuing in effect other or additional compensation plans or arrangements.

14.5           No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Corporation or any Subsidiary, nor will it affect in any way the right of the Corporation or a Subsidiary to terminate a Participant's employment at any time, with or without cause.  In addition, the Corporation or a Subsidiary may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan.

14.6           Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

14.7           No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation or any Subsidiary and a Participant or any other person.  To the extent that any person acquires a right to receive payments from the Corporation or a Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation or the Subsidiary.

14.8           Securities Matters.  The Corporation shall not be required to deliver any stock grant awards until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Corporation to be applicable are satisfied.

14.9           No Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan.  Any fractional share otherwise payable under the Plan shall be settled in the form of cash.

14.10           Headings.  Headings are given to the Articles, Sections and Subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

14.11           Nontransferability.  No Award or other benefit payable at any time under the Plan will be subject in any manner to alienation, sale, transfer, assignment, pledge, levy, attachment, or encumbrance of any kind.

14.12           No Other Agreements.  The terms and conditions set forth herein constitute the entire understanding of the Corporation, the Subsidiaries and the Participants with respect to the matters addressed herein.

14.13           Incapacity.  In the event that any Participant is unable to care for his or her affairs because of illness or accident, any payment due may be paid to the Participant's spouse, parent, brother, sister, adult child or other person deemed by the Corporation to have incurred expenses for the care of the Participant, unless a duly qualified guardian or other legal representative has been appointed.

14.14           Release.  Any payment of benefits to or for the benefit of a Participant that is made in good faith by the Corporation in accordance with the Corporation's interpretation of its obligations hereunder, shall be in full satisfaction of all claims against the Corporation and all Subsidiaries for benefits under the Plan to the extent of such payment.

14.15           Notices.  Any notice permitted or required under the Plan shall be in writing and shall be hand-delivered or sent, postage prepaid, by first class mail, or by certified or registered mail with return receipt requested, to the Committee, if to the Corporation, or to the address last shown on the records of the Corporation, if to a Participant.  Any such notice shall be effective as of the date of hand-delivery or mailing.

14.16           Successors.  All obligations of the Corporation under the Plan shall be binding upon and inure to the benefit of any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and or assets of the Corporation.

To Our Shareholders:

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

We provide our annual reports, notices to shareholders of annual meetings and proxy statements over the internet for shareholders who consent.  To consent to access these documents over the internet, please check the CONSENT box on the reverse side of this proxy card.  These documents will be available on or about March 26, 2010 on our website at www.hnicorp.com, under "Investor Information – Annual & Quarterly Reports" and "Investor Information – Proxy Report."  Once you give your consent, it will remain in effect until you notify the Corporation's transfer agent, Wells Fargo Bank, N.A., Attention:  Wells Fargo Shareowner Services, 160 N. Concord Exchange, South St. Paul, Minnesota 55075-1139, you wish to resume mail delivery.  Even though you give your consent, you still have the right at any time to request copies of these documents by writing to the Corporate Secretary at HNI Corporation, 408 East Second Street, Muscatine, Iowa 52761 or calling the Corporation's Assistant Corporate Secretary at 563/272-7590.

WE ENCOURAGE YOU TO CONSENT TO RECEIVE DOCMENTS ELECTRONICALLY.  THIS WILL HELP HNI CORPORATION REDUCE PRINTING AND POSTAGE COSTS.

Thank you.

HNI Corporation
408 East Second Street
Muscatine, IA 52761                                                                                      proxy

Notice of 2010 Annual Meeting of Shareholders

Common Stock Proxy Solicited by Board of Directors for Annual Meeting of Shareholders on May 11, 2010.

The undersigned acknowledges receipt of a Notice of Annual Meeting and Proxy Statement dated March 26, 2010 and appoints Steven M. Bradford and Kurt A. Tjaden, or either of them, with full power of substitution, as the proxies and attorneys of the undersigned, to vote all shares of common stock, par value $1.00 per share, of HNI Corporation, which the undersigned is entitled to vote at the annual meeting of shareholders of HNI Corporation to be held at the Holiday Inn, 2915 N. Highway 61, Muscatine, Iowa on May 11, 2010 at 10:30 a.m. and any adjournment thereof.  The proxies are directed to vote as checked on the reverse side on the proposed matters or in the absence of an instruction to the contrary, this proxy will be voted "FOR" all proposals.

This proxy card also provides for shares of common stock, if any, held for the account of the undersigned by Fidelity Management Trust Company as Trustee of the HNI Corporation Profit-Sharing Retirement Plan.  You may instruct the Trustee how to vote your shares as indicated on this proxy card.  If you fail to give voting instructions to the Trustee, your shares will be voted by the Trustee in the same proportion as the shares for which valid instructions have been received.

The Board of Directors knows of no other matters that may properly be, or that are likely to be, brought before the meeting.  However, if any other matters are properly brought before the meeting or any adjournment thereof, the proxies will vote on such matter in their discretion.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE.  The proxies cannot vote your shares unless you sign and return this proxy card.

(Items to be voted appear on reverse side.)

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE AND RETURN THIS PROXY CARD.

Ä Please detach here Ä

The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4 and 5.

1.  Election of Directors:   01 Mary H. Bell                  03 Dennis J. Martin                                           ☐ Vote FOR      ☐ Vote AGAINST
                                             02 James R. Jenkins           04 Abbie J. Smith                                                         all nominees            all nominees
                                                                                               (except as marked)

(Instructions: To vote against any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Approval of the HNI Corporation 2007 Stock-Based Compensation Plan,                                    ☐ For          ☐ Against     ☐ Abstain
    as amended and restated.
3. Approval of the HNI Corporation Annual Incentive Plan (f/k/a HNI Corporation                       ☐ For          ☐ Against     ☐ Abstain
    Executive Bonus Plan, as amended and restated.
4. Approval of the HNI Corporation Long-Term Performance Plan, as amended and                      ☐ For         ☐ Against      ☐ Abstain
    restated.
5. Ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the                          ☐     For          ☐ Against      ☐    Abstain
    Corporation's independent registered public accountant for Fiscal 2010.

I consent to access all future annual reports, notices of annual meetings and proxy statements issued
by the Corporation over the internet, unless contrary notice is given to the Corporation's transfer agent.         ☐     CONSENT

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box, sign and indicate changes below:   ☐                                                                                    Date___________________________________

                                  Signature(s) in Box
           Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.